Exhibit 10.14 EXECUTION VERSION
Published CUSIP Number for Domestic Revolving Loans: C7078HAB7
Published CUSIP Number for Term Loans: C7078HAC5
Published CUSIP Number for Canadian Revolving Loans: C7078HAD3
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
Dated as of October 28, 2024
among
PRA GROUP, INC.
as a Borrower and a Guarantor,
PRA GROUP CANADA INC.,
as a Borrower
and
A DESIGNATED SUBSIDIARY OF PRA GROUP, INC.
from time to time party hereto as a Borrower,
THE DOMESTIC SUBSIDIARIES OF PRA GROUP, INC.,
as the Guarantors,
THE CANADIAN SUBSIDIARIES OF PRA GROUP CANADA INC.,
as Canadian Guarantors,
TRUIST BANK,
as Administrative Agent, Swing Line Lender and an L/C Issuer,
BANK OF AMERICA, N.A.
MUFG BANK, LTD. f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
FIFTH THIRD BANK,
CAPITAL ONE, N.A.,
DNB MARKETS, INC.,
CITIZENS BANK, N.A.,
REGIONS BANK,
and
KEYBANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents
and
THE OTHER LENDERS PARTY HERETO
TRUIST SECURITIES INC.,
BOFA SECURITIES, INC.,
MUFG BANK, LTD. f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
FIFTH THIRD BANK,
CAPITAL ONE, N.A.,
DNB MARKETS, INC.,
CITIZENS BANK, N.A.,
REGIONS BANK,
and
KEYBANK, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners
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TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms.    1
1.02    Other Interpretive Provisions.    50
1.03    Accounting Terms.    52
1.04    Rounding.    52
1.05    Exchange Rates; Currency Equivalents.    53
1.06    Reserved.    53
1.07    Rates; Licensing.    53
1.08    Times of Day.    54
1.09    Letter of Credit Amounts.    54
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS    54
2.01    Commitments.    54
2.02    Borrowings, Conversions and Continuations of Loans.    56
2.03    Letters of Credit.    62
2.04    Swing Line Loans.    71
2.05    Prepayments.    73
2.06    Termination or Reduction of Revolving Commitments.    77
2.07    Repayment of Loans.    78
2.08    Interest.    79
2.09    Fees.    81
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    81
2.11    Evidence of Debt.    82
2.12    Payments Generally; Administrative Agent’s Clawback.    82
2.13    Sharing of Payments by Lenders.    84
2.14    Cash Collateral.    85
2.15    Defaulting Lenders.    86
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    88
3.01    Taxes.    88
3.02    Illegality.    92
3.03    Inability to Determine Rates.    93
3.04    Increased Costs.    97
3.05    Compensation for Losses.    98
3.06    Mitigation Obligations; Replacement of Lenders.    99
3.07    Survival.    99
ARTICLE IV GUARANTY    99
4.01    The Guaranty.    99
4.02    Obligations Unconditional.    100
4.03    Reinstatement.    102
4.04    Certain Additional Waivers.    103
4.05    Remedies.    103
4.06    Rights of Contribution.    103
4.07    Guarantee of Payment; Continuing Guarantee.    104
4.08    Keepwell.    104
4.09    Appointment of PRA.    104
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    105
5.01    Conditions of Initial Credit Extension.    105

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5.02    Conditions to all Credit Extensions.    107
ARTICLE VI REPRESENTATIONS AND WARRANTIES    108
6.01    Existence, Qualification and Power.    108
6.02    Authorization; No Contravention.    108
6.03    Governmental Authorization; Other Consents.    108
6.04    Binding Effect.    108
6.05    Financial Statements; No Material Adverse Effect.    109
6.06    Litigation.    109
6.07    No Default.    119
6.08    Ownership of Property; Liens.    110
6.09    Environmental Compliance.    110
6.10    Insurance.    111
6.11    Taxes.    111
6.12    ERISA Compliance and Canadian Pension Plans.    111
6.13    Subsidiaries.    112
6.14    Margin Regulations; Investment Company Act.    112
6.15    Disclosure.    112
6.16    Compliance with Laws.    113
6.17    Intellectual Property; Licenses, Etc.    113
6.18    Solvency.    113
6.19    Perfection of Security Interests in the Collateral.    113
6.20    Business Locations.    114
6.21    Labor Matters.    114
6.22    OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws.    114
6.23    Canadian Borrower.    114
6.24    Affected Financial Institution.    115
6.25    Covered Entity.    115
ARTICLE VII AFFIRMATIVE COVENANTS    115
7.01    Financial Statements.    115
7.02    Certificates; Other Information.    116
7.03    Notices.    118
7.04    Payment of Obligations.    118
7.05    Preservation of Existence, Etc.    119
7.06    Maintenance of Properties.    119
7.07    Maintenance of Insurance.    119
7.08    Compliance with Laws.    119
7.09    Books and Records.    119
7.10    Inspection Rights.    120
7.11    Use of Proceeds.    120
7.12    Additional Subsidiaries.    120
7.13    ERISA Compliance.    121
7.14    Pledged Assets.    121
7.15    Post-Closing Obligations.    122

ARTICLE VIII NEGATIVE COVENANTS    122
8.01    Liens.    122
8.02    Investments.    125
8.03    Indebtedness.    127

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8.04    Fundamental Changes.    129
8.05    Dispositions.    130
8.06    Restricted Payments.    131
8.07    Change in Nature of Business.    133
8.08    Transactions with Affiliates.    133
8.09    Burdensome Agreements.    134
8.10    Use of Proceeds.    134
8.11    Financial Covenants.    135
8.12    Capital Expenditures.    135
8.13    Prepayment of Other Indebtedness, Etc.    135
8.14    Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.    135
8.15    Ownership of Subsidiaries.    135
8.16    Foreign Assets Control Regulations.    136
8.17    Sanctions.    136
8.18    Anti-Corruption Laws.    136
8.19    Canadian Pension Plans    136
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES    137
9.01    Events of Default.    137
9.02    Remedies Upon Event of Default.    139
9.03    Application of Funds.    139
ARTICLE X AGENTS    141
10.01    Appointment and Authority.    141
10.02    Rights as a Lender.    141
10.03    Exculpatory Provisions.    142
10.04    Reliance by Agent.    142
10.05    Delegation of Duties.    143
10.06    Resignation of an Agent.    143
10.07    Non-Reliance on Agent and Other Lenders.    144
10.08    No Other Duties; Etc.    144
10.09    Agent May File Proofs of Claim.    145
10.10    Collateral and Guaranty Matters.    145
10.11    Treasury Management Banks and Swap Banks.    146
10.12    Certain ERISA Matters.    146
10.13    Recovery of Erroneous Payments.    147
ARTICLE XI MISCELLANEOUS    150
11.01    Amendments, Etc.    150
11.02    Notices and Other Communications; Facsimile Copies.    153
11.03    No Waiver; Cumulative Remedies; Enforcement.    155
11.04    Expenses; Indemnity; and Damage Waiver.    155
11.05    Payments Set Aside.    157
11.06    Successors and Assigns.    157
11.07    Treatment of Certain Information; Confidentiality.    161
11.08    Set-off.    162
11.09    Interest Rate Limitation.    163
11.10    Counterparts; Integration; Effectiveness.    163
11.11    Survival of Representations and Warranties.    163
11.12    Severability.    163
11.13    Replacement of Lenders.    164

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11.14    Governing Law; Jurisdiction; Etc.    164
11.15    Waiver of Right to Trial by Jury.    165
11.16    Electronic Execution of Assignments and Certain Other Documents.    166
11.17    USA PATRIOT Act.    167
11.18    No Advisory or Fiduciary Relationship.    167
11.19    Release of Collateral and Guarantee Obligations.    167
11.20    Amendment and Restatement.    168
11.21    Limitation on Obligations of Canadian Borrower.    168
11.22    Judgment Currency.    169
11.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    169
11.24    New Lenders.    169
11.25    Acknowledgement Regarding Any Supported QFCs.    170

SCHEDULES
2.01    Commitments and Applicable Percentages
6.10    Insurance
6.11    Tax Sharing Agreements
6.13    Subsidiaries
6.17    IP Rights
6.20(a)    Taxpayer and Organizational Identification Numbers
6.20(b)    Changes in Legal Name, State of Formation and Structure
8.01    Liens Existing on the Restatement Date
8.02    Investments Existing on the Restatement Date
8.03    Indebtedness Existing on the Restatement Date
11.02    Certain Addresses for Notices
EXHIBITS
A    Form of Loan Notice
B    Form of Swing Line Loan Notice
C-1    Form of Domestic Revolving Note
C-2    Reserved
C-3    Form of Canadian Revolving Note
C-4    Form of Designated Borrower Revolving Note
D        Form of Swing Line Note
E-1    Form of Term Note
E-2    Form of Incremental Term Note
F    Form of Compliance Certificate
G    Form of Joinder Agreement
H    Form of Assignment and Assumption
I    Form of Borrowing Base Certificate
I-2    Form of Canadian Borrowing Base Certificate
J    Forms of U.S. Tax Compliance Certificates
K    Form of Incremental Term Loan Lender Joinder Agreement
L    Form of Designated Borrower Joinder Agreement
M    Form of Prepayment Notice

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 28, 2024 among PRA GROUP, INC. (“PRA”), PRA GROUP CANADA INC., a Canadian corporation amalgamated under the Canada Business Corporations Act (the “Canadian Borrower”), a certain designated Subsidiary of PRA from time to time party hereto pursuant to Section 2.02(f)(iii) (the “Designated Borrower”, and, together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors (defined herein), the Lenders (defined herein), and TRUIST BANK, as Administrative Agent, Swing Line Lender and an L/C Issuer.
WHEREAS, the Borrowers, the lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent, L/C Issuer and Swing Line Lender, have entered into that certain Amended and Restated Credit Agreement dated as of May 5, 2017 (as amended or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the parties to the Existing Credit Agreement wish to amend and restate the Existing Credit Agreement to make certain amendments and modifications, all as more fully set forth herein;
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Account Debtor” means any person or persons that are an obligor in any contractual arrangement for amounts due to PRA, the Canadian Borrower, any Guarantor or any co-signor in respect of such contractual arrangement.
“Accounts” means all accounts (as such term is defined in Article 9 of the UCC or, with respect to the Canadian Borrower, the PPSA) owned by PRA, the Canadian Borrower or any Guarantor and all accounts in which PRA, the Canadian Borrower or any Guarantor has any rights (including, without limitation, rights to grant a security interest in accounts owned by other persons), both now existing and hereafter owned, acquired and arising; and, to the extent not included in the term accounts as so defined, all accounts receivable, health-care-insurance receivables, credit and charge card receivables, bills, acceptances, documents, choses in action, chattel paper (both tangible and electronic), promissory notes and other instruments, deposit accounts, license fees payable for use of software, commercial tort claims, letter of credit rights and letters of credit, rights to payment for money or funds advanced or sold other than through use of a credit card, lottery winnings, rights to payment with respect to investment property, general intangibles and other forms of obligations and rights to payment of any nature, now owing to PRA, the Canadian Borrower or any Guarantor and hereafter arising and owing to PRA, the Canadian Borrower or any Guarantor, together with (i) the proceeds of all of the accounts and other property and property rights described hereinabove, including all of the proceeds of PRA’s, the Canadian Borrower’s or any Guarantor’s rights with respect to any of its goods and services represented thereby, whether delivered or returned by customers, and all rights as an unpaid vendor and lienor, including rights of stoppage in transit and of recovering possession by any proceedings, including replevin and reclamation,

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and (ii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing; including, without limitation, an account established for a bank credit card, retail credit card, consumer installment loan, defaulted auto loans or lines of credit in the name of an Account Debtor, as set forth and described in a Purchase Agreement, and all unpaid balances due from such Account Debtor, together with all available documents evidencing such Account Debtor’s agreement to make payment of such unpaid balances, including without limitation each available credit card application or agreement, and each available promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay of an Account Debtor, all as described and referred to in a Purchase Agreement.
“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise. For the avoidance of doubt, purchases of debt portfolios in the ordinary course of business shall not be considered Acquisitions.
“Administrative Agent” means Truist Bank (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify PRA and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means the Administrative Agent.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 11.22.
“Aggregate Canadian Revolving Commitments” means the Canadian Revolving Commitments of all the Canadian Revolving Lenders. The aggregate principal amount of the Aggregate Canadian Revolving Commitments in effect on the Restatement Date is ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000).
“Aggregate Designated Borrower Revolving Commitments” means the Designated Borrower Revolving Commitments of all the Lenders.

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“Aggregate Domestic Revolving Commitments” means the Domestic Revolving Commitments of all the Domestic Revolving Lenders. The aggregate principal amount of the Aggregate Domestic Revolving Commitments in effect on the Restatement Date is NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000).
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to any Loan Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), or any other applicable anti-corruption law.
“Anti-Money Laundering Laws” means all laws, rules and regulations of any jurisdiction applicable to any Loan Party or any of its Subsidiaries from time to time concerning or relating to terrorism financing, money laundering, any predicate crime to money laundering or terrorist financing and the related financial recordkeeping and reporting requirements, including, without limitation, the USA Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Criminal Code (Canada).
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to CORRA, the applicable administrator for CORRA or Term CORRA or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of CORRA or Term CORRA, in each case acting in such capacity.
“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Domestic Revolving Commitment at any time, the percentage of the Aggregate Domestic Revolving Commitments represented by such Lender’s Domestic Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Domestic Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Domestic Revolving Commitments have expired, then the Applicable Percentage of each Lender holding Domestic Revolving Loans shall be the percentage of the outstanding principal amount of the Domestic Revolving Loans held by such Lender at such time, (b) [reserved], (c) with respect to such Lender’s Canadian Revolving Commitment at any time, the percentage of the Aggregate Canadian Revolving Commitments represented by such Lender’s Canadian Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Canadian Revolving Loans has been terminated pursuant to Section 9.02 or if the Aggregate Canadian Revolving Commitments have expired, then the Applicable Percentage of each Lender holding Canadian Revolving Loans shall be the percentage of the outstanding principal amount of the Canadian Revolving Loans held by such Lender at such time, (d) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage of the outstanding principal amount of the Term Loan held by such Lender at such time, (e) with respect to such Lender’s portion of the outstanding Incremental Term Loan at any time, the percentage of the outstanding principal amount of the Incremental Term Loan held by such Lender at such time and (f) with respect to such Lender’s Designated Borrower Revolving Commitment at any time, the percentage of the Aggregate Designated Borrower Revolving Commitments represented by such Lender’s Designated Borrower Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Designated Borrower Revolving Loans has been terminated pursuant to Section 9.02 or if the Designated Borrower Revolving Commitments have expired, then the

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Applicable Percentage of each Lender holding Designated Borrower Revolving Loans shall be the percentage of the outstanding principal amount of the Designated Borrower Revolving Loans held by such Lender at such time.
“Applicable Rate” means (a) with respect to the Incremental Term Loan, the percentages per annum set forth in the Incremental Term Loan Lender Joinder Agreement, (b) with respect to the Designated Borrower Revolving Loans, the percentages per annum set forth in the Designated Borrower Joinder Agreement, (c) with respect to Domestic Revolving Loans and the Term Loans, a percentage per annum equal to (i) if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.00 based on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.02(a), (x) with respect to Daily Simple SOFR Loans, Term SOFR Loans and Letter of Credit Fees, 2.00% and (y) with respect to Base Rate Loans, 1.00% and (ii) if the Consolidated Senior Secured Leverage Ratio is greater than 1.60 to 1.00 based on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.02(a), (x) with respect to Daily Simple SOFR Loans, Term SOFR Loans and Letter of Credit Fees, 2.25% and (y) with respect to Base Rate Loans, 1.25%; (d) with respect to Canadian Revolving Loans, a percentage per annum equal to (i) if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.00 based on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.02(a), (x) with respect to Daily Compounded CORRA Loans and Term CORRA Loans, 2.00% and (y) with respect to Canadian Prime Rate Loans, 1.00% and (ii) if the Consolidated Senior Secured Leverage Ratio is greater than 1.60 to 1.00 based on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.02(a), (x) with respect to Daily Compounded CORRA Loans and Term CORRA Loans, 2.25% and (y) with respect to Canadian Prime Rate Loans, 1.25% and (e) with respect to the Unused Fee, (i) if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.00 based on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.02(a), 0.30% and (ii) if the Consolidated Senior Secured Leverage Ratio is greater than 1.60 to 1.00 based on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.02(a), 0.35%.
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Secured Leverage Ratio shall become effective on the first day of the month immediately following the date the applicable Compliance Certificate is delivered; provided, however, if no Compliance Certificate is received on or prior to the date that is five (5) Business Days after such Compliance Certificate was due, then the Applicable Rate for a Consolidated Senior Secured Leverage Ratio of greater than 1.60 to 1.00 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the Business Day after such Compliance Certificate is received. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to Section 2.10(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset” means each purchased Receivable and any property or other right obtained by PRA, the Canadian Borrower or any Guarantor in connection with collection of any such purchased Receivable or in substitution therefor, all of which constitutes part of the Asset Pool into which such purchased Receivable was initially delivered.
“Asset Pool” means all Receivables and other Assets, as the context may require, which Receivables shall all have been purchased from sellers of finance receivables, together with (i) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Receivable so

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purchased, (ii) each and every item of property obtained by PRA, the Canadian Borrower or a Guarantor as a result of its collection activities with respect to any such purchased Receivable, (iii) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payment of any purchased Receivable, and all other rights and interests of PRA, the Canadian Borrower or a Guarantor with respect to each purchased Receivable, (iv) each judgment rendered in respect to a Receivable, together with all lien rights related thereto, (v) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon, and (vi) each and every other right, claim and interest associated therewith. For the avoidance of doubt, loan participations shall constitute Asset Pools for purposes of this Agreement.
“Asset Pool Proceeds” means, with respect to an Asset Pool, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset Pool, including, without limitation, (i) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, and (ii) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale of any Asset constituting a part of such Asset Pool.
“Asset Pool Seller” means, with respect to an Asset Pool, the party which has agreed to sell a specified Asset Pool to PRA, the Canadian Borrower or any Guarantor pursuant to the terms of a Purchase Agreement.
“Asset Pool Report” means a report that sets forth each Asset Pool purchased by PRA, the Canadian Borrower or any Guarantor and identifies the Eligible Asset Pools or Canadian Eligible Asset Pools, as applicable, which report shall be in a substantially similar form as previously provided by PRA or the Canadian Borrower to the Administrative Agent or is otherwise reasonably acceptable to the Administrative Agent.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Permitted Purchase Obligation of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.
“Audited Financial Statements” means the audited consolidated balance sheet of PRA and its Subsidiaries for the fiscal year ended December 31, 2023, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of PRA and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

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“Availability Period” means, (a) with respect to the Domestic Revolving Commitments, the period from and including the Restatement Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Domestic Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02, (b) [reserved], (c) with respect to the Canadian Revolving Commitments, the period from and including the Restatement Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Canadian Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02 and (d) with respect to the Designated Borrower Revolving Commitments, the period from and including the date on which such Designated Borrower Revolving Commitments are implemented pursuant to Section 2.02(f) to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Designated Borrower Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, and (c) Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent, the Lenders and the Issuing Banks may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any

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Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrowers” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.02.
“Borrowing” means each of the following: (a) a borrowing of Swing Line Loans pursuant to Section 2.04 and (b) a borrowing consisting of simultaneous Loans of the same Type and, in the case of Daily Simple SOFR, Term SOFR Loans, Daily Compounded CORRA Loans and Term CORRA Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I.
“Business Day” means (a) with respect to any notice, disbursement or payment to the Administrative Agent or any other Lender with respect to a Domestic Revolving Loan, L/C Obligation, Term Loan, Incremental Term Loan or Designated Borrower Revolving Loan, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (b) with respect to any notice, disbursement or payment to the Administrative Agent or any Canadian Revolving Lender with respect to a Canadian Revolving Loan, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Toronto, Canada.
“Businesses” means, at any time, a collective reference to the businesses operated by PRA and its Subsidiaries at such time.
“Canadian Borrower Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Canadian Borrower arising under any Loan Document or otherwise with respect to any Canadian Revolving Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Canadian Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between the Canadian Borrower and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between the Canadian Borrower and any Treasury Management Bank; provided that “Canadian Borrower Obligations” shall exclude any Excluded Swap Obligations.
“Canadian Borrowing Base” means, with respect to the Canadian Borrower, an amount equal to the sum of (a) 35% of Canadian Estimated Remaining Collections of all Canadian Eligible Asset Pools plus (b) 55% of Canadian Estimated Remaining Collections of all Canadian Insolvency Eligible Asset Pools plus (c) 75% of Canadian Eligible Accounts, in each case as determined by the Administrative Agent by reference to the most recent Canadian Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.02(b) or, if elected by the applicable Borrower, pursuant to a

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Pro Forma Borrowing Base Certificate, as applicable. The Administrative Agent and the Lenders agree that any amendment entered into solely to alter the rate of Canadian Estimated Remaining Collections shall not require an amendment fee to be payable by any Loan Party.
“Canadian Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I-2.
“Canadian Defined Benefit Plan” means each Canadian Pension Plan that contains a “defined benefit provision”, as such term is defined for purposes of subsection 147.1(1) of the Canadian Tax Act.
“Canadian Dollars” means the lawful currency of Canada.
“Canadian Eligible Accounts” means Accounts created by the Canadian Borrower or any Canadian Guarantor that in each case satisfy the criteria set forth below as reasonably determined in accordance with the Administrative Agent’s customary practices. In general, such Accounts shall be Canadian Eligible Accounts if:
(a)such Accounts arise from the actual and bona fide sale and delivery of goods by the Canadian Borrower or such Canadian Guarantor or rendition of services by the Canadian Borrower or such Canadian Guarantor in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
(b)such Accounts are not unpaid more than (i) ninety (90) days after the date of the original invoice therefor or (ii) more than sixty (60) days after the date of the original due date therefor; provided, that the Administrative Agent may in its discretion deem Accounts for which the Canadian Borrower has granted extended trade terms to be Canadian Eligible Accounts;
(c)such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;
(d)the chief executive office of the account debtor with respect to such Accounts is located in Canada;
(e)such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon the Canadian Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to the Administrative Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;
(f)the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by the Canadian Borrower or such Canadian Guarantor to such account debtor or claimed owed by such account debtor shall be deemed Canadian Eligible Accounts);
(g)there are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;
(h)such Accounts are subject to the first priority, valid and perfected security interest of the Administrative Agent;

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(i)neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of the Canadian Borrower;
(j)the account debtor with respect to such Accounts is not a Governmental Authority, except to the extent the Accounts are assignable without consent or all necessary consents to assignment have been obtained;
(k)there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);
(l)such Accounts are not owed by an account debtor who has Accounts unpaid more than the periods permitted in clause (b) of this definition which constitute more than fifty percent (50%) percent of the total Accounts of such account debtor; and
(m)such Accounts are owed by account debtors deemed creditworthy at all times by Administrative Agent in good faith in its commercially reasonable discretion.
The criteria for Canadian Eligible Accounts set forth above may only be changed and any new criteria for Canadian Eligible Accounts may only be established by the Canadian Super-Majority Lenders in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, and the change or new criteria for Canadian Eligible Accounts has a reasonable relationship to such event, condition or circumstance and is not duplicative of any reserve or other criteria, or (ii) an event, condition or other circumstance existing on the Restatement Date to the extent neither the Administrative Agent nor any Canadian Revolving Lender has no written notice thereof from the Canadian Borrower prior to the Restatement Date, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of the Canadian Super-Majority Lenders. Any Accounts that are not Canadian Eligible Accounts shall nevertheless be part of the Collateral. For the avoidance of doubt, Canadian Eligible Accounts shall not include any Accounts or Receivables included in the determination of Canadian Estimated Remaining Collections.
“Canadian Eligible Asset Pools” means those existing Asset Pools of the Canadian Borrower and the Canadian Guarantors accepted by the Canadian Revolving Lenders on the Restatement Date and newly acquired Asset Pools of the Canadian Borrower and the Canadian Guarantors acquired from Asset Pool Sellers not affiliated with PRA, the Canadian Borrower or any Canadian Guarantor, that in each case, (i) are not Canadian Insolvency Eligible Asset Pools, and (ii) meet all of the following requirements:
(a)the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Canadian Revolving Lenders in connection therewith are true and correct in all material respects;
(c)the Canadian Borrower or the applicable Canadian Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to the Canadian Borrower or is the Canadian Borrower;

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(e)to the knowledge of a Responsible Officer, no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)since the acquisition of the Asset Pool by the Canadian Borrower or applicable Canadian Guarantor, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties.
“Canadian Estimated Remaining Collections” means the aggregate gross remaining cash collections which the Canadian Borrower or applicable Canadian Guarantor anticipates to receive from an Asset Pool as reflected in its Portfolio ERC Model accounting process. Such remaining amounts shall be calculated by the Canadian Borrower in accordance with GAAP and in a manner consistent with past practice and with the methodology employed in the reporting of Canadian Estimated Remaining Collections in PRA’s public filings; provided, however, the manner and method of computing Canadian Estimated Remaining Collections and all assumptions made in connection therewith shall be explained by PRA to the Administrative Agent in reasonable detail upon the Administrative Agent’s reasonable request (in addition, at the request of the Administrative Agent, at the time of such explanation to the Administrative Agent or on one additional occasion, PRA will explain the manner and method of computing Canadian Estimated Remaining Collections and all assumptions made in connection therewith to the Lenders present for such explanation). Any material deviation from the current method and assumptions used in computing Canadian Estimated Remaining Collections must be acceptable to the Canadian Super-Majority Lenders in their sole and absolute discretion.
“Canadian Guarantor” means, collectively, (a) each Person that joins as a Canadian Guarantor pursuant to Section 7.12 or otherwise, and (b) the successors and permitted assigns of the foregoing.
“Canadian Insolvency Eligible Asset Pools” means Asset Pools of the Canadian Borrower or any Canadian Guarantor in which the debtors are subject to a proceeding under an order from the Bankruptcy Code of the United States or to a proceeding under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up and Restructuring Act (Canada), that in each case meet all of the following requirements:
(a)the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Canadian Revolving Lenders in connection therewith are true and correct in all material respects;
(c)the Canadian Borrower or the applicable Canadian Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to the Canadian Borrower or is the Canadian Borrower;
(e)to the knowledge of a Responsible Officer, no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and

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(f)since the acquisition of the Asset Pool by the Canadian Borrower or applicable Canadian Guarantor, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties.
“Canadian Pension Event” means the occurrence of any of the following: (a) the board of directors of any Loan Party (or any delegate thereof) passes a resolution to terminate, wind up or withdraw from, in whole or in part, any Canadian Pension Plan, or otherwise initiates any action or filing (including adopting any plan amendment) to voluntarily terminate, wind up or withdraw from, in whole or in part, any Canadian Pension Plan, in each case, that will result, or can reasonably be expected to result, in a wind-up funding deficit or withdrawal liability of any Loan Party; (b) the wind up of, termination of or withdrawal from, in whole or in part, a Canadian Pension Plan, in each case that will result, or can reasonably be expected to result, in a wind-up funding deficit or withdrawal liability of any Loan Party; (c) the improper withdrawal or application of assets of a Canadian Pension Plan by a Loan Party; (d) notification to any Loan Party regarding the Chief Executive Officer of the Financial Services Regulatory Authority of Ontario, or a similar Governmental Authority, (i) refusing or revoking the registration of any Canadian Pension Plan, (ii) instituting proceedings to wind up, in whole or in part, any Canadian Pension Plan, or (iii) causing a trustee to be appointed to administer any Canadian Pension Plan; (e) any Loan Party becoming liable to fund any existing wind-up funding deficit for a Canadian Defined Benefit Plan; (f) a contribution failure on the part of any Loan Party in respect of any Canadian Pension Plan sufficient to give rise to an Lien (excluding any Lien for amounts required to be remitted pursuant to the PBA but not yet due); or (g) the occurrence of any event with respect to any Canadian Pension Plan which could result in the incurrence of a liability, fine or penalty being imposed on any Loan Party or officer, director or employee thereof, under the terms of such plan, the PBA or the Canadian Tax Act.
“Canadian Pension Plan” means each employee benefit plan that is (i) a “registered pension plan”, as such term as defined in subsection 248(1) of the Tax Act, or (ii) is subject to the funding requirements the PBA.
“Canadian Pledge Agreement” means a pledge agreement in a form to be agreed upon, and to be executed in favor of the Administrative Agent, for the benefit of the holders of the Canadian Borrower Obligations, by the Canadian Borrower and each Canadian Guarantor, as amended or modified from time to time in accordance with the terms hereof.
“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); and (b) the Term CORRA Rate for a one (1) month term that is two (2) Business Days prior to such date plus the Term CORRA Adjustment plus 1% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such Prime Rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall take effect at the opening of business on the day specified in the public announcement of such change. If the Canadian Prime Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement.

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“Canadian Prime Rate Loan” means a Canadian Revolving Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in Canadian Dollars.
“Canadian Revolving Borrowing” means a Borrowing comprised of Canadian Revolving Loans.
“Canadian Revolving Commitment” means, as to each Canadian Revolving Lender, its obligation to make Canadian Revolving Loans to the Canadian Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Canadian Revolving Lender’s name on Schedule 2.01, in the Assignment and Assumption or other agreement pursuant to which such Canadian Revolving Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.
“Canadian Revolving Exposure” means the aggregate Outstanding Amount of the Canadian Revolving Loans of any Canadian Revolving Lender.
“Canadian Revolving Lender” means each Lender with a Canadian Revolving Commitment.
“Canadian Revolving Loan” has the meaning specified in Section 2.01(c).
“Canadian Revolving Note” has the meaning specified in Section 2.11(a).
“Canadian Security Agreement” means (a) the second amended and restated security agreement dated as of the Restatement Date executed in favor of the Administrative Agent, for the benefit of the holders of the Canadian Borrower Obligations, by the Canadian Borrower and any Canadian Guarantors and (b) any other security agreement executed in favor of the Administrative Agent, for the benefit of the holders of the Canadian Borrower Obligations, by the Canadian Borrower or any Canadian Guarantor, in each case, as amended or modified from time to time in accordance with the terms hereof.
“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any of its provinces or territories.
“Canadian Super-Majority Lenders” means Canadian Revolving Lenders having Canadian Revolving Commitments representing more than 66 2/3% of the Aggregate Canadian Revolving Commitments of all Canadian Revolving Lenders, or if the Canadian Revolving Commitment of each Canadian Revolving Lender has been terminated, Canadian Revolving Lenders holding in the aggregate more than 66 2/3% of the outstanding Canadian Revolving Loans. The Canadian Revolving Commitment or Canadian Revolving Loans of any Defaulting Lender shall be disregarded in determining Canadian Super-Majority Lenders at any time.
“Canadian Tax Act” means the Income Tax Act (Canada), and the regulations and rules promulgated thereunder, as amended, and any successor statute thereto.
“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person; provided, that the subsequent adoption, issuance or effectiveness of any accounting standards after the Restatement Date will not cause any lease that was not or would not have been a Capital Lease on the Restatement Date to be deemed a Capital Lease. For the avoidance of doubt, “Capital Leases” shall not include operating leases or any agreements requiring the payment of rent or other similar provisions (whether entered into prior to or after the Restatement Date) if such lease was or would have been an operating lease on the Restatement Date.

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“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Domestic Revolving Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the applicable L/C Issuer shall agree in its reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States, Canada, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar or Canadian Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States or Canada in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which have at least 95% of their assets invested in Investments of the character described in the foregoing subdivisions (a) through (d).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an

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“option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% of the Equity Interests of PRA entitled to vote for members of the board of directors or equivalent governing body of PRA on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of PRA cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose approval to that board or equivalent governing body by the board or equivalent governing body or by any committee of the board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose approval to that board or other equivalent governing body was approved by individuals referred to in clauses (i) or (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;
(c)if any Designated Borrower Revolving Commitments remain in effect and/or any Designated Borrower Revolving Loans are outstanding, the Designated Borrower shall cease to be a Wholly Owned Subsidiary (either directly or indirectly) of PRA;
(d)the Canadian Borrower shall cease to be a Wholly Owned Subsidiary (either directly or indirectly) of PRA; or
(e)the occurrence of any Fundamental Change under any Permitted Convertible Notes or other unsecured Indebtedness permitted pursuant to Section 8.03(o).
“CME” means CME Group Benchmark Administration Limited.
“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations (or, as applicable, the Canadian Borrower Obligations), are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.
“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Canadian Security Agreement, any Canadian Pledge Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14, and/or Section 2.02(f), as applicable.
“Commitment” means, as to each Lender, the Domestic Revolving Commitment of such Lender, the Canadian Revolving Commitment of such Lender, the Designated Borrower Revolving Commitment of such Lender, the Term Loan Commitment of such Lender and/or the Incremental Term Loan Commitment of such Lender.
“Commodity Exchange Act” means the Commodity Exchange Act and rules and regulations promulgated thereunder (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, rule or regulation.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Competitor” means any Person identified by PRA in a list delivered to the Administrative Agent and made available to the Lenders from time to time, which such list may be updated by PRA from time

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to time pursuant to written notice to the Administrative Agent, made available to the Lenders, provided, that no Event of Default has occurred or is continuing at the time of such update.
“Compliance Certificate” means a certificate substantially in the form of Exhibit F.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, any proposed Successor Rate, Term SOFR, Daily Simple SOFR, Daily Compounded CORRA, Term CORRA or the Canadian Prime Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Daily Simple SOFR”, “Daily Compounded CORRA”, “Term CORRA”, “Canadian Prime Rate”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any period, for PRA and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition, (b) Permitted Acquisitions or (c) purchases of debt portfolios.
“Consolidated EBITDA” means, for any period, for PRA and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by PRA and its Subsidiaries for such period, (c) depreciation and amortization expense, (d) Recoveries Applied to Negative Allowance, net of changes in expected recoveries, (e) fees, costs and expenses incurred in respect of this Agreement or in connection with any disposition, incurrence of Consolidated Funded Indebtedness, Acquisition (including amounts paid in connection with such Acquisition for retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such Acquisition and are consistent with the customary practice in the industry at the time of such Acquisition), Investment or offering of Equity Interests, in each case as permitted under the Loan Documents, (f) all other non-cash charges for such period, to the extent such charges do not represent a cash charge in such period or any future period, all as determined in accordance with GAAP and (g) indemnification payments received from a Person which is not an Affiliate of any Loan Party under any acquisition agreement entered into by such Person which reimburse expenses of a Loan Party, to the extent such expenses were deducted in computing Consolidated Net Income.

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“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) the sum of (x) scheduled principal payments made on Consolidated Funded Indebtedness during such period plus (y) Consolidated Interest Charges, in each case measured for the period of the four fiscal quarters most recently ended.
“Consolidated Funded Indebtedness” means Funded Indebtedness of PRA and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
“Consolidated Interest Charges” means, for any period, for PRA and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, less interest income for such period, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period plus (iv) losses on hedging obligations or other derivative instruments (including Swap Contracts) entered into for the purposes of hedging interest rate risk.
“Consolidated Net Income” means, for any period, for PRA and its Subsidiaries on a consolidated basis, the net income of PRA and its Subsidiaries (excluding (i) extraordinary gains or losses, (ii) the effects of discontinued operations and (iii) adjustment for net income attributable to noncontrolling interests) for that period, as determined in accordance with GAAP.
“Consolidated Senior Secured Indebtedness” means, as of any date of determination, all Consolidated Funded Indebtedness that, as of such date, is secured by any Lien on any asset or property of PRA or any of its Subsidiaries.
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Senior Secured Indebtedness as of such date less (ii) Qualified Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Consolidated Total Assets” means, as of any date of determination, the total assets reflected on the consolidated balance sheet of PRA and its Subsidiaries as of the end of the most recently ended fiscal quarter of PRA for which an internal balance sheet is available, on a consolidated basis determined in accordance with GAAP (and, in the case of any determination relating to any incurrence of Indebtedness, any Lien or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness as of such date less (ii) Qualified Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA administrator).
“CORRA Administrator” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or, in each case, any successor thereto.
“Covered Party” has the meaning specified in Section 11.25.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” has the meaning specified in Section 11.16.
“Daily Compounded CORRA” means, for any day in an Interest Period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback of five (5) Business Days) being established by the Agent in accordance with the methodology and conventions for this rate selected or recommended by the CORRA Administrator for determining compounded CORRA for business loans, plus the Daily Compounded CORRA Adjustment for such Interest Period; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; provided, that, if the rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“Daily Compounded CORRA Adjustment” means 0.29547% (29.547 basis points) for an Interest Period of one-months’ duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Daily Compounded CORRA Loan” means a Loan that bears interest at a rate based on Daily Compounded CORRA.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, including, if applicable, the Companies’ Creditors

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Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) and the Winding-up and Restructuring Act (Canada) and the restructuring provisions of applicable Canadian corporate statutes.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that (x) with respect to a Term SOFR Loan, a Daily Compounded CORRA Loan or a Term CORRA Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (y) with respect to a Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to (i) the Canadian Prime Rate plus (ii) the Applicable Rate, if any, applicable to Canadian Prime Rate Loans, plus (iii) 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and PRA in writing that such failure is the result of such Lender’s good-faith and reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified PRA, the Administrative Agent, the L/C Issuers or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such Lender’s determination not to fund is reasonable and made in good faith, such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and such writing states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or PRA, to confirm in writing to the Administrative Agent and PRA that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and PRA), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of (1) an Undisclosed Administration or (2) the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination

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by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefore by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to PRA, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Borrower” means the Subsidiary of PRA that joins as a Borrower pursuant to Section 2.02(f)(iii).
“Designated Borrower Joinder Agreement” has the meaning specified in Section 2.02(f)(iii).
“Designated Borrower Revolving Note” has the meaning specified in Section 2.11(a).
“Designated Borrower Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Designated Borrower arising under any Loan Document or otherwise with respect to any Designated Borrower Revolving Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Designated Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between the Designated Borrower and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between the Designated Borrower and any Treasury Management Bank.
“Designated Borrower Revolving Commitments” has the meaning specified in Section 2.02(f)(iii).
“Designated Borrower Revolving Lenders” has the meaning specified in Section 2.02(f)(iii).
“Designated Borrower Revolving Loans” has the meaning specified in Section 2.02(f)(iii).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory, accounts or assets in the ordinary course of business and in the ordinary course of business portfolio management which may include sales from portfolios acquired in the ordinary course of business under joint bids where PRA is the lead purchaser; (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that (i) if the transferor of such property is PRA or a Guarantor, the transferee thereof must be a Loan Party (other than the Designated Borrower, the Canadian Borrower or a Canadian Guarantor), (ii) if the transferor of such property is the Designated Borrower, the Canadian Borrower or a Canadian Guarantor, the transferee thereof must be a Loan Party (except that, in the case of a transfer by a

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Designated Borrower, the transferee may not be the Canadian Borrower or a Canadian Guarantor, in the case of a transfer by the Canadian Borrower or a Canadian Guarantor, the transferee may not be a Designated Borrower) and (iii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) any Involuntary Disposition, (e) any lease, license or sublicense of property to third parties in the ordinary course of business, (f) the sale of NFR Assets, (g) the use of cash and Cash Equivalents, (h) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar or replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such similar or replacement property, (i) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with the applicable Borrower’s or such Subsidiary’s commercially reasonable judgment; (j) the abandonment, termination or other disposition of IP Rights or leasehold interests in property in the ordinary course of business; (k) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and (l) any sale, lease, license, transfer or other disposition of property to a Permitted Purchase Obligations SPV in a transaction which would be permitted under the Permitted Purchase Obligation.
“DNB” means DNB Bank ASA.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Canadian Dollar last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Reuters source (or such other publicly available source for displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion). Any determination by the Administrative Agent or the L/C Issuer pursuant to clause (b) above shall be conclusive absent manifest error.
“Domestic Borrowing Base” means an amount equal to the sum of (a) 35% of Estimated Remaining Collections of all Eligible Asset Pools plus (b) 55% of Estimated Remaining Collections of all Insolvency Eligible Asset Pools plus (c) 75% of Eligible Accounts, in each case as determined by the Administrative Agent by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.02(b) or, if elected by the applicable Borrower, pursuant to a Pro Forma Borrowing Base Certificate, as applicable. The Administrative Agent and/or Lenders agree that any amendment entered into solely to alter the rate of Estimated Remaining Collections shall not require an amendment fee to be payable by any Loan Party.
“Domestic Revolving Borrowing” means a Borrowing comprised of Domestic Revolving Loans.
“Domestic Revolving Commitment” means, as to each Domestic Revolving Lender, its obligation to (a) make Domestic Revolving Loans to PRA pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on

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Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any agreement pursuant to Section 2.02(f) hereof to which such Lender is a party, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Domestic Revolving Exposure” means the aggregate Outstanding Amount of the Domestic Revolving Loans of any Domestic Revolving Lender, plus such Domestic Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Domestic Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans.
“Domestic Revolving Lender” means each Lender with a Domestic Revolving Commitment.
“Domestic Revolving Loan” has the meaning specified in Section 2.01(a).
“Domestic Revolving Note” has the meaning specified in Section 2.11(a).
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning specified in Section 11.16.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Accounts” means Accounts created by PRA or any Guarantor (other than a Canadian Guarantor) that in each case satisfy the criteria set forth below as reasonably determined in accordance with the Administrative Agent’s customary practices. In general, Accounts shall be Eligible Accounts if:
(a)such Accounts arise from the actual and bona fide sale and delivery of goods by PRA or such Guarantor or rendition of services by PRA or such Guarantor in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
(b)such Accounts are not unpaid more than (i) ninety (90) days after the date of the original invoice therefor or (ii) more than sixty (60) days after the date of the original due date therefor; provided, that the Administrative Agent may in its discretion deem Accounts for which PRA or such Guarantor has granted extended trade terms to be Eligible Accounts;

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(c)such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;
(d)the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada;
(e)such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon PRA’s or such Guarantor’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to the Administrative Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;
(f)the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by PRA or such Guarantor to such account debtor or claimed owed by such account debtor shall be deemed Eligible Accounts);
(g)there are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;
(h)such Accounts are subject to the first priority, valid and perfected security interest of the Administrative Agent;
(i)neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of PRA or any Guarantor;
(j)the account debtors with respect to such Accounts are not any foreign government, the United States of America, any department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any department, agency or instrumentality thereof, upon Administrative Agent’s request, the Federal Assignment of Claims Act of 1940, as amended, has been complied with in a manner satisfactory to the Administrative Agent;
(k)there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);
(l)such Accounts are not owed by an account debtor who has Accounts unpaid more than the periods permitted in clause (b) of this definition which constitute more than fifty percent (50%) percent of the total Accounts of such account debtor; and
(m)such Accounts are owed by account debtors deemed creditworthy at all times by the Administrative Agent in good faith in its commercially reasonable discretion.
The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by the Super-Majority Lenders in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, and the change or new criteria for Eligible Accounts has a reasonable relationship to such event, condition or circumstance and is not duplicative of any reserve or other criteria, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Administrative Agent or any Lender has no written notice thereof from PRA prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably

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be expected to adversely affect the Accounts in the good faith determination of the Super-Majority Lenders. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral. For the avoidance of doubt, Eligible Accounts shall not include any Accounts or Receivables included in the determination of Estimated Remaining Collections. For the avoidance of doubt, it is understood and agreed that “Eligible Accounts” shall not include any Canadian Eligible Accounts.
“Eligible Asset Pools” means those existing Asset Pools accepted by the Lenders on the Restatement Date and newly acquired Asset Pools of PRA and the Guarantors (which shall exclude, for purposes of this definition, Canadian Guarantors) acquired from Asset Pool Sellers not affiliated with PRA or any Guarantor, that in each case, (i) are not Insolvency Eligible Asset Pools, and (ii) meet all of the following requirements:
(a)the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Lenders in connection therewith are true and correct in all material respects;
(c)PRA or a Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to PRA or any Guarantor or is PRA or any Guarantor;
(e)to the knowledge of a Responsible Officer no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)since the acquisition of the Asset Pool by PRA or the Guarantors, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties.
“Eligible Assets” means property that is used or useful in the same or a similar line of business as PRA, the Canadian Borrower, as applicable, and their Subsidiaries were engaged in on the Restatement Date (or any reasonable extensions or expansions thereof or any business ancillary thereto).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of PRA, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with PRA within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of PRA or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by PRA or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon PRA or any ERISA Affiliate.
“Erroneous Payment” has the meaning specified in Section 10.13(a).
“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 10.13(d).
“Erroneous Payment Impacted Class” has the meaning specified in Section 10.13(d).
“Erroneous Payment Return Deficiency” has the meaning specified in Section 10.13(d).

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“Erroneous Payment Subrogation Rights” has the meaning specified in Section 10.13(e).
“Estimated Remaining Collections” means the aggregate gross remaining cash collections which PRA or Portfolio Recovery Associates anticipate to receive from an Asset Pool as reflected in its Portfolio ERC Model accounting process. Such remaining amounts shall be calculated by PRA or Portfolio Recovery Associates (as the case may be) in accordance with GAAP and in a manner consistent with past practice and with the methodology employed in the reporting of Estimated Remaining Collections in PRA’s public filings; provided, however, the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith shall be explained by PRA to the Administrative Agent in reasonable detail promptly upon the Administrative Agent’s reasonable request (in addition, at the request of the Administrative Agent, at the time of such explanation to the Administrative Agent or on one additional occasion, PRA will explain the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith to the Lenders present for such explanation). Any material deviation from the current method and assumptions used in computing Estimated Remaining Collections must be acceptable to the Super-Majority Lenders in their sole and absolute discretion. For the avoidance of doubt, it is understood and agreed that “Estimated Remaining Collections” shall not include any Canadian Estimated Remaining Collections.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“European Multicurrency Revolving Credit Facility” means that certain Multicurrency Revolving Credit Facility Agreement, originally dated as of November 23, 2022 (as may be amended, modified, supplemented, released, discharged, extended, restated or amended and restated from time to time), by and among PRA Group Europe Holding S.à.r.l., as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and DNB, as the facility agent and security agent.
“Event of Default” has the meaning specified in Section 9.01.
“Excluded Domestic Subsidiary” means any Domestic Subsidiary of PRA substantially all of the assets of which consist (directly or indirectly through one or more Excluded Domestic Subsidiaries) of equity securities of one or more “controlled foreign corporations” as defined in Section 957 of the Internal Revenue Code.
“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Restatement Date as contemplated by Section 7.12, (a) any owned or leased real property, unless requested by the Required Lenders after an Event of Default shall have occurred and is continuing, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the UCC or the PPSA, as applicable, or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of (i) any Foreign Subsidiary not directly owned by any such Loan Party and (ii) any Excluded Domestic Subsidiary or direct Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien in any such lease, license, contract, property right or agreement will (i) violate any law, rule or

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regulation applicable to such Loan Party, (ii) result in or will constitute a breach, termination, or default under any such lease, license, contract, property right or agreement, (iii) result in or will constitute the abandonment, invalidation or enforceability of any right, title or interest of such Loan Party in any such lease, license, contract, property right or agreement, or (iv) requires any consent not obtained by such Loan Party under any such lease, license, contract, property right or agreement, (f) (i) deposit accounts established solely for the purpose of funding payroll, payroll taxes, withholding tax, employee wage and benefit payments and other tax and employee fiduciary accounts and (ii) other deposit accounts and other similar accounts of any Loan Party (and all cash, cash equivalents and other securities or investments held therein) with an average balance for all accounts excluded by this clause (f)(ii) not in excess of $1,000,000 in the aggregate for all such accounts, (g) trust accounts maintained solely on behalf of a Loan Party’s customers in the ordinary course of business; (h) any “intent to use” trademark applications for which a statement of use has not been filed, but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office or the Canadian Intellectual Property Office, but only to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications; and (i) any assets for which the Administrative Agent determines that the costs of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby or obtaining such security interest is not commercially practicable.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Guarantors) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by PRA under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding taxes imposed under FATCA.

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“Existing Credit Agreement” has the meaning given to such term in the recitals to this Agreement.
“Extraordinary Receipt” means cash (a) proceeds of insurance of PRA, the Canadian Borrower or any Guarantor (excluding any key man life insurance and excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and (b) proceeds from any condemnation or other taking for public use of, any Property of PRA, the Canadian Borrower or any Guarantor.
“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated September 30, 2024 among PRA, Truist Bank and Truist Securities.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

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“Fundamental Change” has the meaning given to such term (or analogous term) in the definitive documentation for the Permitted Convertible Notes or other unsecured Indebtedness permitted pursuant to Section 8.03(o).
“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)the outstanding principal amount of: (i) all obligations for borrowed money, whether current or long-term (including the Obligations), and (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all purchase money Indebtedness;
(c)the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by PRA or any Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(d)all obligations arising under unreimbursed draws under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments;
(e)all obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) such obligations incurred under ERISA) (for the avoidance of doubt, such deferred purchase price of property or services shall not include accrued bonuses or other compensation) including any (I) obligations in respect of earnouts, solely to the extent then due and payable and (II) obligations in respect of seller financing (but excluding any cash holdback retained in lieu of an escrow deposit in connection with a Permitted Acquisition, as long as such holdback is paid, settled or otherwise released within 24 months of the consummation of the associated Permitted Acquisition);
(f)the Attributable Indebtedness of Capital Leases, Permitted Purchase Obligations and Synthetic Leases;
(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment on or prior to the 90th day following the Maturity Date in respect of any Equity Interests in such Person or any other Person (other than customary put rights or redemption obligations arising as a result of a change of control), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that the amount of Funded Indebtedness with respect to such Person who has given such Lien under this clause (h) shall be deemed to be the lesser of the amount of such Indebtedness that is so secured and the fair market value of such property;
(i)all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and
(j)all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse (or such Person is not otherwise liable for such Funded Indebtedness) to such Person.
For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments shall be the maximum

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amount available to be drawn thereunder. For the avoidance of doubt, “Funded Indebtedness” shall not include any deferred Tax liabilities or Swap Contracts.
“GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.
“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, ministry, department, board, tribunal, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or other ordinary course indemnities or indemnities entered into in connection with dispositions, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee referred to (x) in clause (a) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (or, if such Guarantee is limited by its terms to a lesser amount, such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith and (y) in clause (b) shall be the lesser of the amount referred to in clause (a) and the value of the property subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) each Domestic Subsidiary and Canadian Subsidiary of PRA that is a Wholly Owned Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.12 or otherwise, (c) with respect to (i) Obligations under any Swap Contract between any Loan Party (other than PRA or any Specified Loan Party) and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d), (ii) Obligations under any Treasury Management Agreement between any Loan Party (other than PRA) and any Treasury Management Bank, (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, and (iv) the Designated Borrower Obligations, PRA and (v) the Canadian Borrower Obligations, PRA and the Canadian Guarantors, and (d) the successors and

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permitted assigns of the foregoing; provided, that, none of the Excluded Domestic Subsidiaries shall be “Guarantors” with respect to PRA’s Obligations under the Loan Documents.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Honor Date” has the meaning set forth in Section 2.03(c).
“Income from Operations” means, “income from operations” as it appears on PRA’s financial statements as filed with the SEC, excluding any one-time, non-recurring charges or unusual charges that are presented in accordance with GAAP in the operating income calculation appearing on PRA’s financial statements as filed with the SEC.
“Incremental Equivalent Debt” means one or more series of senior unsecured notes or loans, senior secured first lien or junior lien notes or loans, subordinated notes or loans, or secured (first lien or junior lien) or unsecured mezzanine Indebtedness, in the case of securities, whether issued in a public offering, Rule 144A or other private placement, or any bridge facility in lieu of any of the foregoing or otherwise, which may be secured by all or a portion of the Collateral (if at all) on a pari passu (but without regard to control of remedies) or junior basis with the Obligations, which Indebtedness is issued or made in lieu of increases to Aggregate Domestic Revolving Commitments, Canadian Revolving Commitments, Designated Borrower Revolving Commitments and/or Incremental Term Loans pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise; provided that (i) PRA shall be in pro forma compliance with all financial covenants set forth in Section 8.11, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) the interest rate (including margin and floors) applicable to any such Incremental Equivalent Debt will be determined by the Borrower and the Persons providing such Incremental Equivalent Debt, (iv) in the case of Incremental Equivalent Debt that is secured, (A) the obligations in respect thereof shall not be secured by any Lien on any asset other than any asset constituting Collateral, (B) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent) and (C) such Incremental Equivalent Debt shall be subject to a first lien intercreditor agreement or a second lien intercreditor agreement, as appropriate, or to other customary intercreditor or subordination arrangements reasonably acceptable to the Borrower and the Administrative Agent, (v) both immediately before and immediately after the incurrence of such Indebtedness (or, in the case of Indebtedness to be incurred in connection with a Permitted Acquisition or permitted Investment, on the date of the execution of (x) the definitive agreement in connection therewith and (y) any commitment in respect of such Incremental Equivalent Debt), no Event of Default shall exist, (vi) no Incremental Equivalent Debt shall mature earlier than the Latest Maturity Date (as of the time of incurrence of such Incremental Equivalent Debt), (vii) no Incremental Equivalent Debt shall have a weighted average life to maturity of less than the weighted average life to maturity as then in effect for the Term Loans outstanding as of the time of incurrence of such Incremental Equivalent Debt (prior to any extension thereto), (viii) any Incremental Equivalent Debt (to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a

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pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis other than in connection with a refinancing thereof permitted hereunder) in any mandatory repayments or prepayments of principal of Term Loans hereunder and (ix) the covenants and events of default applicable to such Incremental Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable to the Revolving Loans and the Term Loans (except for (1) covenants or other provisions applicable only to periods after the Latest Maturity Date or (2) where this Agreement is amended such that the Lenders under the applicable Facility also receive the benefits of such more favorable terms other than any such provisions that apply after the Latest Maturity Date).
“Incremental Term Loan” shall have the meaning provided in Section 2.01(f).
“Incremental Term Loan Commitment” means, as to each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make the Incremental Term Loan hereunder pursuant to the Incremental Term Loan Lender Joinder Agreement; provided that, at any time after the funding of the Incremental Term Loan, determination of “Required Lenders” and “Super-Majority Lenders” shall include the Outstanding Amount of the Incremental Term Loan.
“Incremental Term Loan Lender” means each of the Persons identified as an “Incremental Term Loan Lender” in the Incremental Term Loan Lender Joinder Agreement, together with their respective successors and assigns.
“Incremental Term Loan Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit K, executed and delivered in accordance with the provisions of Section 2.02(f).
“Incremental Term Loan Maturity Date” shall be as set forth in the Incremental Term Loan Lender Joinder Agreement.
“Incremental Term Note” has the meaning specified in Section 2.11(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all Funded Indebtedness;
(b)the Swap Termination Value of any Swap Contract;
(c)all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and
(d)all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which PRA or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to PRA or such Subsidiary or PRA or such Subsidiary is not otherwise liable for such Indebtedness.
For purposes of this definition, the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness. For the avoidance of doubt, Indebtedness shall not

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include (a) deferred or prepaid revenue or (b) Permitted Bond Hedge Transactions or Permitted Warrant Transactions.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Insolvency Eligible Asset Pools” means Asset Pools of PRA or any Guarantor (which shall exclude, for purposes of this definition, Canadian Guarantors) in which the debtors are subject to a proceeding under an order from the Bankruptcy Code of the United States or to a proceeding under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up and Restructuring Act (Canada) that in each case meet all of the following requirements:
(a)the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Lenders in connection therewith are true and correct in all material respects;
(c)PRA or a Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to PRA or any Guarantor or is PRA or any Guarantor;
(e)to the knowledge of a Responsible Officer no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)since the acquisition of the Asset Pool by PRA or the Guarantors, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties.
“Intangible Assets” means the amount of all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other assets treated as intangible assets under GAAP (but not in any event including deferred taxes).
“Interest Payment Date” means (a) as to any Term SOFR Loan, Daily Compounded CORRA Loan and Term CORRA Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, any Daily Simple SOFR Loan or any Canadian Prime Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Term SOFR Loan, Daily Compounded CORRA Loan and Term CORRA Loan, the period commencing on the date such Term SOFR Loan, Daily Compounded

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CORRA Loan and Term CORRA Loan is disbursed or converted to or continued as a Term SOFR Loan, Daily Compounded CORRA Loan or Term CORRA Loan and ending on the date one, three or six months thereafter for a Term SOFR Loan and one or three months thereafter for a Daily Compounded CORRA Loan and a Term CORRA Loan (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, Daily Compounded CORRA Loan or Term CORRA Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period pertaining to a Term SOFR Loan, Daily Compounded CORRA Loan or Term CORRA Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.
“IP Rights” has the meaning specified in Section 6.17.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and PRA (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 11.22.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit G executed and delivered by a Domestic Subsidiary or Canadian Subsidiary that is a Wholly Owned Subsidiary in accordance with the provisions of Section 7.12.

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“Joint Lead Arrangers” means BofA Securities, Inc., MUFG Bank, Ltd. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd.), Fifth Third Bank, Capital One, N.A., DNB Markets, Inc., Citizens Bank, N.A., Regions Bank, and KeyBank, National Association, in their capacities as joint lead arrangers and joint bookrunners.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, any Aggregate Domestic Revolving Commitment, any Canadian Revolving Commitment, any Designated Borrower Revolving Commitment or any Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any such Governmental Authority.
“L/C Advance” means, with respect to each Domestic Revolving Lender, such Domestic Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Domestic Revolving Loans.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuers” means (a) Truist Bank and (b) any Lender designated by PRA as an “L/C Issuer” hereunder and approved the Administrative Agent that has agreed to such designation, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns, each Person that executes a lender joinder agreement or commitment agreement in accordance with Section 2.02(f), each Canadian Revolving Lender, each Designated Borrower Revolving Lender and each Incremental Term Loan Lender and, as the context requires, includes the Swing Line Lender.
“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the Swing Line Lenders and the L/C Issuers.

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“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify PRA and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer.
“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date for the Domestic Revolving Loans then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Domestic Revolving Commitments and (b) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) except for licenses of IP Rights owned by PRA or any Subsidiary which are granted in the ordinary course of business.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Domestic Revolving Loan, Canadian Revolving Loan, Designated Borrower Revolving Loan, Swing Line Loan, Term Loan or Incremental Term Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Incremental Term Loan Lender Joinder Agreement, the Designated Borrower Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement, the Collateral Documents, the Fee Letter and each other document, agreement or instrument that the Administrative Agent and PRA agree in writing shall constitute a “Loan Document”.
“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, Daily Compounded CORRA Loans and Term CORRA Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in

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which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties or financial condition of PRA and its Subsidiaries taken as a whole; (b) a material impairment of the ability of PRA and the Guarantors, taken as a whole to perform their material obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means October 28, 2029.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of (x) Section 2.14(a)(i), an amount equal to 102% of the applicable L/C Borrowing or (y) Section 2.14(a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and that is subject to Title IV of ERISA, to which PRA or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (which include PRA or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance or Extraordinary Receipt, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions or brokerage fees or commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property, (d) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of any asset, (B) for any liabilities, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of (voluntarily or involuntarily) at the time of, or within 30 days after, the date of such sale or other disposition, and (e) any escrow for any contractual indemnification obligation; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Extraordinary Receipt; provided, however, that such net cash proceeds shall not include any such funds received by any Person in respect of any third party claim against such Person and applied to pay (or reimburse such Person for its prior payment of) such claim plus related costs and expenses.

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“NFR Assets” means the assets that are accounted for on the balance sheet of PRA filed with the SEC as “finance receivables”.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Note” or “Notes” means the Domestic Revolving Notes, the Canadian Revolving Notes, the Designated Borrower Revolving Notes, the Swing Line Note, the Term Notes and/or the Incremental Term Notes, individually or collectively, as appropriate.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as the case may be (in each case, with respect to Obligations owing to such Person), in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Payment Recipient” has the meaning specified in Section 10.13(a).
“PBA” means the Pension Benefits Act (Ontario) or any other applicable provincial or federal pension standards legislation in Canada, in each case, including the regulations and rules promulgated thereunder, as amended from time to time, and any successor statute thereto.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by PRA and any ERISA Affiliate or with respect to which PRA or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.
“Permitted Acquisitions” means Investments consisting of an Acquisition by a Loan Party or any of its Subsidiaries, provided that (i) no Default shall have occurred and be continuing or would result from such Acquisition, (ii) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in any lines of business of PRA or its Subsidiaries permitted under Section 8.07 (or any reasonable extensions or expansions thereof or any business ancillary thereto), (iii) within 30 days of such Acquisition (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iv) in the case of an Acquisition of the Equity Interests of another Person, the board

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of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (v) PRA shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (a) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b), (vi) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vii) if such transaction involves the purchase of an interest in a partnership between PRA (or a Subsidiary) as a general partner and entities unaffiliated with PRA or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by PRA newly formed for the sole purpose of effecting such transaction and (viii) the Consolidated Total Leverage Ratio immediately after giving effect to any such transaction pursuant to this definition on a Pro Forma Basis shall not be greater than 3.50 to 1.00.
“Permitted Bond Hedge Transactions” means one or more call or capped call options (or substantively equivalent derivative transaction) relating to PRA’s common stock (or other securities or property following a merger event or other change of the common stock of PRA) purchased by PRA in connection with the issuance of any Permitted Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transactions, less the proceeds received by PRA from the sale of any related Permitted Warrant Transactions, does not exceed the net proceeds received by PRA from the issuance of such Permitted Convertible Notes in connection with such Permitted Bond Hedge Transactions.
“Permitted Convertible Notes” means unsecured Indebtedness of PRA that is convertible into common stock of PRA (or other securities or property following a merger event or other change of common stock of PRA) and/or cash (in an amount determined by reference to the price of such common stock) (including the related indenture).
“Permitted Investments” means, at any time, Investments by any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.
“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.
“Permitted Purchase Obligations” means any Indebtedness incurred by a Permitted Purchase Obligations SPV to finance or refinance the acquisition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) purchased by such Permitted Purchase Obligations SPV, whether directly or through the acquisition of the Equity Interests of any Person owning such assets or otherwise, in an aggregate principal amount not exceeding at the time of the incurrence of such Permitted Purchase Obligations, together with any other Indebtedness represented by Permitted Purchase Obligations and then outstanding, (i) with respect to the Loan Parties, 20.0% of the sum of Estimated Remaining Collections attributable to the Asset Pool in North America (including, for this purpose, the Canadian Estimated Remaining Collections) or (ii) with respect to PRA and its Subsidiaries, 20.0% of the sum of Estimated Remaining Collections attributable to the global Asset Pool (including, for this purpose, the Canadian Estimated Remaining Collections), in each case, calculated in good faith on a pro forma basis by management as of the date of purchase of such performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or such portfolios (including through the use of Right to Collect Accounts), provided

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that: (i) except for the granting of a Lien described in Section 8.01(aa), no portion of any Permitted Purchase Obligations or any other obligations (contingent or otherwise) of the applicable Permitted Purchase Obligations SPV (a) is guaranteed by PRA or any other Subsidiary, (b) is recourse to or obligates PRA or any other Subsidiary in any way, or (c) subjects any property or asset of PRA or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (ii) neither PRA nor any other Subsidiary has any obligation to maintain or preserve the applicable Permitted Purchase Obligations SPV’s financial condition or cause such entity to achieve certain levels of operating results; and (iii) such Permitted Purchase Obligation is secured (if at all) only over the assets of, and Equity Interests of, the relevant Permitted Purchase Obligations SPV.
“Permitted Purchase Obligations SPV” means a Wholly-Owned Subsidiary (i) which engages in no activities other than the acquisition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims, or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts), the incurrence of Permitted Purchase Obligations to finance such acquisition and any business or activities incidental or related to such business and is set up in connection with the incurrence of Permitted Purchase Obligations, (ii) to which PRA or any Subsidiary contributes, loans or otherwise transfers no amounts in excess of amounts required, after giving effect to the incurrence of Permitted Purchase Obligations, to consummate the relevant purchase of assets and amounts required for incidental expenses, costs and fees for the set-up and continuing operations of such Permitted Purchase Obligations SPV, and (iii) all the Equity Interests of which is held by a Wholly-Owned Subsidiary which holds no other material assets.
“Permitted Subordinated Debt” means, any Indebtedness that has been subordinated to the Obligations on terms and conditions, and pursuant to documents, reasonably satisfactory to Administrative Agent and Required Lenders; provided that in connection with any incurrence of Permitted Subordinated Debt: (a) upon the incurrence of such Permitted Subordinated Debt, a Responsible Officer of PRA shall deliver a certificate to Administrative Agent and Lenders detailing that, after giving effect to such incurrence, PRA shall be in pro forma compliance with all financial covenants set forth in Section 8.11; (b) the Permitted Subordinated Debt shall not contain (i) any covenants (or defaults having the same effect as a covenant) that are more restrictive than those covenants or defaults set forth herein or (ii) any cross-default provisions to the Loan Documents; (c) the other terms of such Permitted Subordinated Debt taken as a whole shall not be more restrictive than those set forth herein; (d) the lender extending such Permitted Subordinated Debt is not an Affiliate of PRA; (e) the terms of such Permitted Subordinated Debt shall not require any principal payments, redemption, amortization, prepayments, repurchases or defeasance prior to ninety-one (91) days after the Maturity Date; and (f) any liens securing such Permitted Subordinated Debt shall be subordinated to the Liens granted in favor of the Administrative Agent in a manner reasonably satisfactory to the Required Lenders.
“Permitted Warrant Transactions” means one or more call options, warrants or rights to purchase (or substantively equivalent derivative transaction) relating to PRA’s common stock (or other securities or property following a merger event or other change of the common stock of PRA) sold by PRA substantially concurrently in connection with any purchase by PRA of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of PRA or any ERISA Affiliate or any such Plan to which

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PRA or any ERISA Affiliate is required to contribute on behalf of any of its employees, but in all cases, excluding a Multiemployer Plan.
“Platform” has the meaning specified in Section 7.02.
“Pledge Agreement” means the second amended and restated pledge agreement dated as of the Restatement Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.
“Portfolio ERC Model” means the models and methodologies that PRA, Portfolio Recovery Associates, Canadian Borrower or Canadian Guarantor, as applicable, uses to account for its loan portfolios and those of its Subsidiaries, consistently with its most recent audited financial statements as of such date of determination.
“Portfolio Recovery Associates” means Portfolio Recovery Associates, LLC, a Delaware limited liability company.
“PPSA” means the Personal Property Security Act (British Columbia) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Administrative Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than British Columbia, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions, including the Civil Code of Quebec, as applicable.
“PRA Group (UK) Revolving Credit Facility” means that certain credit facility (as may be amended, modified, supplemented, released, discharged, restated or amended and restated from time to time), by and among PRA Group Europe Holding I S.à.r.l, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and MUFG Bank, Ltd., as the facility agent.
“Prepayment Amount” means, as of any date of determination, an amount equal to the sum of (a) any voluntary prepayments of Term Loans and Incremental Term Loans, (b) any voluntary prepayments of Revolving Loans (to the extent accompanied by a corresponding permanent commitment reduction) and (c) any voluntary prepayments of the any other term loans, revolving loans or other Indebtedness of the Loan Parties, in each case, secured on a pari passu basis with the Term Loans (and in the case of any prepayment of revolving loans, to the extent accompanied by a corresponding permanent commitment reduction).
“Pro Forma Basis” means, for purposes of calculating (a) the financial covenants set forth in Section 8.11 (including for purposes of determining the Applicable Rate), that any Disposition, Involuntary Disposition, Acquisition, acquisition of any debt portfolio or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b) and (b) the Domestic Borrowing Base or Canadian Borrowing Base in connection with the delivery of a Pro Forma Borrowing Base Certificate, that any acquisition of any debt portfolio shall be deemed to have occurred as of the first day of the most recent month preceding the date of such transaction for which PRA was required to deliver a Borrowing Base Certificate or Canadian Borrowing Base Certificate, as applicable, pursuant to Section 7.02(b). In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, income statement and cash flow statement items

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(whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction, (b) with respect to any Acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for PRA and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by PRA or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (c) Estimated Remaining Collections, Eligible Asset Pools, Eligible Insolvency Asset Pools, Eligible Accounts, Canadian Estimated Remaining Collections, Canadian Eligible Asset Pools, Canadian Insolvency Eligible Asset Pools and Canadian Eligible Accounts shall be calculated to include the debt portfolios acquired during such month and designated in the applicable Pro Forma Borrowing Base Certificate.
“Pro Forma Borrowing Base Certificate” means a certificate of a Responsible Officer of PRA in the form of Exhibit I or I-2, as applicable, containing reasonably detailed calculations of the Domestic Borrowing Base or the Canadian Borrowing Base, as applicable, as of the most recent month end for which PRA was required to deliver a Borrowing Base Certificate or Canadian Borrowing Base Certificate pursuant to Section 7.02(b), but giving effect to an acquisition of debt portfolios by the applicable Borrower; provided that (a) any such acquisition must be for an aggregate purchase price of at least (x) Ten Million Dollars ($10,000,000) with respect to any acquisition of U.S. debt portfolios for which a Borrowing Base Certificate is delivered and (y) Five Million Dollars ($5,000,000) with respect to any acquisition of Canadian debt portfolios for which a Canadian Borrowing Base Certificate is delivered and (b) (i) no more than four (4) Pro Forma Borrowing Base Certificates may be delivered per calendar year in connection with the delivery of a Borrowing Base Certificate and (ii) no more than four (4) Pro Forma Borrowing Base Certificates may be delivered per calendar year in connection with the delivery of a Canadian Borrowing Base Certificate.
“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of PRA containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.
“Protective Rights” means any preference, priority or similar rights customarily sought by a seller of finance receivables in Australia or other relevant markets outside the United States whereby the seller has the option to repurchase Receivables at a predetermined price in circumstances where the buyer suffers an event (including, but not limited to, an insolvency or pre-insolvency event) which would or may reasonably be expected to result in a negative impact to customers or to the reputation of the seller.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 7.02.

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“Purchase Agreement” means the agreement between PRA, the Canadian Borrower or any Guarantor and any Asset Pool Seller for the purchase of an Asset Pool.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.25.
“Qualified Cash” means, at any time of determination, the aggregate balance sheet amount of unrestricted cash and, to the extent readily monetized, Cash Equivalents included in the consolidated balance sheet of PRA and its Subsidiaries as of such time that (i) is free and clear of all Liens other than Liens in favor of the Administrative Agent and non-consensual Permitted Liens, (ii) may be applied to payment of the Obligations under the Loan Documents without violating any law, contract or other agreement, (iii) is on deposit with one or more financial institutions in the United States or Canada and (iv) maintained in an account with the Administrative Agent or subject to a deposit account control agreement, in form and substance reasonably acceptable to Administrative Agent, in favor of Administrative Agent.
“Qualified ECP Guarantor” means at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivable” shall mean a purchased account established for a bank credit card, retail credit card, consumer installment loan, auto loan, line of credit, commercial loan or any other loan, any right to payment associated with life settlements, any indebtedness related to the provision of goods or services or any claim, right to payment or recovery or indebtedness or similar item evidencing past or future payment obligations of any type which can be evaluated and valued by PRA’s or the Canadian Borrower’s (or any Subsidiary’s) models, in each case purchased by PRA, the Canadian Borrower or a Guarantor and any reasonable extension or expansion thereof, as set forth and described in a Purchase Agreement, and all unpaid balances due with respect to such Receivable, together with (to the extent available) all documents evidencing such agreement to make payment of such unpaid balances, including, without limitation, each credit card application or agreement, and each promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay, all as described and referred to in a Purchase Agreement.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recoveries Applied to Negative Allowance” means the measurement of recoveries minus portfolio income in accordance with ASC 326 and pursuant to GAAP.
“Register” has the meaning specified in Section 11.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Business” means any business in which PRA or any of its Subsidiaries was engaged on the Restatement Date and any business reasonably related, ancillary, adjacent, incidental, similar or complementary to such business or are extensions or developments thereof.

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Rate” means with respect to any Borrowing denominated in (a) Dollars, SOFR or (b) Canadian Dollars, Daily Compounded CORRA or Term CORRA, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Designated Borrower Revolving Lenders” means, as of any date of determination, Designated Borrower Revolving Lenders having more than 50% of the Aggregate Designated Borrower Revolving Commitments, or if the Designated Borrower Revolving Commitment of each Designated Borrower Revolving Lender has been terminated, Designated Borrower Revolving Lenders holding in the aggregate more than 50% of the outstanding Designated Borrower Revolving Loans. The Commitments of any Defaulting Lender that is a Designated Borrower Revolving Lender shall be disregarded in determining Required Designated Borrower Revolving Lenders at any time.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, global controller, global treasurer or general counsel of PRA and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of PRA and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of PRA or the applicable Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of PRA or the applicable Loan Party. In each case, to the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restatement Date” means the date hereof.

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“Restricted Amount” has the meaning specified in Section 2.05(b)(vii).
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to PRA’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing, (b) the initial premium amount for a Permitted Bond Hedge Transaction less the proceeds received by PRA from the sale of any related Permitted Warrant Transactions, (c) any payment made in cash to holders of Permitted Convertible Notes in excess of the original principal amount thereof and interest thereon (together with cash in lieu of any fractional shares), unless and to the extent that a corresponding amount is received in cash (whether through a direct cash payment or a settlement in shares of stock that are immediately sold for cash) substantially contemporaneously (or a commercially reasonable period of time prior to or after such cash payment to such holders) from the other parties to a Permitted Bond Hedge Transaction relating to such Permitted Convertible Notes, and (d) any cash payment made in connection with the settlement of a Permitted Warrant Transaction (or the portion thereof remaining after giving effect to any netting or set-off against termination or similar payments under an applicable Permitted Bond Hedge Transaction) solely to the extent PRA has the right to elect to satisfy such payment obligation through the issuance of shares of common stock but declines to make such election; provided, notwithstanding anything in the foregoing to the contrary, neither the conversion of convertible debt or Permitted Warrant Transactions into capital stock (including cash for fractional shares), nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt or Permitted Warrant Transactions made with Equity Interests shall be a Restricted Payment.
“Revolving Loan” means a Domestic Revolving Loan, a Canadian Revolving Loan or a Designated Borrower Revolving Loan, as the case may be.
“Revolving Note” has the meaning specified in Section 2.11(a).
“Right to Collect Account” means a performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument that is owned by a Person that is not PRA or one of its Subsidiaries (a “Third Party”) and in respect of which (a) such Third Party is unable or unwilling to dispose of the relevant performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument to PRA or a Subsidiary; and (b) PRA or a Subsidiary is entitled to collect and retain substantially all of the amounts due under such performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument, or to receive amounts equivalent thereto.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

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“Sanctions” means any international economic sanction or anti-terrorism measure administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Government of Canada, the Norwegian State or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Security Agreement” means the second amended and restated security agreement dated as of the Restatement Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Loan” means a Loan that bears interest at Term SOFR or Daily Simple SOFR.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Loan Party” means any Loan Party or Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 19 of the AGG Guaranty Agreement).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time

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beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of PRA.
“Subsidiary Guarantors” means each Domestic Subsidiary of PRA that is a Wholly Owned Subsidiary identified as a “Guarantor” on the signature pages hereto, and each other Wholly Owned Domestic Subsidiary that joins as a Subsidiary Guarantor pursuant to Section 7.12, together with their successors and permitted assigns; provided that, “Subsidiary Guarantor” shall not include any Excluded Domestic Subsidiaries or Permitted Purchase Obligations SPVs.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Sufficient Liquidity” means cash and Cash Equivalents (including, without limitation, availability under the Domestic Revolving Commitments) in an aggregate amount equal to 115% of the sum of the principal amount of the Permitted Convertible Notes contemplated to be paid by PRA in cash.
“Super-Majority Lenders” means Lenders having Total Credit Exposures representing more than 66 2/3% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Super-Majority Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.
“Supported QFC” has the meaning specified in Section 11.25.
“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender on the Restatement Date or Affiliate of such Lender that is party to a Swap Contract with any Loan Party in existence on the Restatement Date, in each case to the extent permitted by Section 8.03(d).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, for the avoidance of doubt, “Swap Contract” shall not include the Permitted Convertible Notes, any Permitted Bond Hedge Transactions or Permitted Warrant Transactions.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that, for the avoidance of doubt, “Swap Obligations” shall not

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include the Permitted Convertible Notes, any Permitted Bond Hedge Transactions or Permitted Warrant Transactions.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender), in each case, only to the extent representing an obligation of the obligor thereunder.
“Swing Line Lender” means Truist Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent pursuant), appropriately completed and signed by a Responsible Officer of PRA.
“Swing Line Note” has the meaning specified in Section 2.11(a).
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Domestic Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving Commitments.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP. For the avoidance of doubt, “Synthetic Leases” shall not include operating leases.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term CORRA” means, for any Interest Period, with respect to any Borrowing denominated in Canadian dollars the rate per annum equal to the forward-looking term rate based on CORRA, as published by the Term CORRA Administrator (in such case, the “Term CORRA Rate”) that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; provided, that, if the Term CORRA Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Term CORRA Adjustment” means 0.29547% (29.547 basis points) for an Interest Period of one-months’ duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

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“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Loan” means a Loan that bears interest at a rate based on Term CORRA.
“Term Loan” has the meaning specified in Section 2.01(d).
“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to PRA pursuant to Section 2.01(d), in the principal amount set forth opposite such Lender’s name on Schedule 2.01.
“Term Note” has the meaning specified in Section 2.11(a).
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate published two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day (provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto);
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Terrorist Financing Act (Canada)” has the meaning specified in Section 8.16.
“Threshold Amount” means $75,000,000.
“Total Canadian Revolving Outstandings” means the aggregate Outstanding Amount of all Canadian Revolving Loans.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Domestic Revolving Exposure, Canadian Revolving Credit Exposure, Outstanding Amount of all Designated Borrower Revolving Loans, Outstanding Amount of all Term Loans and Outstanding Amount of all Incremental Term Loans of such Lender at such time.

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“Total Domestic Revolving Outstandings” means the aggregate Outstanding Amount of all Domestic Revolving Loans, all Swing Line Loans and all L/C Obligations.
“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender on the Restatement Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Restatement Date.
“Truist Securities” means Truist Securities, Inc., in its capacity as a joint lead arranger and joint bookrunner.
“Trust Management Assets” means Right to Collect Accounts, performing accounts, sub-performing accounts charged-off accounts, loans, receivables, mortgages, debentures, claims, cash and bank accounts or other similar assets or instruments held by a Trust Management SPV on trust for a beneficiary which is not PRA or any Subsidiary.
“Trust Management SPV” means a Subsidiary whose purpose is managing Trust Management Assets and other activities necessary or ancillary to managing Trust Management Assets, including as necessary to fulfill any obligations or duty of the Trust Management SPV as a trustee
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, a Daily Simple SOFR Loan, a Canadian Prime Rate Loan, a Daily Compounded CORRA Loan or a Term CORRA Loan.
“UCC” means the Uniform Commercial Code, as in effect from time to time, in New York.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory or authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

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“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unused Fee” has the meaning specified in Section 2.09(a).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.25.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by PRA directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by PRA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments,

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supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to the actual knowledge of a Responsible Officer of any Loan Party acting diligently and in good faith.
(e)Any requirement under this Agreement that a matter be appropriate, satisfactory or acceptable to the Administrative Agent (or any words of similar import) shall mean, in each case, the Administrative Agent acting reasonably. Any requirement under this Agreement that requires the determination, judgment or discretion of the Administrative Agent (or any concept of similar import) shall require the Administrative Agent to make such determination, judgment or discretion (or any concept of similar import) in good faith in the exercise of reasonable (from the perspective of a secured creditor) creditor business judgment.
(f)All references to the “payment in full” of the Obligations or “as long as any of the Obligations shall be outstanding” or words of similar import shall mean to exclude any (i) contingent indemnification obligations, (ii) contingent expense reimbursement obligations, (iii) Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued and (iv) obligations under Treasury Management Agreements or Swap Contracts.
(g)All references to the payment of fees and expenses of the Administrative Agent or any Lender (other than counsel fees and expenses) shall mean the reasonable and documented out-of-pocket fees; and, with respect to the fees and expenses of counsel, shall mean the reasonable and documented out-of-pocket fees and expenses of one outside law firm for the Administrative Agent and Lenders collectively (and, in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict), any necessary local counsel and shall not include any fees or expenses of internal counsel to an Agent or any Lender.
(h)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

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(i)For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Collateral Document) and for all other purposes pursuant to which the interpretation or construction of a Collateral Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, and (ix) an “agent” shall be deemed to include a “mandatary”.
1.03Accounting Terms.
(a)Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by PRA in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either PRA or the Required Lenders shall so request, the Administrative Agent, the Lenders and PRA shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
(c)Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.
(d)FASB ASC 825 and FASB ASC 470-20. Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of PRA and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
1.04Rounding.
Any financial ratios required to be maintained by PRA pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or an L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Borrowings and Outstanding Amounts denominated in Canadian Dollars. Such Dollar Equivalent shall become effective as of the date of a Borrowing or continuation and shall be the Dollar Equivalent of such amounts until the date of the subsequent Borrowing or continuation.

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Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Canadian Dollars for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or an L/C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Daily Compounded CORRA Loan or a Term CORRA Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the Canadian Dollar equivalent of such Dollar amount (rounded to the nearest unit of such Canadian Dollar, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or an L/C Issuer, as the case may be.
(c)The Administrative Agent do not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, “Daily Compounded CORRA”, “Term CORRA” or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.
1.06Reserved.
1.07Rates; Licensing.
(a)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(b)By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.
1.08Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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1.09Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Commitments.
(a)Domestic Revolving Loans. Subject to the terms and conditions set forth herein, each Domestic Revolving Lender severally agrees to make loans (each such loan, a “Domestic Revolving Loan”) to PRA in Dollars from time to time on any Business Day during the applicable Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Domestic Revolving Lender’s Domestic Revolving Commitment; provided, however, that after giving effect to any Borrowing of Domestic Revolving Loans, (i) the Total Domestic Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (ii) the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loans plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base, and (iii) the Domestic Revolving Exposure of any Domestic Revolving Lender shall not exceed such Lender’s Domestic Revolving Commitment. Within the limits of each Domestic Revolving Lender’s Domestic Revolving Commitment, and subject to the other terms and conditions hereof, PRA may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Domestic Revolving Loans may be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans, or a combination thereof, as further provided herein.
(b)[Reserved].
(c)Canadian Revolving Loans. Subject to the terms and conditions set forth herein, each Canadian Revolving Lender severally agrees to make loans (each such loan, a “Canadian Revolving Loan”) to the Canadian Borrower in Canadian Dollars from time to time on any Business Day during the applicable Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Canadian Revolving Commitment; provided, however, that after giving effect to any Borrowing of Canadian Revolving Loans, (i) the Total Canadian Revolving Outstandings shall not exceed the Aggregate Canadian Revolving Commitments, (ii) the Total Canadian Revolving Outstandings shall not exceed the Canadian Borrowing Base and (iii) the Canadian Revolving Exposure of any Canadian Revolving Lender shall not exceed such Lender’s Canadian Revolving Commitment. Within the limits of each Canadian Revolving Lender’s Canadian Revolving Commitment, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Canadian Revolving Loans in Canadian Dollars may be Canadian Prime Rate Loans, Term CORRA Loans or Daily Compounded CORRA Loans, or a combination thereof, as further provided herein.
(d)Term Loan. Subject to the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make its portion of a term loan (the “Term Loan”) to PRA in Dollars on the Restatement Date in an amount not to exceed such Lender’s Term Loan Commitment. As of the Restatement Date, the aggregate principal amount outstanding of such Term Loan is $472,610,878.00. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may

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consist of Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans or a combination thereof, as further provided herein.
(e)Designated Borrower Revolving Loans. Subject to Section 2.02(f), on or after the effective date of the Designated Borrower Joinder Agreement, each Designated Borrower Revolving Lender severally agrees to make Designated Borrower Revolving Loans to the Designated Borrower in Dollars or in Canadian Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Designated Borrower Revolving Commitment; provided, that, after giving effect to any Borrowing of Designated Borrower Revolving Loans, (i) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the Aggregate Designated Borrower Revolving Commitments, (ii) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the borrowing base set forth in the Designated Borrower Joinder Agreement, and (iii) the Designated Borrower Revolving Loans of any Lender shall not exceed such Lender’s Designated Borrower Revolving Commitment. Within the limits of each Lender’s Designated Borrower Revolving Commitment, and subject to the other terms and conditions hereof, the Designated Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Designated Borrower Revolving Loans in Dollars may be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans, or a combination thereof, as further provided therein. Designated Borrower Revolving Loans in Canadian Dollars may be Canadian Prime Rate Loans, Term CORRA Loans or Daily Compounded CORRA Loans, or a combination thereof, as further provided herein.
(f)Incremental Term Loan. Subject to Section 2.02(f), on the effective date of the Incremental Term Loan Lender Joinder Agreement, each Incremental Term Loan Lender severally agrees to make its portion of a term loan (the “Incremental Term Loan”) in a single advance to PRA in Dollars in the amount of its respective Incremental Term Loan Commitment as set forth in the Incremental Term Loan Lender Joinder Agreement; provided, however, that after giving effect to such advances, (i) the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders and (ii) the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base. Amounts repaid on the Incremental Term Loan may not be reborrowed. The Incremental Term Loan may consist of Base Rate Loans, Daily Simple SOFR Loans, Term SOFR Loans, or a combination thereof, as PRA may request.
(g)PRA shall use commercially reasonable efforts to the extent practicable to allocate Borrowings such that the percentages of the Domestic Revolving Loans and Canadian Revolving Loans outstanding on an approximate basis at any time under each such facility are not disproportionate, as determined in the reasonable discretion of PRA.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of a Term SOFR Loan, Daily Compounded CORRA Loan or Term CORRA Loan shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) in the case of Term SOFR Loans, 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, or conversion to or continuation of Term SOFR Loans denominated in Dollars or of any conversion of Term SOFR Loans denominated in Dollars to Base Rate Loans or Daily Simple SOFR Loans, (ii) in the case of Daily Compounded CORRA Loan and Term CORRA Loans, 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, or conversion to or continuation of Daily Compounded CORRA Loans and Term CORRA Loans or of any conversion of Daily Compounded CORRA Loans or Term CORRA Loans to Canadian Prime Rate Loans, (iii) 11:00 a.m. one Business Day prior to the requested date of any Canadian Prime Rate Loans and (iv) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans or Daily Simple SOFR Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans, Daily Simple SOFR

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Loans, Daily Compounded CORRA Loans or Term CORRA Loans shall be in a principal amount of the Dollar Equivalent of $2,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or Canadian Prime Rate Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the requested Borrowing is to be a Domestic Revolving Borrowing, a Canadian Revolving Borrowing, a Borrowing of Designated Borrower Revolving Loans, a Borrowing of the Term Loan or a Borrowing of the Incremental Term Loan, (ii) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the currency and principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Loans to be borrowed. If the applicable Borrower fails to specify a currency in a Loan Notice requesting a Borrowing of Revolving Loans, then the Revolving Loans so requested shall be made in Dollars (or, in the case of Canadian Revolving Loans, Canadian Dollars). If the applicable Borrower fails to specify a Type of a Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans (or, in the case of Canadian Revolving Loans, Canadian Prime Rate Loans). Any automatic conversion to Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loan. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and then reborrowed in the other currency.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or Canadian Prime Rate Loans, or continuation of Revolving Loans denominated in a currency other than Dollars, in each case, as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office, for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars, any Canadian Revolving Loan or the Term Loan, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either at the option of the applicable Borrower by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to such Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Loan, Daily Compounded CORRA Loan or a Term CORRA Loan may be continued or converted only on the last day of the Interest Period for such Term SOFR Loan, Daily Compounded CORRA Loan or Term CORRA Loan, as applicable. If an Event of Default shall have occurred and be continuing, no Loans may be requested as, converted to or continued as Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify PRA and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Term CORRA Loans upon determination of such interest rate. At any time that Base Rate Loans or Canadian Prime Rate Loans are

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outstanding, the Administrative Agent shall notify PRA and the Lenders of any change in the Prime Rate used in determining the Base Rate or the Canadian Prime Rate, as applicable, promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 12 Interest Periods in effect with respect to all Loans.
(f)PRA may at any time and from time to time after the Restatement Date, upon prior written notice by PRA to the Administrative Agent, increase the Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) in an aggregate amount not to exceed (x) $500,000,000 plus (y) the Prepayment Amount.
(i)Increase in Aggregate Domestic Revolving Commitments. PRA may, at any time and from time to time, upon prior written notice by PRA to the Administrative Agent increase the Aggregate Domestic Revolving Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) with additional Domestic Revolving Commitments from any existing Lender with a Domestic Revolving Commitment or new Domestic Revolving Commitments from any other Person selected by PRA and reasonably acceptable to the Administrative Agent and the L/C Issuers; provided that:
(A)any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, or such other integral amount as the Administrative Agent may agree in its reasonable discretion;
(B)no Default or Event of Default shall exist and be continuing at the time of any such increase;
(C)no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;
(D)(1) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and as a condition precedent to such increase, PRA shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of PRA, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (y) no Default or Event of Default exists; and
(E)Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Domestic Revolving Commitments pursuant to this Section 2.02(f)(i) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(f)(i).

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(ii)Increase in Canadian Revolving Commitments. The Canadian Borrower may, at any time and from time to time, upon prior written notice by the Canadian Borrower to the Administrative Agent increase the Aggregate Canadian Revolving Commitments with additional Canadian Revolving Commitments from any existing Canadian Revolving Lender or new Canadian Revolving Commitments from any other Person selected by the Canadian Borrower and reasonably acceptable to the Administrative Agent; provided that:
(A)any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof, or such other integral amount as the Administrative Agent may agree in its reasonable discretion;
(B)no Default or Event of Default shall exist and be continuing at the time of any such increase;
(C)no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;
(D)(1) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and as a condition precedent to such increase, PRA shall deliver to the Administrative Agent a certificate of each Loan Party (including the Canadian Borrower) dated as of the date of such increase signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of PRA, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (y) no Default or Event of Default exists; and
(E)Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Canadian Revolving Commitments pursuant to this Section 2.02(f)(ii) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(f)(ii).
(iii)Institution of Designated Borrower Revolving Commitments. The Designated Borrower may, pursuant to this Section 2.02(f) request to establish an additional tranche of revolving Commitments (“Designated Borrower Revolving Commitments” and the related Revolving Loans, “Designated Borrower Revolving Loans”) to be available to such Designated Borrower to be added as an additional Borrower hereunder, which such Designated Borrower shall be a Foreign Subsidiary of PRA. Such request must be made upon not less than 15 Business Days’ written notice from PRA to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), and the Administrative Agent shall promptly deliver counterparts of such notice to each Lender. The Designated Borrower Revolving Commitments shall be effected by an agreement in substantially the form of Exhibit I (a “Designated Borrower Joinder Agreement”), duly executed by the Borrower, the Designated Borrower, the Administrative Agent and each Lender that elects to make the

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Designated Borrower Revolving Loans (the “Designated Borrower Revolving Lenders”); subject to the satisfaction of the conditions precedent set forth in Section 2.02(f)(i) (including the conditions set forth in clause (A) above).
(A)The parties hereto acknowledge and agree that prior to any proposed Designated Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent, on behalf of the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, foreign security documentation and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or the Required Designated Borrower Revolving Lenders in their sole discretion, and Notes signed by such new Borrower to the extent any Designated Borrower Revolving Lenders so require. If the Administrative Agent and the Designated Borrower Revolving Lenders agree that a proposed Designated Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel, foreign security documentation and other documents or information, the Administrative Agent shall send a notice to PRA and the Lenders specifying the effective date upon which the proposed Designated Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein; provided that (x) no Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date and (y) any Borrowing by the Designated Borrower hereunder shall be subject to compliance with the foreign borrowing base agreed to in the Designated Borrower Joinder Agreement.
(B)Upon the effectiveness of any Designated Borrower Revolving Commitments, any new Designated Borrower Revolving Loans shall be deemed to be additional Revolving Loans hereunder. The terms and provisions of any Designated Borrower Revolving Commitments and the related Designated Borrower Revolving Loans shall be as set forth in this Agreement or the Designated Borrower Joinder Agreement, as applicable; provided, however, that the maturity date applicable to such Designated Borrower Revolving Commitments shall be the Maturity Date and the terms and provisions of Designated Borrower Revolving Commitments and the related Designated Borrower Revolving Loans shall be identical to the existing Revolving Loans and any provisions applicable to Revolving Loans hereunder, except where specifically noted herein or in the Designated Borrower Joinder Agreement.
(C)The Subsidiary of PRA that becomes a “Designated Borrower” pursuant to this Section 2.02(f)(iii) hereby irrevocably appoints PRA as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by PRA, whether or not such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to PRA in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(D)No existing Lender shall be under any obligation to provide a Designated Borrower Revolving Commitment and any such decision whether to

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provide a Designated Borrower Revolving Commitment shall be in such Lender’s sole and absolute discretion.
(iv)Institution of Incremental Term Loan. PRA may, at any time, upon prior written notice to the Administrative Agent, institute the Incremental Term Loan; provided that:
(A)PRA (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of the increase from existing Lenders or other Persons reasonably acceptable to the Administrative Agent, which Lenders shall join in this Agreement as Incremental Term Loan Lenders by executing an Incremental Term Loan Lender Joinder Agreement or other agreement reasonably acceptable to the Administrative Agent;
(B)any such institution of the Incremental Term Loan shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof;
(C)no Default or Event of Default shall exist and be continuing at the time of such institution;
(D)the Applicable Rate of each Incremental Term Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement;
(E)the Incremental Term Loan Maturity Date shall be as set forth in the Incremental Term Loan Lender Joinder Agreement, provided that such date shall not be earlier than the Maturity Date;
(F)the scheduled principal amortization payments under the Incremental Term Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement; provided that the weighted average life of the Incremental Term Loan shall not be less than the weighted life to maturity of the Term Loan;
(G)Schedule 2.01 shall be deemed revised to reflect the commitments and commitment percentages of the Incremental Term Loan Lenders as set forth in the Incremental Term Loan Lender Joinder Agreement;
(H)no existing Lender shall be under any obligation to provide Incremental Term Loans and any such decision whether to provide Incremental Term Loans shall be in such Lender’s sole and absolute discretion;
(I)the Incremental Term Loan may be a delayed draw term loan, subject to the terms set forth in the Incremental Term Loan Lender Joinder Agreement; and
(J)as a condition precedent to such institution of the Incremental Term Loan and the effectiveness of the Incremental Term Loan Lender Joinder Agreement, PRA shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such institution and effectiveness (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (I) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Term Loan, and (II) in the case of PRA, certifying that, before and after giving effect to the Incremental Term Loan, (x) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all

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material respects as of such earlier date, and except that for purposes of this Section 2.02(f)(iv), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (y) no Default or Event of Default exists.
(g)Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by PRA, the Administrative Agent and such Lender.
(h)With respect to CORRA, Daily Compounded CORRA, Term CORRA, Term SOFR, Daily Simple SOFR, or SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to PRA and the Lenders reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuers agree, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Canadian Dollars for the account of PRA or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Domestic Revolving Lenders severally agree to participate in Letters of Credit issued for the account of PRA or its Subsidiaries and any drawings thereunder; provided, however, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the Total Domestic Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (ii) the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loans plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base, (iii) the Domestic Revolving Exposure of any Domestic Revolving Lender shall not exceed such Lender’s Domestic Revolving Commitment and (iv) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by PRA for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by PRA that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, PRA’s ability to obtain Letters of Credit shall be fully revolving, and accordingly PRA may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)The L/C Issuers shall not issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Domestic Revolving Lenders holding more than 50% of the Domestic Revolving Commitments have approved such expiry date; or

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(B)the expiry date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless all the applicable Domestic Revolving Lenders have approved such expiry date.
(iii)The L/C Issuers shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable L/C Issuer with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon an L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the applicable L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;
(D)such Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars; or
(E)any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer (in its sole discretion) with PRA or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)The applicable L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)The applicable L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)The L/C Issuers shall act on behalf of the Lenders with respect to any Letters of Credit issued by them and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

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(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of PRA delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of PRA. Such letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, PRA shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from PRA and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Domestic Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of PRA or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Domestic Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)If PRA so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by

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the applicable L/C Issuer, PRA shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, Domestic Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Domestic Revolving Lenders holding more than 50% of the Domestic Revolving Commitments have elected not to permit such extension or (2) from the Administrative Agent, any Lender or PRA that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to PRA and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify PRA and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars or Canadian Dollars (the “Honor Date”), PRA shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the applicable currency of such drawing. If PRA fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Domestic Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars) (the “Unreimbursed Amount”), and the amount of such Domestic Revolving Lender’s Applicable Percentage thereof. In such event, PRA shall be deemed to have requested a Borrowing of Domestic Revolving Loans (which shall accrue interest as Base Rate Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (which, in the case of a Letter of Credit denominated in Canadian Dollars, shall be the Dollar Equivalent of such amount on the Honor Date), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Domestic Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Domestic Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments. Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Domestic Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Domestic Revolving Lender that so makes funds available shall be deemed to have made

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a Base Rate Loan to PRA in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, PRA shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Domestic Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Domestic Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Domestic Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Domestic Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Domestic Revolving Lender’s obligation to make Domestic Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Domestic Revolving Lender may have against the applicable L/C Issuer, PRA or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the applicable Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of PRA to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Domestic Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Domestic Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer. A certificate of the applicable L/C Issuer submitted to any Domestic Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Domestic Revolving Lender such Domestic Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon in Dollars (whether directly from PRA or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to

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such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Domestic Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Domestic Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of PRA to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that PRA or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of PRA or any waiver by the applicable L/C Issuer which does not in fact materially prejudice PRA;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP or the UCP, as applicable;
(vii)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

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(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, PRA or any Subsidiary; or
(ix)any adverse change in the relevant exchange rates or in the availability of the Canadian Dollar to PRA or any Subsidiary or in the relevant currency markets generally.
PRA shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with PRA’s instructions or other irregularity, PRA will immediately notify the applicable L/C Issuer. PRA shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuers. Each Domestic Revolving Lender and PRA agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable to any Domestic Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Domestic Revolving Lenders or the Domestic Revolving Lenders holding more than 50% of the Domestic Revolving Commitments, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. PRA hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not preclude PRA’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, PRA may have a claim against an L/C Issuer, and such L/C Issuer may be liable to PRA, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by PRA which PRA proves were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless such L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuers may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and PRA when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to PRA for, and each L/C Issuer’s rights and remedies against PRA shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order or industry practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of

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the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees. PRA shall pay to the Administrative Agent for the account of each Domestic Revolving Lender in accordance with its Applicable Percentage in Dollars a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. PRA shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee of 0.125% per annum respect to each Letter of Credit, computed on the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, PRA shall pay directly to the applicable L/C Issuer for its own account in Dollars the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, PRA shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. PRA hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of PRA, and that PRA’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)Letters of Credit Reports. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report (a “Letter of Credit Report”), as set forth below:
(i)reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

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(iii)on any Business Day on which PRA fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;
(iv)on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v)for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.
2.04Swing Line Loans.
(a)Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Domestic Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to PRA in Dollars from time to time on any Business Day during the Availability Period with respect to Domestic Revolving Commitments in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Domestic Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (ii) the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loans plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base and (iii) the Domestic Revolving Exposure of any Domestic Revolving Lender shall not exceed such Domestic Revolving Lender’s Domestic Revolving Commitment, (y) PRA shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, PRA may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Domestic Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Domestic Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon PRA’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in

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Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to PRA.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole discretion may request, on behalf of PRA (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Domestic Revolving Lender make a Base Rate Loan in an amount equal to such Domestic Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Domestic Revolving Outstandings shall not exceed the lesser of (x) the Aggregate Domestic Revolving Commitments and (y) the Domestic Borrowing Base. The Swing Line Lender shall furnish PRA with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Domestic Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Domestic Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to PRA in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Domestic Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Domestic Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Domestic Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Domestic Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Domestic Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Domestic Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Domestic Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Lender’s obligation to make Domestic Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Domestic Revolving Lender may have against the Swing Line Lender, PRA or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C)

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any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Revolving Lender’s obligation to make Domestic Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of PRA to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Domestic Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Domestic Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Domestic Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Domestic Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing PRA for interest on the Swing Line Loans. Until each Domestic Revolving Lender funds its Domestic Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. PRA shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.
(a)Voluntary Prepayments.
(i)Revolving Loans and Term Loan. The applicable Borrower may, upon notice from PRA to the Administrative Agent, at any time or from time to time voluntarily prepay Domestic Revolving Loans, Canadian Revolving Loans, Designated Borrower Revolving Loans, the Term Loan and/or the Incremental Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be in substantially the form attached hereto as Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer and received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans denominated in Dollars, (2) three Business Days prior to any date of prepayment of any Daily Compounded CORRA Loans or Term CORRA Loans, and (3) on the date of prepayment of Base Rate Loans, Daily Simple SOFR Loans or Canadian Prime Rate Loans; (B) any such prepayment of Term SOFR Loans, Daily Simple SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans shall be in a principal amount of the Dollar Equivalent of $2,000,000 or a whole multiple of

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the Dollar Equivalent of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans or Canadian Prime Rate Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are the Domestic Revolving Loans, the Canadian Revolving Loans, the Designated Borrower Revolving Loans, the Term Loan and/or the Incremental Term Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by PRA, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, any such notice of a voluntary prepayment may be conditioned upon the happening or occurrence of a specified event, the proceeds of which are intended to be used to prepay such outstanding Loans, and thereafter revoked in the event that such specified event does not occur, or modified to extend the proposed prepayment, by not more than five (5) Business Days (or such longer postponement as reasonably agreed by the Administrative Agent). Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Loan, any Daily Compounded CORRA Loan and any Term CORRA Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Each such prepayment of the Term Loans or the Incremental Term Loan shall be applied to the Term Loan and Incremental Term Loan on a pro rata basis to the remaining principal amortization payments of the Term Loan and Incremental Term Loan in direct order of maturity until the Term Loan and Incremental Term Loan have been paid in full.
(ii)Swing Line Loans. PRA may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by PRA, PRA shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory Prepayments of Loans.
(i)Revolving Commitments.
(A)If for any reason the Total Domestic Revolving Outstandings at any time exceed the Aggregate Domestic Revolving Commitments then in effect, PRA shall immediately prepay Domestic Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that PRA shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Domestic Revolving Loans and the Swing Line Loans, the Total Domestic Revolving Outstandings exceed the Aggregate Domestic Revolving Commitments then in effect.
(B)[Reserved].
(C)If for any reason the Total Canadian Revolving Outstandings at any time exceed 105% of the Aggregate Canadian Revolving Commitments then

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in effect, the Canadian Borrower shall, within one (1) Business Day, prepay Canadian Revolving Loans in an aggregate amount equal to such excess.
(D)If for any reason the Outstanding Amount of Designated Borrower Revolving Loans at any time exceed the Aggregate Designated Borrower Revolving Commitments then in effect, the Designated Borrower shall, within one (1) Business Day, prepay Designated Borrower Revolving Loans in an aggregate amount equal to such excess.
(ii)Dispositions. PRA shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions (other than Dispositions of debt portfolios, NFR Assets or other assets in the ordinary course of business ) to the extent such Net Cash Proceeds are not (x) reinvested in Eligible Assets within 270 days of the date of such Disposition or (y) committed to be invested in Eligible Assets within 270 days of PRA’s receipt of the Net Cash Proceeds from such Disposition and actually invested in such Eligible Assets within 365 days of PRA’s receipt of the Net Cash Proceeds from such Disposition; provided, however, PRA shall be permitted to retain Net Cash Proceeds from Dispositions to the extent such Net Cash Proceeds do not exceed $3,000,000 in the aggregate in any fiscal year. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (vi) below.
(iii)Debt Issuances. Promptly upon receipt by any Loan Party of the Net Cash Proceeds of any Debt Issuance, PRA shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below).
(iv)Extraordinary Receipts. PRA shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Extraordinary Receipts to the extent such Net Cash Proceeds are not (x) reinvested in Eligible Assets within 270 days of such Extraordinary Receipt or (y) committed to be invested in Eligible Assets within 270 days of PRA’s receipt of the Net Cash Proceeds from such Extraordinary Receipt and actually invested in such Eligible Assets within 365 days of PRA’s receipt of the Net Cash Proceeds from such Extraordinary Receipt; provided, that PRA shall not be required to repay Extraordinary Receipts pursuant to this clause (iv) unless it shall have received aggregate Net Cash Proceeds of Extraordinary Receipts in excess of $3,000,000 at any time. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (vi) below.
(v)Borrowing Base.
(A)Domestic Borrowing Base. If for any reason 100% of the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loans plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) at any time exceed the Domestic Borrowing Base, PRA shall immediately prepay, at its option, the Term Loans, Incremental Term Loan, Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that PRA shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless, after the prepayment in full of the Term Loan, Incremental Term Loan and the Domestic Revolving Loans, the L/C Obligations exceed the Domestic Borrowing Base.
(B)Canadian Borrowing Base. If for any reason 100% of the Total Canadian Revolving Outstandings at any time exceed the Canadian Borrowing

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Base, the Canadian Borrower shall immediately prepay Canadian Revolving Loans in an aggregate amount equal to such excess.
(vi)Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:
(A)(i) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A) and Section 2.05(b)(i)(E), ratably to Domestic Revolving Loans and Swing Line Loans and (after all Domestic Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations; (ii) [reserved]; (iii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), ratably to Canadian Revolving Loans; and (iv) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), ratably to Designated Borrower Revolving Loans; in each case without a corresponding permanent reduction of the respective Commitments;
(B)with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii), (iii) and (iv) first pro rata to the Term Loan and the Incremental Term Loan (ratably to the remaining principal amortization payments of each Loan), then (after the Term Loan and the Incremental Term Loan have been paid in full) ratably to the Revolving Loans and the Swing Line Loans (without a corresponding permanent reduction of the respective Commitments) and then (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations; and
(C)(x) with respect to all amounts prepaid pursuant to Section 2.05(b)(v)(A), at the Borrower’s direction to the Term Loan and to the Incremental Term Loan, to the Domestic Revolving Loans or Swing Line Loans until repaid in full (without a corresponding permanent reduction of the respective Commitments with respect to the Domestic Revolving Loans and Swing Line Loans), and then (after all Term Loans, Incremental Term Loans, Domestic Revolving Loans and Swing Line Loans shall have been repaid in full) to Cash Collateralize L/C Obligations and (y) with respect to all amounts prepaid pursuant to Section 2.05(b)(v)(B), ratably to Canadian Revolving Loans.
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and/or Canadian Prime Rate Loans, if applicable, then to Daily Simple SOFR Loans, as applicable, and then to Term SOFR Loans, Daily Compounded CORRA Loans and Term CORRA Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. Prepayments pursuant to this Section 2.05 shall not result in a permanent reduction in the Commitments in respect of any Revolving Loans so prepaid.
(vii)Restricted Amounts. Notwithstanding anything to the contrary contained in this Section 2.05(b), to the extent any mandatory prepayment required hereunder (other than any such payments pursuant to clause (i), (iii) or (v) of Section 2.05(b)) is attributable to assets, revenues or EBITDA of the Canadian Borrower, its Foreign Subsidiaries or any other Foreign Subsidiaries, such prepayment will be subject to permissibility under local law (e.g., financial assistance, corporate benefit, thin capitalization, capital maintenance, and similar legal principles, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) and restrictions under such entity’s Organization Documents (including as a result of minority ownership) or any restriction in any contract to which such Foreign Subsidiary is a party (and not prohibited by the terms hereof). Further, if (x) PRA determines in good faith, in consultation with the Administrative Agent, that any

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Loan Party or any of its Subsidiaries would incur a Tax liability (including any withholding Tax) or if an adverse Tax consequence (including a deemed dividend) would result or (y) PRA determines in good faith that any Loan Party or any Subsidiary would violate any law, Organization Document or any restriction in any contract to which a Foreign Subsidiary is a party (and not prohibited by the terms hereof), if all or a portion of the funds required to make such mandatory prepayment were upstreamed or transferred as a distribution or dividend (the amount of any such funds, a “Restricted Amount”), then the amount PRA will be required to mandatorily prepay shall be reduced by the Restricted Amount, and the failure to apply any such Restricted Amounts toward any such mandatory prepayment shall not result in a Default or Event of Default hereunder; provided, that this paragraph shall not operate to limit the obligation of the Canadian Borrower or the Canadian Guarantors to make prepayment of the Canadian Borrower Obligations from Net Cash Proceeds received by the Canadian Borrower or such Canadian Guarantor required by this Section 2.05(b).
2.06Termination or Reduction of Revolving Commitments.
(a)Optional Reductions. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Designated Borrower Revolving Commitments, the Aggregate Domestic Revolving Commitments or the Aggregate Canadian Revolving Commitments or from time to time (w) PRA may permanently reduce the Domestic Revolving Commitments to an amount not less than the Outstanding Amount of Domestic Revolving Loans, Swing Line Loans and L/C Obligations, (x) the Canadian Borrower may permanently reduce the Canadian Revolving Commitments to an amount not less than the Outstanding Amount of Canadian Revolving Loans, (y) [reserved] or (z) the Designated Borrower may permanently reduce the Designated Borrower Revolving Commitments to an amount not less than the Outstanding Amount of Designated Borrower Revolving Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Domestic Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Domestic Revolving Outstandings would exceed the Aggregate Domestic Revolving Commitments, (B) the Aggregate Canadian Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Canadian Revolving Outstandings would exceed the Aggregate Canadian Revolving Commitments, (C) [reserved], (D) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (E) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, or (F) the Designated Borrower Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Designated Borrower Revolving Loans would exceed the Designated Borrower Revolving Commitments and (iv) any such notice of optional commitment termination or optional commitment reduction may be conditioned upon the happening or occurrence of a specified event, the proceeds of which are intended to be used to refinance such commitments, and thereafter revoked in the event that such specified event does not occur, or modified to extend the proposed termination or reduction date, by no more than five (5) Business Days (or such longer postponement as reasonably agreed by the Administrative Agent).
(b)Mandatory Reductions. If after giving effect to any reduction or termination of Domestic Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Aggregate Domestic Revolving Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)Notice. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit, the Aggregate Domestic Revolving Commitments, the Aggregate Canadian Revolving Commitments or the Aggregate Designated Borrower Revolving Commitments under this Section 2.06. Upon any reduction of the Aggregate Domestic Revolving Commitments, the Domestic Revolving Commitment of each Domestic Revolving

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Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Canadian Revolving Commitments, the Canadian Revolving Commitment of each Canadian Revolving Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Designated Borrower Revolving Commitments, the Designated Borrower Revolving Commitments of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the applicable Commitments accrued until the effective date of any termination of the applicable Commitments shall be paid on the effective date of such termination.
2.07Repayment of Loans.
(a)Domestic Revolving Loans. PRA shall repay to the applicable Lenders on the Maturity Date, the aggregate outstanding principal amount of all Domestic Revolving Loans of the Revolving Lenders.
(b)[Reserved].
(c)Canadian Revolving Loans. The Canadian Borrower shall repay to the applicable Lenders on the Maturity Date, the aggregate outstanding principal amount of all Canadian Revolving Loans of the Revolving Lenders.
(d)Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date within one (1) Business Day of demand therefor by the Swing Line Lender and (ii) the Maturity Date.
(e)Term Loan. PRA shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

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Payment Dates	Principal Amortization Payment
December 31, 2024	$2,500,000
March 31, 2025	$2,500,000
June 30, 2025	$2,500,000
September 30, 2025	$2,500,000
December 31, 2025	$2,500,000
March 31, 2026	$2,500,000
June 30, 2026	$2,500,000
September 30, 2026	$2,500,000
December 31, 2026	$2,500,000
March 31, 2027	$2,500,000
June 30, 2027	$2,500,000
September 30, 2027	$2,500,000
December 31, 2027	$2,500,000
March 31, 2028	$2,500,000
June 30, 2028	$2,500,000
September 30, 2028	$2,500,000
December 31, 2028	$2,500,000
March 31, 2029	$2,500,000
June 30, 2029	$2,500,000
September 30, 2029	$2,500,000
Maturity Date	Outstanding Principal Balance of Term Loan
(f)Designated Borrower Revolving Loans. The Designated Borrower shall repay to the Designated Borrower Lenders on the Maturity Date the aggregate principal amount of all Designated Borrower Revolving Loans outstanding on such date.
(g)Incremental Term Loan. PRA shall repay the outstanding principal amount of the Incremental Term Loan in the installments on the dates and in the amounts set forth in the Incremental Term Loan Lender Joinder Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.
2.08Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, (iii) each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate, (iv) each Daily Compounded CORRA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Compounded CORRA for such Interest Period plus the Applicable Rate, (v) each Term CORRA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Term CORRA for such Interest Period plus the Applicable Rate, (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, and (vii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.

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(b)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, Obligations that are overdue shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such amount is paid or the failure to pay such amount when due is waived.
(i)Upon the request of the Required Lenders, if any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such amount is paid or the failure to pay such amount when due is waived.
(ii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such Event of Default is waived or cured.
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
(e)If any provision of this Agreement or of any of the other Loan Documents would obligate any Borrower or any Guarantor to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate.
2.09Fees.
In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)Unused Fee. (i) PRA shall pay to the Administrative Agent, for the account of each Domestic Revolving Lender in accordance with its Applicable Percentage, an unused line fee at a rate per annum equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Domestic Revolving Commitments exceed the sum of (y) the Outstanding Amount of Domestic Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15 and (ii) the Canadian Borrower shall pay to the Administrative Agent, for the account of each Canadian Revolving Lender in accordance with its Applicable Percentage, an unused line fee at a rate per annum equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Canadian Revolving Commitments exceed the Outstanding Amount of Canadian

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Revolving Loans (the fees payable pursuant to clauses (i) and (ii), collectively, the “Unused Fee”). The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, on the date of any reduction of the Domestic Revolving Commitments or the Canadian Revolving Commitments and on the Maturity Date; provided, that (A) no Unused Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Unused Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by PRA so long as such Lender shall be a Defaulting Lender. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Domestic Revolving Commitments.
(b)Fee Letter. The Borrowers shall pay to Truist Securities and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Canadian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of PRA or for any other reason, PRA or the Lenders reasonably determine that (i) the Consolidated Senior Secured Leverage Ratio as calculated by PRA as of any applicable date after the date hereof was inaccurate and (ii) a proper calculation of the Consolidated Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to PRA under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate. PRA’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such

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matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Domestic Revolving Loans, be in the form of Exhibit C-1 (a “Domestic Revolving Note”), (ii) [reserved], (iii) in the case of Canadian Revolving Loans, be in the form of Exhibit C-3 ( a “Canadian Revolving Note”), (iv) in the case of Designated Borrower Revolving Loans, be in the form of Exhibit C-4 (a “Designated Borrower Revolving Note”) (v) in the case of Swing Line Loans, be in the form of Exhibit D (a “Swing Line Note”), (vi) in the case of the Term Loan, be in the form of Exhibit E-1 (a “Term Note”), and (vii) in the case of the Incremental Term Loan, be in the form of Exhibit E-2 (and “Incremental Term Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars or Canadian Dollars, as applicable, and in Same Day Funds. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in Canadian Dollars, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Canadian Dollar payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans (or, in the case of any Borrowing of Base Rate Loans, Daily Simple SOFR Loans or Canadian Prime Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, Daily Simple SOFR Loans or Canadian Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the applicable Borrower in Dollars, the interest rate applicable to Base

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Rate Loans, or in the case of Canadian Dollars, in accordance with such market practice. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to a payment that the Administrative Agent make for the account of the Lenders or any L/C Issuer hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with the banking industry rules on interbank compensation..
A notice of the Administrative Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in

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L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the applicable Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14Cash Collateral.
(a)Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) PRA shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iv) there shall exist a Defaulting Lender, PRA shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. PRA, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, PRA will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Truist Bank. PRA shall pay on demand therefor from time to time all

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customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendment. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize the applicable L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as PRA may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and PRA, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the applicable L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to

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such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, PRA shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders with a Domestic Revolving Commitment in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Domestic Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.02(a) and (b) are satisfied at the time of such reallocation (and, unless the applicable Borrower shall have otherwise notified the Administrative Agent at such time, such Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Domestic Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Domestic Revolving Commitment. Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers

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shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in any amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)Defaulting Lender Cure. If PRA, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of any of the Loan Parties or the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings and deductions applicable to additional amounts payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e)

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below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional amounts payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except penalties or expenses that arise as a result of the bad faith, gross negligence or willful misconduct of such Recipient as finally determined by a court of competent jurisdiction. A certificate as to the amount of such payment or liability delivered to PRA by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii)(x) below.
(ii)Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section

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3.01, each Loan Party shall deliver to the Administrative Agent or applicable Lender, or the Administrative Agent shall deliver to the applicable Lender, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to PRA and the Administrative Agent, at the time or times reasonably requested by PRA or the Administrative Agent, such properly completed and executed documentation reasonably requested by PRA or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by PRA or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by PRA or the Administrative Agent as will enable PRA or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed originals of Internal Revenue Service Form W-8ECI,
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal

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Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of this Section 3.01(e), the term “Lender” includes any L/C Issuer.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or

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the L/C Issuer, or have any obligation to pay to any Lender or an L/C Issuer, any refund (for the purposes of this Section 3.01(f), including any application thereof to another amount owed to the refunding Governmental Authority) of Taxes withheld or deducted from funds paid by the Agent for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party under this Section 3.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality.
If any Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, Daily Compounded CORRA or Term CORRA or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon Term SOFR, Daily Compounded CORRA or Term CORRA or to purchase or sell, or to take deposits of Canadian Dollars in the applicable interbank market, then, upon notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or maintain Term SOFR Loans, Daily Simple SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans in the affected currency or to convert Base Rate Loans to Daily Simple SOFR Loans or Term SOFR Loans, as applicable, or Canadian Prime Rate Loans to Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, shall be, in each case, suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Term SOFR component of the Base Rate, or if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to the Term CORRA component of the Canadian Prime Rate, the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to Term CORRA component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and PRA that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Daily Simple SOFR Loans, Term SOFR Loans or Term CORRA Loans, as applicable in the affected currency or currencies or, if applicable and such Loans are

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denominated in Dollars, convert all such Daily Simple SOFR Loans, Term SOFR Loans or Term CORRA Loans, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) or Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term CORRA component of the Canadian Prime Rate), as applicable, in the case of Daily Simple SOFR Loans, immediately, and, in the case of Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR and (z) if such notice asserts the illegality of such Lender determining or charging interest rates based upon CORRA, the Administrative Agent shall during the period of such suspension compute the Canadian Prime Rate applicable to such Lender without reference to the Term CORRA component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon CORRA. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)Inability to Determine Rates. If in connection with any request for a Term SOFR Loan, a Daily Simple SOFR Loan, a Daily Compounded CORRA Loan or a Term CORRA Loan or a conversion of Base Rate Loans to Daily Simple SOFR Loans or Term SOFR Loans, as applicable, or a conversion of Canadian Prime Rate Loans to Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, or a continuation of a Term SOFR Loan, a Daily Compounded CORRA Loan or a Term CORRA Loan, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate has been determined in accordance with Section 3.03(b) or Section 3.03(c), and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan, a proposed Daily Simple SOFR Loan, a proposed Daily Compounded CORRA Loan or a proposed Term CORRA Loan or in connection with an existing or proposed Base Rate Loan or Canadian Prime Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason CORRA for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify PRA and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Daily Simple SOFR Loans or Term SOFR Loans, as applicable, or Canadian Prime Rate Loans to Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, shall be suspended in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable, (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate, shall be suspended and (z) in the event of a determination described in the preceding sentence with respect to the Term CORRA component of the Canadian Prime

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Rate, the utilization of the Term CORRA component in determining the Canadian Prime Rate, shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (1) the applicable Borrower may revoke any pending request for a Borrowing of, or conversion to Daily Simple SOFR Loans, a Borrowing of, conversion to, or a continuation of Term SOFR Loans, a Borrowing of, conversion to, or a continuation of Daily Compounded CORRA Loans or a Borrowing of, conversion to, or a continuation of Term CORRA Loans to the extent of the applicable Loans or, if applicable, Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (2) (A) any outstanding Daily Simple SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans, as applicable, at the applicable Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, as applicable, in the amount of such outstanding Term SOFR Loan, Daily Compounded CORRA Loan or Term CORRA Loan, as applicable, at the end of the applicable Interest Period, or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower in the case of a Term SOFR Loan, a Daily Compounded CORRA Loan or a Term CORRA Loan, by the last day of the current Interest Period for the Term SOFR Loan, Daily Compounded CORRA Loan or the Term CORRA Loan, as applicable, the applicable Borrower shall be deemed to have elected clause (1) above.
(b)Replacement of Daily SOFR, Term SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or PRA or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to PRA) that PRA or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining SOFR and/or one month, three month and six month interest periods of Term SOFR, including, in each case, without limitation, because SOFR or the Term SOFR Screen Rate, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made one or more public statement(s) identifying a specific date after which SOFR and/or either the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide SOFR or such interest periods of Term SOFR after such specific date (the latest date on which SOFR and/or either the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
then, the Administrative Agent and PRA may amend this Agreement and the other Loan Documents solely for the purposes of replacing each of SOFR and Term SOFR in accordance with this Section 3.03(b) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar-

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denominated bilateral credit facilities in the United States for such benchmarks (any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”). Any such amendment shall become effective at 5:00p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and PRA unless, prior to such timeline, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
Notwithstanding anything to the contrary herein, if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and PRA may amend this Agreement and the other Loan Documents solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “SOFR Successor Rate”.
(c)Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or PRA or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to PRA) that PRA or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate for Canadian Dollars because none of the tenors of such Relevant Rate under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for Canadian Dollars under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Canadian Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for Canadian Dollars (the latest date on which all tenors of the Relevant Rate for Canadian Dollars under this Agreement are no longer representative or available permanently or indefinitely the “Non-SOFR Scheduled Unavailability Date”, and collectively with the SOFR Scheduled Unavailability Date, each a “Scheduled Unavailability Date”).
or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then, the Administrative Agent and PRA may amend this Agreement solely for the purpose of replacing the Relevant Rate for Canadian Dollars or any then current Non-SOFR Successor Rate for Canadian Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Canadian Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Canadian Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR

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Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and PRA unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(d)Successor Rate. The Administrative Agent will promptly (in one or more notices) notify PRA and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0%), the Successor Rate will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to PRA and the Lenders reasonably promptly after such amendment becomes effective.
(e)For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or Canadian Dollars, as applicable, shall be excluded from any determination of Required Lenders.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(iii)impose on any Lender or an L/C Issuer or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, Term SOFR Loans made by such Lender, Daily Compounded CORRA Loans made by such Lender or Term CORRA Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to

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increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the applicable Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a), (b) or (f) of this Section and delivered to PRA shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or an L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that PRA shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies PRA of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)[Reserved].
(f)Mandatory Costs.  If any Lender or an L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time, upon delivery by such Lender or L/C Issuer of a certificate of such Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer, PRA will pay (or cause the Canadian Borrower or other applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such Mandatory Costs (other than (i) Indemnified Taxes and (ii) Excluded Taxes).  Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.
3.05Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

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(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on the date or in the amount notified by the applicable Borrower; or
(c)any failure by PRA to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a Term SOFR Loan, a Daily Compounded CORRA Loan or Term CORRA Loan on a day other than the last day of the Interest Period therefor as a result of a request by PRA pursuant to Section 11.13;
Such loss, cost or expense shall be limited to the actual loss, cost or expense arising from any actual liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.
For purposes of calculating amounts payable by PRA to the Lenders under this Section 3.05, (x) each Lender shall be deemed to have funded each Term SOFR Loan made by such Lender at Term SOFR used in determining Term SOFR for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded, (y) each Lender shall be deemed to have funded the Daily Compounded CORRA Loan made by such Lender at Daily Compounded CORRA for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Daily Compounded CORRA Loan was in fact so funded, and (z) each Lender shall be deemed to have funded the Term CORRA Loan made by such Lender at Term CORRA for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term CORRA Loan was in fact so funded.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender, an L/C Issuer or any Governmental Authority for the account of any Lender or an L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of PRA such Lender or such L/C Issuer shall, as applicable, use commercially reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or an L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case,

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such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.
3.07Survival.
All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV
GUARANTY
4.01The Guaranty.
(a)Each of the Subsidiary Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Subsidiary Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)PRA hereby guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Designated Borrower Obligations and the Canadian Borrower Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. PRA hereby further agrees that if any of the Designated Borrower Obligations or the Canadian Borrower Obligations, as applicable, are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), PRA will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Designated Borrower Obligations or the Canadian Borrower Obligations, as applicable, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
(c)Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.
(d)Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, in no event shall any Canadian Guarantor be a guarantor of any Obligations other than the Canadian Borrower Obligations.
4.02Obligations Unconditional.
(a)The obligations of the Subsidiary Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever

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which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense that the Obligations (other than contingent indemnification or expense reimbursement obligations, Obligations under Treasury Management Agreements and Swap Contracts or Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued) have been paid in full), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against PRA or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnification or expense reimbursement obligations, Obligations under Treasury Management Agreements and Swap Contracts or Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued) have been paid in full and the Commitments have expired or terminated.
(b)The obligations of PRA under Section 4.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Designated Borrower Obligations or the Canadian Borrower Obligations, as applicable, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of PRA hereunder shall be absolute and unconditional under any and all circumstances. PRA agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Designated Borrower or the Canadian Borrower, as applicable, for amounts paid under this Article IV until such time as the Designated Borrower Obligations or the Canadian Borrower Obligations (in each case, other than contingent indemnification or expense reimbursement obligations, Obligations under Treasury Management Agreements and Swap Contracts or Letters of Credit to the extent cash collateralized or appropriate backstop letters of credit have been issued) have been paid in full and the Commitments have expired or terminated.
(c)Without limiting the generality of the foregoing sections (a) and (b), it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(i)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;
(iii)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(iv)any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

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(v)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
(d)Without prejudice to the generality of Section 4.02(c), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
(e)Notwithstanding anything herein to the contrary, no Subsidiary Guarantor shall cease to be a Subsidiary Guarantor solely as a result of such Subsidiary Guarantor ceasing to be a Wholly Owned Subsidiary unless such Subsidiary either (a) becomes non-wholly-owned pursuant to a bona fide equity investment by a non-Affiliate third-party or (b) becomes a bona fide joint venture with a non-Affiliated third party as determined in good faith by the Borrowers in consultation with the Administrative Agent, and (ii) after giving pro forma effect to the consummation of the relevant transaction and the release of such Subsidiary Guarantor, the Borrowers are deemed to have made a new Investment in such non-wholly-owned Person or joint venture, as the case may be (as if such Person was then newly acquired) equal to the fair market value of such released Subsidiary Guarantor and such Investment is permitted pursuant to this Agreement); provided that no such release shall occur if such Subsidiary Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor or provide any credit support in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an outstanding aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03Reinstatement.
(a)The obligations of the Subsidiary Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel to the Administrative Agent and the Lenders, taken as a whole, and in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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(b)The obligations of PRA under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Designated Borrower Obligations or the Canadian Borrower Obligations, as applicable, is rescinded or must be otherwise restored by any holder of any of the Designated Borrower Obligations or the Canadian Borrower Obligations, as applicable, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and PRA agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel to the Administrative Agent and the Lenders, taken as a whole, and in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
4.04Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.
4.05Remedies.
(a)The Subsidiary Guarantors agree that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 4.01. The Subsidiary Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.
(b)PRA agrees that, to the fullest extent permitted by law, as between PRA, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Designated Borrower Obligations and/or the Canadian Borrower Obligations, as applicable, may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Designated Borrower Obligations and/or the Canadian Borrower Obligations, as applicable, from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Designated Borrower Obligations and/or the Canadian Borrower Obligations, as applicable, being deemed to have become automatically due and payable), the Designated Borrower Obligations and/or the Canadian Borrower Obligations, as applicable, (whether or not due and payable by any other Person) shall forthwith become due and payable by PRA for purposes of Section 4.01. PRA acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.
4.06Rights of Contribution.
The Subsidiary Guarantors and PRA agree among themselves that, in connection with payments made hereunder, each Subsidiary Guarantor and PRA shall have contribution rights against the other Subsidiary Guarantors and PRA as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Subsidiary Guarantors and PRA

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under the Loan Documents and neither PRA nor any Subsidiary Guarantor shall exercise such rights of contribution until all Obligations (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts or L/C Obligations to the extent Cash Collateralized) have been paid in full and the Commitments have terminated.
4.07Guarantee of Payment; Continuing Guarantee.
(a)The guarantee given by the Subsidiary Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
(b)The guarantee given by PRA in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Designated Borrower Obligations and Canadian Borrower Obligations whenever arising.
4.08Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Specified Loan Party or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.
4.09Appointment of PRA.
Each of the Loan Parties hereby appoints PRA to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) PRA may execute such documents and provide such authorizations on behalf of such Loan Parties as PRA deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to PRA shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by PRA on behalf of each of the Loan Parties.

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ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01Conditions of Initial Credit Extension.
This Agreement shall become effective upon and the obligation of the L/C Issuers and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(b)Opinions of Counsel. Receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Restatement Date, and in form and substance reasonably satisfactory to the Administrative Agent.
(c)No Material Adverse Change. There shall not have occurred a material adverse change, since December 31, 2023, in the business, assets, properties or financial condition of PRA and its Subsidiaries, taken as a whole.
(d)Litigation. There shall not exist any action, suit, investigation or proceeding pending or to the knowledge of PRA, threatened in any court or before an arbitrator or Governmental Authority as to which there is a reasonable likelihood of an adverse determination with respect to any Loan Party or any of its Subsidiaries and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
(e)Organization Documents, Resolutions, Etc.Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary (or, in the case of the Canadian Borrower or a Canadian Guarantor, an officer) of such Loan Party to be true and correct as of the Restatement Date;
(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(f)Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:
(i)searches of UCC filings and, with respect to the Canadian Borrower, the personal property registry, in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security

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interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
(ii)UCC and/or PPSA financing statements, as applicable, for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(iii)all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement and/or Canadian Security Agreement, together with duly executed in blank and undated stock powers attached thereto;
(iv)searches of ownership of, and Liens on, intellectual property of each Loan Party in the U.S. Patent and Trademark Office, U.S. Copyright Office and the Canadian Intellectual Property Office; and
(v)duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.
(g)Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.
(h)Borrowing Base Certificate and Canadian Borrowing Base Certificate. Receipt by the Administrative Agent of (i) a Borrowing Base Certificate for the month ended August 31, 2024 and (b) a Canadian Borrowing Base Certificate for the month ended August 31, 2024.
(i)Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of PRA certifying that (i) the conditions specified in Sections 5.01(c) and (d) and Sections 5.02(a) and (b) have been satisfied and (ii) PRA and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis.
(j)Existing Credit Agreement. The Borrowers shall have (i) paid all accrued and unpaid interest with respect to the outstanding Loans through the Restatement Date, (ii) prepaid any Domestic Revolving Loans and Canadian Revolving Loans to the extent necessary to keep the outstanding Domestic Revolving Loans and Canadian Revolving Loans ratable with the revised Domestic Revolving Commitments and Canadian Revolving Commitments as of the Restatement Date, (iii) paid all accrued commitment fees owing pursuant to the Existing Credit Agreement, (iv) paid all principal, interest and other Obligations owing to any lender under the Existing Credit Agreement who does not have a Commitment hereunder and (v) to the extent necessary, repaid any term loans in excess of the Term Loan Commitments of the Lenders hereunder.
(k)Fees. Receipt by the Administrative Agent, Truist Securities and the Lenders of any fees required to be paid on or before the Restatement Date.
(l)Attorney Costs. Unless waived by the Administrative Agent, PRA shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between PRA and the Administrative Agent).

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Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.
5.02Conditions to all Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)The representations and warranties of the Borrowers and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C Issuer and/or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)In the case of a Credit Extension that is a Designated Borrower Revolving Loan, then the conditions of Section 2.02(f)(iii) to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
(e)In the case of a Credit Extension to be denominated in Canadian Dollars, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, applicable Lenders or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in Canadian Dollars) would make it impracticable for such Credit Extension to be denominated in Canadian Dollars.
Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:
6.01Existence, Qualification and Power.
Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under

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the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.02Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) violate the terms of any of such Person’s Organization Documents; (b) violate or create any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law in any material respect (including, without limitation, Regulation U or Regulation X issued by the FRB) except in each case referred to in clause (b)(ii), to the extent that such conflict, breach, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect.
6.03Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents and (c) those that the failure to obtain could not reasonably be expected to have a Material Adverse Effect.
6.04Binding Effect.
Each Loan Document when delivered hereunder has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms (subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies whether in a proceeding at law or in equity).
6.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of PRA and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of PRA and its Subsidiaries as of the date thereof which would be required to be disclosed by GAAP.
(b)[Reserved];
(c)From the date of the Audited Financial Statements to and including the Restatement Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of the Loan Parties and their respective

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Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to the Loan Parties and their respective Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Restatement Date.
(d)The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of PRA and its Subsidiaries as of the dates thereof and for the periods covered thereby.
(e)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
6.06Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues (a) that purport to materially and adversely affect this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) as to which there is a reasonable likelihood of an adverse determination with respect to such Loan Party or any of its Subsidiaries and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
6.07No Default.
(a)Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
(b)No Default has occurred and is continuing.
6.08Ownership of Property; Liens.
Each Loan Party and each of its respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.
6.09Environmental Compliance.
Except as could not reasonably be expected to have a Material Adverse Effect:
(a)Each of the Facilities and all operations of any Loan Party and its Subsidiaries at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation by them of any applicable Environmental Law with respect to the Facilities or the Businesses, and to the knowledge of the Loan Parties there are no conditions relating to the Facilities or the Businesses that would likely give rise to the liability of any Loan Party or its Subsidiaries under any applicable Environmental Laws.
(b)To the knowledge of the Loan Parties, none of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations

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that constitute or constituted a violation by a Loan Party or any of its Subsidiaries of, or would likely give rise to liability of any Loan Party and its Subsidiaries under, applicable Environmental Laws.
(c)Neither any Loan Party nor any Subsidiary has received any written notice of, or written inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)No Loan Party or any Subsidiary, or to the knowledge of any Loan Party or any other Person, has transported or disposed of Hazardous Materials from the Facilities, or generated, treated, stored or disposed of Hazardous Materials at, on or under any of the Facilities or any other location, in each case in violation of, or in a manner that would be reasonably likely to give rise to the liability of any Loan Party or its Subsidiaries under any applicable Environmental Law.
(e)No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law against any Loan Party or any Subsidiary nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary or the Businesses.
(f)To the knowledge of the Loan Parties, there has been no release or threat of release of Hazardous Materials arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would likely give rise to the liability of any Loan Party or its Subsidiaries under Environmental Laws.
6.10Insurance.
The properties of the Loan Parties and their Subsidiaries are insured with insurance companies that PRA believes are financially sound and reputable not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Restatement Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.
6.11Taxes.
Except as disclosed in PRA’s Form 10Q or Form 10K filings with the SEC prior to the Restatement Date, the Loan Parties and their Subsidiaries have filed all federal, provincial, territorial and state income and other material tax returns and reports required to be filed, and have paid all federal and state income and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement as of the Restatement Date.
6.12ERISA Compliance and Canadian Pension Plans.
(a)There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any applicable Governmental Authority, with respect to any Plan that

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could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)(i) no ERISA Event has occurred during the period beginning six years prior to the date on which this representation is made and neither PRA nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) neither PRA nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither PRA nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. with respect to a Multiemployer Plan; (iv) neither PRA nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PGBC to institute proceedings under Title IV of ERISA to terminate any such Pension Plan or Multiemployer Plan in any case, other than the occurrence of any event or condition described in this Section 6.12(b) that has not resulted or could not reasonably be expected to result in a Material Adverse Effect.
(c)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other applicable federal or state laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination, opinion or advisory letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Internal Revenue Code (or an application for such a letter has been sent to be processed by the Internal Revenue Service) and (iii) to the knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(d)The Borrowers represent and warrant as of the Restatement Date that the Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans as Collateral or to satisfy any Borrower’s obligations under the Loans, the Letters of Credit or the Commitments.
(e)(i) No Loan Party sponsors, administers, contributes to, is required to contribute to, or has any actual or contingent obligation or liability if respect of, any Canadian Pension Plan, and (ii) no Canadian Pension Event has occurred.
6.13Subsidiaries.
Set forth on Schedule 6.13 is a complete and accurate list as of the Restatement Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of formation, (ii) number and percentage of outstanding shares of each class owned by any Loan Party or any Subsidiary and (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary of any Loan Party is validly issued and, to the extent applicable, fully paid and non-assessable.
6.14Margin Regulations; Investment Company Act.
(a)The Borrowers are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between PRA and any Lender

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or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.
(b)No Loan Party or any Subsidiary of any Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15Disclosure.
No written report, certificate or other information (other than projections, pro forma financial information and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender on or before the Restatement Date in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, as and when furnished, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not materially misleading, in light of the circumstances under which such statements were made and after giving effect to any updates of the written reports, certificates or other information provided to the Administrative Agent or any Lender from time to time. With respect to projected financial information, pro forma financial information and information of a general economic or industry nature, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood and recognized by the Administrative Agent, L/C Issuers, Swing Line Lender and the Lenders, that projections, by their nature, are inherently uncertain and subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and no assurances are being given by the Loan Parties that the results reflected in such projections will be achieved, that actual results may differ and that such differences may be material. As of the Restatement Date, to the knowledge of a Responsible Officer of the Borrowers, the information included in the Beneficial Ownership Certification provided to any Lender on or prior to such date in connection with this Credit Agreement is true and correct in all respects.
6.16Compliance with Laws.
Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.17Intellectual Property; Licenses, Etc.
Each Loan Party and its Subsidiaries own all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (collectively, “IP Rights”) that they purport to own and all contracts pursuant to which any Loan Party or their Subsidiaries are granted rights from a third party to use IP Rights material to its business are valid and binding, except, in each case, where failure to own such rights or possess such valid and binding contractual rights could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Restatement Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, (i) no claim has been asserted and is pending by any Person against any Loan Party before any Governmental Authority challenging or questioning the use by any Loan Party of any IP Rights or the validity or effectiveness of any IP Rights owned by any Loan Party, nor does any Loan Party know of any reasonable basis for such claim, and, (ii) to the knowledge of the Loan Parties, the use of any IP Rights by any Loan Party or any of

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its Subsidiaries or the granting of a right or a license in respect of any IP Rights by any Loan Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the Restatement Date, none of the IP Rights owned by any of the Loan Parties or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except for implied licenses granted by any Loan Party or their Subsidiaries to third parties in the ordinary course of business in connection with the sale, lease or transfer of products or as set forth on Schedule 6.17.
6.18Solvency.
The Loan Parties are Solvent on a consolidated basis.
6.19Perfection of Security Interests in the Collateral.
Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, the provisions of the Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens upon (i) the filing of appropriate UCC and PPSA financing statements in the applicable financing offices and payment of applicable filing fees, (ii) the taking possession or control by the Administrative Agent of collateral with respect to which a security interest may be perfected only by possession or control and (iii) the filing or recording of mortgages, if any, in the applicable recording offices.
6.20Business Locations.
Set forth on Schedule 6.20(a) is the tax payer identification number and organizational identification number of each Loan Party as of the Restatement Date. The exact legal name and state or other jurisdiction of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20(b), no Loan Party has during the five years preceding the Restatement Date (i) changed its legal name, (ii) changed its state or other jurisdiction of formation, or (iii) been party to a merger, consolidation or other change in structure.
6.21Labor Matters.
There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Restatement Date and neither any Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
6.22OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)No Loan Party, nor, to the knowledge of any Loan Party, any director, officer, employee, agent or representative thereof, (i) is located, organized or residing in any Designated Jurisdiction, (ii) is a Person on OFAC’s list of “Specially Designated Nationals and Blocked Persons”, HMT’s Consolidated List of Financial Sanctions Targets and Investment Ban List or any similar list enforced by Canada or any relevant Sanctions authority, (iii) subject or target of any Sanctions, or (iv) a Person that is owned or controlled by any Person described in paragraphs (i) through (iii), and in the case of Canadian Sanctions, also any Person whose property is deemed to be owned by any Person described in paragraphs (i) through (iii), (any Person described in any of paragraphs (i) through (iv), a “Sanctioned Person”). The Loan Parties will not directly or, to the knowledge of the Loan Parties, after due inquiry, indirectly, use the proceeds of the Loans for the purpose of financing the activities of any Sanctioned

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Person or any Person in any country or territory that at such time is the subject of any Sanctions, or in violation of Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws.
(b)The Loan Parties and their Subsidiaries have conducted their business and are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects. Each of the Loan Parties have, and have on behalf of its Subsidiaries, instituted, maintained and enforced written policies and procedures designed to ensure past and continued compliance therewith.
(c)To the knowledge of the Loan Parties, none of the Loan Parties, any of their Subsidiaries, or any director, officer, employee, agent, or Affiliate of the Loan Parties or any of their Subsidiaries, is or has been the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any violation or alleged violation of any Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and, to the knowledge of the Loan Parties, no such investigation, inquiry or proceeding has been threatened.
6.23Canadian Borrower.
Each of PRA and the Canadian Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)The Canadian Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to the Canadian Borrower, the “Applicable Canadian Borrower Documents”), and the execution, delivery and performance by the Canadian Borrower of the Applicable Canadian Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Canadian Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Canadian Borrower is organized and existing in respect of its obligations under the Applicable Canadian Borrower Documents.
(b)The Applicable Canadian Borrower Documents are in proper legal form under the Laws of the jurisdiction in which the Canadian Borrower is organized and existing for the enforcement thereof against the Canadian Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Canadian Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Canadian Borrower Documents that the Applicable Canadian Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Canadian Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Canadian Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Canadian Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)The execution, delivery and performance of the Applicable Canadian Borrower Documents executed by the Canadian Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which the Canadian Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
6.24Affected Financial Institution.
No Loan Party is an Affected Financial Institution.

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6.25Covered Entity.
No Loan Party is a Covered Entity.
ARTICLE VII

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnification and expense reimbursement obligations and obligations owing under Treasury Management Agreements or Swap Contracts), or any Letter of Credit shall remain outstanding (unless such Letters of Credit shall have been Cash Collateralized), the Loan Parties shall and shall cause each Subsidiary to:
7.01Financial Statements.
Deliver to the Administrative Agent:
(a)upon the earlier of the date that is ninety days after the end of each fiscal year of PRA or the date such information is filed with the SEC, a consolidated balance sheet of PRA and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (it being understood that such financial statements and opinions may be furnished if included therein, in the form of PRA’s annual report on Form 10-K and any related annual report filed with the SEC); and
(b)upon the earlier of the date that is forty-five days after the end of each of the first three fiscal quarters of each fiscal year of PRA or the date such information is filed with the SEC, a consolidated balance sheet of PRA and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of PRA’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of PRA as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of PRA and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (it being understood that such financial statements may be furnished if included therein, in the form of PRA’s quarterly report on Form 10-Q filed with the SEC).
7.02Certificates; Other Information.
Deliver to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of PRA;
(b)(i) within thirty days after the end of each calendar month beginning with the calendar month ending September 30, 2024, (A) a duly completed Borrowing Base Certificate signed by a Responsible Officer of PRA, together with a full accounts receivable aging report, prepared by the management of PRA and (B) a duly completed Canadian Borrowing Base Certificate signed by a Responsible Officer of the Canadian Borrower, together with a full accounts receivable aging report, prepared by the management of the Canadian Borrower, in each case, in a substantially similar form as

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provided by PRA or the Canadian Borrower, as applicable, to the Administrative Agent or is otherwise reasonably acceptable to the Administrative Agent and (ii) upon the request of the Administrative Agent, an Asset Pool Report;
(c)no more than ninety days after the end of each fiscal year of PRA, beginning with the fiscal year ending December 31, 2024, an annual business plan and budget of PRA and its Subsidiaries for such fiscal year;
(d)promptly after the same are filed with the SEC, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of PRA, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or written recommendations submitted to the board of directors (or the audit committee of the board of directors) of PRA by independent accountants in connection with the accounts or books of PRA or any Subsidiary, or any audit of any of them;
(f)promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request;
(g)concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of a Responsible Officer of PRA (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Restatement Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Restatement Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Restatement Date), (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements and (iii) listing all Indebtedness currently outstanding pursuant to Section 8.03(r) of this Agreement, including the amount of such Indebtedness attributable to each country outside the United States; and
(h)promptly following any request therefor, information and documentation reasonably requested by an Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws, and, with respect to any Beneficial Ownership Certification delivered to any Lender, promptly after a Responsible Officer of the Borrower has knowledge notify the Administrative Agent of any change in the information provided that would result in a change to the list of beneficial owners identified in such certification.
(i)To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.
Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which PRA posts such documents, or provides a link thereto on PRA’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on PRA’s behalf on an Internet or

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intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: if notifications are no longer provided by the SEC’s website, PRA shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
PRA hereby acknowledges that (a) the Administrative Agent and/or Truist Securities may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of PRA hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to PRA or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. PRA hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” PRA shall be deemed to have authorized the Administrative Agent, Truist Securities and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to PRA or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and Truist Securities shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.”
7.03Notices.
(a)Promptly after a Responsible Officer of PRA has knowledge thereof, notify the Administrative Agent of the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such default shall not itself result in an Event of Default hereunder).
(b)Promptly after a Responsible Officer of PRA has knowledge thereof, notify the Administrative Agent of any matter that has resulted, or to any Loan Party’s knowledge, could reasonably be expected to result in a Material Adverse Effect.
(c)Promptly after a Responsible Officer of PRA has knowledge thereof, notify the Administrative Agent of the occurrence of any ERISA Event that could reasonably be expected to result in liability to any Loan Party in excess of the Threshold Amount.
(d)Promptly notify the Administrative Agent of any material change in accounting policies or financial reporting practices by PRA or any Subsidiary (other than as required by Law or GAAP).
Each notice pursuant to this Section 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of PRA setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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7.04Payment of Obligations.
Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien).
7.05Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.
(b)Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the operation of its business as then being conducted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
7.06Maintenance of Properties.
(a)Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business as then being conducted in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted.
(b)Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.07Maintenance of Insurance.
Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with insurance companies that PRA believes to be financially sound and reputable not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.
7.08Compliance with Laws.
Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings

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diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
7.09Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP in all material respects consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.
(b)Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
7.10Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants and at such reasonable times during normal business hours, upon reasonable advance notice to PRA and subject to reasonable requests for confidentiality, including as may be required by Law or contract; provided, however, that unless an Event of Default exists, PRA shall not be required to pay expenses relating to more than one inspection by the Administrative Agent in any calendar year; provided further, that the applicable Loan Party may, at its option, have one or more employees or representatives present at any inspection, examination or discussion; provided further that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of PRA at any time during normal business hours and upon reasonable advance notice.
7.11Use of Proceeds.
Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness, (b) to finance working capital, Permitted Acquisitions and capital expenditures and (c) for other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.
7.12Additional Subsidiaries.
Within thirty (30) days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) after the acquisition or formation of any Canadian Subsidiary or Domestic Subsidiary:
(a)notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by a Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and
(b)if such Subsidiary is a Domestic Subsidiary and a Wholly Owned Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(e) and (f) and if reasonably requested by the Administrative Agent, opinions of counsel to such

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Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form and content reasonably satisfactory to the Administrative Agent; provided, that, none of the Excluded Domestic Subsidiaries or Permitted Purchase Obligations SPVs shall be required to become a Guarantor with respect to PRA’s Obligations under the Loan Documents.
(c)if such Subsidiary is a Canadian Subsidiary and a Wholly Owned Subsidiary, cause such Person to (i) become a Guarantor with respect to the Canadian Borrower Obligations by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(e) and (f) (or applicable Canadian equivalents) and if reasonably requested by the Administrative Agent, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form and content reasonably satisfactory to the Administrative Agent.
7.13ERISA Compliance.
Make, and cause each of its ERISA Affiliates to make, all required contributions to any Pension Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.
7.14Pledged Assets.
(a)Equity Interests. Within thirty (30) days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) after the acquisition or formation of any Subsidiary, cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any Excluded Domestic Subsidiaries) and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause at any time the undistributed earnings of such Excluded Domestic Subsidiary or Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not at any time reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Excluded Domestic Subsidiary or Foreign Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.
(b)Other Property. (i) Cause all of its owned and leased personal property other than Excluded Property to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Restatement Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, a Canadian Pledge Agreement to the extent the Canadian Borrower forms or acquires any Subsidiaries, appropriate UCC-1 financing statements, PPSA financing statements, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) (it is understood that the Administrative Agent shall have no right to request an opinion pursuant to this Section 7.14(b) with respect to any matter or document that is already covered by another opinion issued to the Administrative Agent and that no opinion shall be required if the cost of obtaining such opinion exceeds the benefit of obtaining such opinion) and other items of the types required to be delivered pursuant to Section 5.01(f), all in form and content reasonably satisfactory to the Administrative Agent.

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(c)Canadian Assets.
(i)Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, (x) in no event shall any Lien created under any Loan Document on the property or assets of the Canadian Borrower or any Canadian Guarantor be deemed to secure any Obligations other than the Canadian Borrower Obligations or the Obligations of such Canadian Guarantor and (y) in no event shall any Lien created under any Loan Document on the property or assets of PRA or any Domestic Subsidiary be deemed to secure the Canadian Borrower Obligations or the guaranty by PRA or any Domestic Subsidiary of the Canadian Borrower Obligations.
(ii)It is understood and agreed that if the value of the property and/or assets located in Quebec (or in respect of which the creation or perfection of a security interest would otherwise be governed by the laws of Quebec) of the Canadian Borrower and the Canadian Guarantors (excluding, for the avoidance of doubt, any accounts receivable or other similar claims that are owed or payable to the Canadian Borrower or any Canadian Guarantor by debtors located or who carry on business in Quebec, so long as the Canadian Borrower or such Canadian Guarantor is not organized under the laws of Quebec and does not have its registered or chief executive office in Quebec) exceeds $250,000 in the aggregate at any time, the Canadian Borrower and the Canadian Guarantors shall take such steps as are deemed necessary by the Administrative Agent in its reasonable discretion to ensure that such property and/or assets are subject at all times to first priority, perfected Liens in favor of the Administrative Agent, for the benefit of the holders of the Canadian Borrower Obligations.
7.15Post-Closing Obligations.
Deliver to the Administrative Agent, within 30 days of the Restatement Date (or such later date as the Administrative Agent shall agree in its sole discretion), a deposit account control agreement among Bank of America, N.A., the Administrative Agent and the applicable Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, covering each of the deposit accounts of the Loan Parties at Bank of America, N.A. (other than any deposit account that constitutes Excluded Property).
ARTICLE VIII

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnification and expense reimbursement obligations and obligations owing under Treasury Management Agreements or Swap Contracts) or any Letter of Credit shall remain outstanding (unless such Letters of Credit shall be Cash Collateralized) no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
8.01Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed in any material respect, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

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(c)Liens (other than Liens imposed under ERISA and other than Liens arising pursuant to the PBA) for Taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable for more than 60 days or, if due and payable for more than 60 days, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and other than any Lien arising pursuant to the PBA;
(f)deposits and other Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);
(i)Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;
(j)leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business of any Loan Party or any of its Subsidiaries;
(k)any interest of title of a lessor under, and Liens arising from UCC or PPSA financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(l)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;
(m)bankers’ Liens and customary rights of setoff and other similar Liens upon deposits of cash in favor of banks or other depository institutions;
(n)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(o)Liens of sellers of goods to the Borrowers and any of their Subsidiaries arising under Article 2 of the UCC, under the PPSA or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(p)Liens securing Indebtedness permitted under Section 8.03(f); provided such Liens are subordinated to the Obligations in a manner reasonably satisfactory to the Required Lenders;

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(q)Liens securing Indebtedness permitted under Sections 8.03(n);
(r)licenses and sublicenses of intellectual property granted by any Loan Party in the ordinary course of business;
(s)Liens existing on any property or asset prior to the acquisition thereof by a Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or asset of such Borrower of any Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or asset of such Borrower or any other Subsidiary other than proceeds of such property or asset and (iii) such Lien shall secure only those obligations (and Liens granted pursuant to any refinancing thereof provided that (A) the property covered thereby is not changed in any material respect, (B) the amount secured or benefited thereby is not increased except as contemplated by the proviso to Section 8.03(b), (C) the direct or any contingent obligor with respect thereto is not changed, and (B) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b)) that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
(t)Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(u)Liens under ERISA or the Internal Revenue Code with respect to a Plan or Multiemployer Plan that do not constitute an Event of Default;
(v)Liens on the assets of PRA Group Europe Holding S.à.r.l., or any direct or indirect parent holding company of such entity or any of its Subsidiaries (so long as such entity is not a Loan Party), securing Indebtedness permitted under Section 8.03(q) and (ii) Liens on the assets of PRA Group Europe Holding I S.à.r.l and PRA Group (UK) Limited, as well as on the equity interests in PRA Group (UK) Limited, its Subsidiaries and PRA Group Europe Holding I S.à.r.l., securing the PRA Group (UK) Revolving Credit Facility or otherwise permitted under Section 8.03(p);
(w)Liens on the assets of direct or indirect Foreign Subsidiaries of PRA that are not Loan Parties securing Indebtedness permitted under Section 8.03(r);
(x)Liens or rights of set-off on the assets of PRA Group Europe Holding S.à.r.l. or any of its Subsidiaries, arising by operation of law and in the ordinary course of business;
(y)Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto;
(z)Liens on accounts payable owed to PRA as a result of intercompany Investments made by PRA in any of its Subsidiaries (so long as such entity is not a Loan Party), pursuant to Section 8.02(v);
(aa)Liens securing Permitted Purchase Obligations, provided that any such Lien is only over the assets and Equity Interests of the relevant Permitted Purchase Obligations SPV;
(ab)Liens on Right to Collect Accounts, performing accounts, sub-performing accounts, charged-off accounts, cash and bank accounts, loans, receivables, mortgages, debentures, claims or other similar assets or instruments held on trust for third parties;
(ac)Liens on Trust Management Assets; provided that such Liens do not secure any Indebtedness of PRA or any Subsidiary other than a Trust Management SPV;
(ad)Protective Rights to the extent they constitute Liens; and

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(ae)other Liens securing Indebtedness or other obligations in an aggregate principal not to exceed the greater of (x) $50,000,000 and (y) one percent (1%) of Consolidated Total Assets.
8.02Investments.
Make any Investments, except:
(a)Investments held by the Borrowers or a Subsidiary in the form of cash or Cash Equivalents;
(b)Investments existing as of the Restatement Date and set forth in Schedule 8.02 and any renewals, amendments or replacements thereof that do not increase the amount thereof;
(c)(i) Investments by a Borrower or any Subsidiary of a Borrower in any Person that is a Loan Party (other than the Canadian Borrower, the Canadian Guarantors or a Designated Borrower) prior to giving effect to such Investment and (ii) Investments by a Loan Party in any Person that is not a Loan Party (but including the Canadian Borrower, the Canadian Guarantors and any Designated Borrower), provided that (x) the aggregate amount of all Investments made pursuant to this clause (c)(ii) does not exceed 30% of the Domestic Borrowing Base (calculated as of the date of such Investment) in the aggregate at any time outstanding and (y) the proceeds of such Investments are used to purchase debt portfolios, for Permitted Acquisitions or for other purposes in the ordinary course of business; provided further that, in no event shall PRA be permitted to make Investments pursuant to this clause (c)(ii) (A) in excess of 85% of the amount described in clause (ii)(x) above if such amounts in excess of 85% of the amount described in clause (ii)(x) above are used for purposes other than the purchase of debt portfolios or (B) if the Consolidated Total Leverage Ratio immediately after giving effect to any such Investment pursuant to this clause (c)(ii) on a Pro Forma Basis would be greater than 3.25 to 1.00;
(d)Investments by any Subsidiary of a Borrower that is not a Loan Party in any other Subsidiary of a Borrower that is not a Loan Party;
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)Guarantees permitted by Section 8.03;
(g)Permitted Acquisitions;
(h)lease, utility and similar deposits made in the ordinary course of business of PRA and its Subsidiaries, including investments consisting of pledges and deposits permitted under Section 8.01(f);
(i)contingent obligations with respect to any Swap Contract or hedging agreements otherwise permitted by this Agreement;
(j)any repurchase of Equity Interests of PRA permitted by Section 8.06;
(k)loans or advances to customers of PRA in an aggregate amount not to exceed $10,000,000 at any one time outstanding:
(l)advances to employees, officers and directors for business, travel and entertainment expenses in the ordinary course of business consistent with past practice;
(m)Investments in Asset Pools, NFR Assets or debt portfolios in the ordinary course of business;

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(n)Investments permitted under Sections 8.03 and 8.06;
(o)prepaid expenses in the ordinary course of business;
(p)the creation of new Subsidiaries so long as the formation of such Subsidiary complies with the requirements of Section 7.12;
(q)Investments received in connection with the bankruptcy or reorganization of suppliers or customers or other Persons and in settlement of delinquent obligation of, and disputes with, any such supplier, customer or other Person or upon foreclosure with respect to any secured Investment or other transfer of title with respect to such secured Investment;
(r)Investments of a Subsidiary acquired after the Restatement Date to the extent that such Investments were not made in contemplation or in connection with such acquisition, merger or consolidation;
(s)Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted under Section 8.05;
(t)other Investments in an aggregate amount not to exceed the greater of (x) $150,000,000 and (y) three percent (3%) of Consolidated Total Assets, plus all cash amounts that any Loan Party or Subsidiary has received with respect to any Investment made under this clause (t), at any time outstanding;
(u)to the extent constituting Investments, the issuance of, entry into (including any payments of premiums in connection therewith), and performance of obligations under Permitted Convertible Notes (to the extent permitted under Section 8.03), Permitted Bond Hedge Transactions and Permitted Warrant Transactions; and
(v)Investments by a Loan Party in any Person that is not a Loan Party (but including the Canadian Borrower, the Canadian Guarantors and any Designated Borrower), provided, that (i) the aggregate amount of all Investments made pursuant to this clause (v) does not exceed 75% of the aggregate principal amount of any Indebtedness in the form of (A) Permitted Convertible Notes and/or (B) other unsecured financings permitted hereunder, in each case, incurred after August 1, 2020 in the aggregate at any time outstanding and (ii) after giving effect to such Investment on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b); and
(w)any Investment by a Loan Party in a Person, if as a result of such Investment (1) such Person becomes a Wholly-Owned Subsidiary of PRA and a Guarantor that is engaged in a Related Business or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PRA or a Wholly Owned Subsidiary of PRA that is a Guarantor and that is engaged in a Related Business.
8.03Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness of PRA and its Subsidiaries set forth in Schedule 8.03 and any renewals, amendments or replacements thereof; provided that the amount of such Indebtedness is not increased at the time of such renewal, amendment or replacement thereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

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(c)intercompany Indebtedness resulting from Investments permitted under Section 8.02;
(d)obligations (contingent or otherwise) of PRA or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and
(e)purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by PRA or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the aggregate principal amount of all such Indebtedness incurred in any year for all such Persons taken together shall not exceed the greater of (x) $100,000,000 and (y) two percent (2%) of Consolidated Total Assets; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(f)Permitted Subordinated Debt;
(g)Indebtedness in respect of worker’s compensation claims, self-insurance obligations, and bid, performance or surety bonds issued for the account of any Loan Party;
(h)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(i)Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business;
(j)Indebtedness in the form of obligations under indemnification, purchase price adjustments, incentive, non-compete, consulting, deferred compensation, earn-out obligations, early retirement or termination obligations, pension fund obligations or contributions and similar claims, obligations or contributions incurred in connection with any Permitted Acquisition, other acquisition, disposition or Investment permitted by this Agreement;
(k)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(l)Indebtedness of any Subsidiary in connection with assets acquired pursuant to a Permitted Acquisition after the Restatement Date or Indebtedness of any Person that becomes a Subsidiary after the Restatement Date pursuant to a Permitted Acquisition; provided that such Indebtedness exists at the time of any such Permitted Acquisition and is not created in contemplation or in connection with such Permitted Acquisition (and, in each case, any refinancing thereof on the terms permitted under Section 8.03(b));
(m)Incremental Equivalent Debt;
(n)other secured and unsecured Indebtedness in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) one percent (1%) of Consolidated Total Assets at any one time outstanding;

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(o)Indebtedness of PRA and Subsidiaries that are Loan Parties in the form of (i) Permitted Convertible Notes and/or (ii) other unsecured financings, in each case, which does not contain any financial covenants that are more restrictive than those financial covenants set forth herein or negative covenants that are more restrictive in any material respect than those negative covenants set forth herein (and any renewals, amendments or replacements of any such unsecured financings); provided, that, in each case, (x) no Default or Event of Default has occurred or is continuing, or would result from the issuance of such Indebtedness, (y) such Indebtedness shall not have a maturity date or be subject to any form of mandatory redemption on or prior to 180 days following the Maturity Date, other than pursuant to conversion of the Permitted Convertible Notes, customary provisions requiring redemption upon a “change of control” (as defined in the documentation relating to the Permitted Convertible Notes or such other unsecured Indebtedness, which definition shall be no more restrictive than the corresponding definition set forth herein), an “asset sale” (as defined in the documentation for such other unsecured Indebtedness), the occurrence of a Fundamental Change (as defined in the documentation relating to the Permitted Convertible Notes or such other unsecured Indebtedness), or acceleration upon an event of default and (z) the Consolidated Total Leverage Ratio immediately after giving effect to any such Indebtedness pursuant to this clause (o) on a Pro Forma Basis shall not be greater than 3.50 to 1.00;
(p)Indebtedness of PRA Group Europe Holding I S.à r.l. pursuant to the PRA Group (UK) Revolving Credit Facility and Guarantees by PRA, PRA Group (UK) Limited or any other Foreign Subsidiary of the PRA Group (UK) Revolving Credit Facility, in each case, so long as (i) after giving effect to the incurrence of any such Indebtedness (which, for purposes of this Section 8.03(p) only, shall be computed based on the aggregate committed amount thereof, and not on the funded amount thereof) on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b), and (ii) any such Guarantee by a Loan Party is unsecured (or otherwise structurally subordinated to the Obligations) or contractually subordinated to the Obligations in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent;
(q)Indebtedness, including any undrawn funding commitments and any overdraft facility, of PRA Group Europe Holding S.à.r.l., or any direct or indirect parent holding company of such entity or any of its Subsidiaries (so long as such entity is not a Loan Party, other than PRA, which may Guarantee PRA Group Europe Holding S.à.r.l.’s obligations thereunder), under the European Multicurrency Revolving Credit Facility, including any renewals, refinancings, replacements, similar facilities (whether revolving, term or notes issuances), or increases in the amount thereof or, in each case, so long as (i) after giving effect to the incurrence of any such Indebtedness (which, for purposes of this Section 8.03(q) only, shall be computed based on the aggregate committed amount thereof, and not on the funded amount thereof) on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b), and (ii) any such Guarantee by PRA is unsecured (or otherwise structurally subordinated to the Obligations) or contractually subordinated to the Obligations in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent;
(r)Indebtedness of direct or indirect Subsidiaries of PRA organized under the laws of foreign jurisdictions in an aggregate principal amount not to exceed the greater of (i) $250,000,000 or (ii) six percent (6%) of the Consolidated Total Assets of PRA and its Subsidiaries, as set forth in the most recent financial statements provided pursuant to Section 7.01(a) or (b) at any time outstanding; provided that after giving effect to the incurrence of any such Indebtedness on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b) (it being agreed that with respect to a revolving facility, such pro forma compliance certificate shall only be required upon the entry into such facility, provided such pro forma calculation assumes the revolving commitments under such facility are using the initial draw);
(s)Guarantees by PRA and/or any of its Subsidiaries of the Indebtedness permitted under Sections 8.03(r) and 8.03(t); provided that any such Guarantee is subordinated to the Obligations in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent;

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(t)Indebtedness of any Foreign Subsidiary in an aggregate principal amount not to exceed $3,000,000 at any time outstanding; and
(u)Permitted Purchase Obligations.
8.04Fundamental Changes.
Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) PRA may merge or consolidate with any of its Subsidiaries provided that PRA shall be the continuing or surviving corporation, (b) (i) the Designated Borrower may merge or consolidate with any of its Foreign Subsidiaries provided that the Designated Borrower shall be the continuing or surviving corporation and (ii) the Canadian Borrower may amalgamate or consolidate with any of its Foreign Subsidiaries provided that the Canadian Borrower shall be the continuing or surviving corporation, (c) any Loan Party other than a Borrower or a Canadian Guarantor may merge or consolidate with any other Loan Party other than a Borrower or Canadian Guarantor, (d) any Foreign Subsidiary (other than the Designated Borrower, the Canadian Borrower or a Canadian Guarantor) may be merged, amalgamated or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (e) any Foreign Subsidiary may be merged, amalgamated or consolidated with or into any other Foreign Subsidiary; provided, that, (i) if the Designated Borrower is involved in such transaction, the Designated Borrower must be the continuing or surviving corporation, (ii) if the Canadian Borrower is involved in such transaction, the Canadian Borrower must be the continuing or surviving corporation and (iii) if a Canadian Guarantor is involved in such transaction, another Canadian Guarantor or the Canadian Borrower must be the continuing or surviving corporation, (f) any Loan Party or any Subsidiary may make dispositions of property not prohibited by Section 8.05, (g) any Loan Party or any Subsidiary may enter into any Permitted Acquisition, (h) any immaterial Subsidiary may be dissolved, wound up or liquidated; provided that the assets of such immaterial Subsidiary are transferred to a Loan Party prior to any such dissolution, wind up or liquidation; provided, that, (i) if the immaterial Subsidiary is a Domestic Subsidiary, PRA or a Subsidiary Guarantor must be the transferee and (ii) if the immaterial Subsidiary is a Canadian Guarantor, the Canadian Borrower or a Canadian Guarantor must be the transferee and (i) any Subsidiary may Dispose of all or substantially all of its assets (whether as a contribution to capital, dividend, upon voluntary liquidation or otherwise) to PRA or to a Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be PRA or another Loan Party (other than the Designated Borrower, the Canadian Borrower or a Canadian Guarantor) unless the transaction is otherwise permitted under Section 8.05.
8.05Dispositions.
Make any Disposition unless (i) at least seventy-five percent (75%) of the consideration paid in connection therewith if such transaction is material shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary and (iii) beginning as of the Restatement Date, the aggregate net book value of all of the assets sold or otherwise disposed of by PRA and its Subsidiaries in all such Dispositions occurring during any fiscal year shall not exceed (a) 100,000,000 or (b) two percent (2%) of Consolidated Total Assets; provided, however, that the foregoing shall not apply to and PRA and its Subsidiaries shall be permitted to make (A) to the extent such transactions constitute Dispositions, such Dispositions permitted under Sections 8.02, 8.04 or 8.06; (B) Dispositions consisting

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of debt portfolios in the ordinary course of business; and (C) Dispositions by any Subsidiary to PRA or another Subsidiary (except that (i) any Disposition by a Subsidiary that is a Subsidiary Guarantor shall only be permitted to be made to PRA or another Subsidiary Guarantor and (ii) any Disposition by a Canadian Guarantor shall only be permitted to be made to the Canadian Borrower or another Canadian Guarantor).
Notwithstanding the foregoing, no Loan Party or any Subsidiary shall consummate any transaction that results in the Disposition (whether by way of any Restricted Payment, investment, Lien, sale, conveyance, transfer or other Disposition, and whether in a single transaction or a series of transactions) of intellectual property that is material to the business of the Borrower and its Subsidiaries to any Subsidiary or Affiliate of a Borrower that is not a Loan Party; provided that the Borrowers and their Subsidiaries may grant non-exclusive licenses of any intellectual property to any Subsidiary that is not a Loan Party in the ordinary course of business so long as such Borrower or such Subsidiary retains the beneficial ownership and the same rights to use such intellectual property as held prior to such license.
8.06Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)each Subsidiary may make Restricted Payments to PRA, any Subsidiary Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is made;
(b)(i) PRA and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person and (ii) PRA and each Subsidiary may issue, repurchase and/or redeem Equity Interests under any equity incentive plan, including (x) transactions in connection with a participant’s termination of employment or service, (y) the use of shares to pay the exercise price of options or (z) the use of shares to satisfy tax withholding obligations;
(c)PRA may make cash dividends and distributions in an aggregate amount not exceeding $50,000,000 in any fiscal year of PRA; provided, that no Default or Event of Default exists prior to or after giving effect to any such dividend or distribution; provided, further that the foregoing shall not operate to prevent the making of dividends or distributions previously declared by PRA so long as (i) at the declaration date, such dividend or distribution was permitted by the foregoing and (ii) such dividend or distribution is consummated within the earlier of 90 days and any date under applicable Law on which such dividend or distribution must be consummated;
(d)PRA may make (x) repurchases of its Equity Interests and/or (y) consummate one or more tender offers, redemptions, repurchases or other cash settlements of Permitted Convertible Notes, in an aggregate amount, not exceeding the sum of
(i)$175,000,000 plus
(ii)50% of the amount of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2024 to the end of the most recent fiscal quarter ending immediately prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
(iii)100% of the aggregate Net Cash Proceeds or fair market value of any asset (other than cash) received by PRA either (x) from the issuance or sale of its Equity Interests subsequent to the Restatement Date or (y) as a contribution in respect of its Equity Interests from its shareholders subsequent to the Restatement Date; plus

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(iv)the amount by which the principal amount of Indebtedness of PRA (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of PRA converted or exchanged for Equity Interests of PRA (less the amount of any cash, or the fair value of any other property, distributed by PRA upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the gross proceeds (prior to fees and transaction expenses) received by PRA or any Subsidiary from the sale of such Indebtedness (excluding such gross proceeds from sales to a Subsidiary of PRA or to an employee stock ownership or benefit plan of PRA or any of its Subsidiaries); plus
(v)an amount equal to the sum of the aggregate amount of cash and the fair market value of any asset (other than cash) received by PRA or any Subsidiary subsequent to the Restatement Date with respect to Investments (other than Permitted Investments) made by the PRA or any of its Subsidiaries in any Person subsequent to the Restatement Date and resulting from repurchases, repayments, liquidations or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made by PRA or any of its Subsidiaries in such Person;
provided, that no Default or Event of Default exists prior to or after giving effect to such repurchase or redemption (or, in the case of a tender offer, at the time notice of the tender is given);
(e)PRA may carry out stock splits with respect to its common stock (including stock splits in the form of a dividend);
(f)PRA and each Subsidiary may purchase, redeem or otherwise acquire Equity Interest issued by it with the proceeds received from the substantially concurrent issue of new shares of its stock or other Equity Interests so long as no Event of Default shall have occurred and be continuing at the time of such purchase, redemption or acquisition;
(g)PRA may (i) so long as no Default or Event of Default shall have occurred and be continuing, incur obligations under Permitted Convertible Notes, including but not limited to obligations thereunder that require repurchase of such Permitted Convertible Notes at the option of the holders thereof upon the occurrence of a “change of control” (as defined in the documentation relating to any Permitted Convertible Notes) or a Fundamental Change or that permit holders to convert the Permitted Convertible Notes, (ii) so long as no Default or Event of Default shall have occurred and be continuing, satisfy any conversion of Permitted Convertible Notes through a cash payment pursuant to cash settlement provisions contained in the documentation relating to any Permitted Convertible Notes, provided, that (y) immediately prior to any such payment PRA has Sufficient Liquidity, and (z) prior to any such payment PRA shall deliver to the Administrative Agent a Compliance Certificate demonstrating that after giving effect to any such payment on a Pro Forma Basis, the Loan Parties and their Subsidiaries would have been in compliance with the financial covenants set forth in Section 8.11, (iii) so long as no Default or Event of Default shall have occurred and be continuing, make any required repurchase of Permitted Convertible Notes in cash pursuant to the terms thereof upon the occurrence of a “change of control” (as defined in the documentation relating to any Permitted Convertible Notes) or a Fundamental Change; provided that (w) immediately prior to any such repurchase PRA has Sufficient Liquidity, and (x) prior to any such repurchase PRA shall deliver to the Administrative Agent a Compliance Certificate demonstrating that after giving effect to any such payment on a Pro Forma Basis, the Loan Parties and their Subsidiaries would have been in compliance with the financial covenants set forth in Section 8.11, (iv) so long as no Default or Event of Default shall have occurred and be continuing, pay the principal of, and retire, any outstanding Permitted Convertible Notes at maturity, including at stated maturity and upon acceleration upon an event of default, and (v) make any required interest payments under the Permitted Convertible Notes;
(h)PRA may (i) enter into Permitted Bond Hedge Transactions and Permitted Warrant Transactions in connection with the issuance of Permitted Convertible Notes and satisfy its

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obligations to pay premiums upon entering into such transactions, (ii) make any payment in connection therewith by delivery of shares of PRA’s common stock upon net share settlement thereof (together with cash in lieu of fractional shares) or set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination thereof, in each case made in PRA’s common stock; (iii) PRA may issue shares of its common stock and make cash payments in lieu of fractional shares in connection with Permitted Warrant Transactions; (iv) PRA may make cash payments to satisfy obligations in respect of Permitted Bond Hedge Transactions and Permitted Warrant Transactions solely to the extent PRA does not have the option of satisfying such payment obligations through the issuance of PRA’s common stock or is otherwise required to satisfy such payment obligations in cash, it being understood and agreed that any payment made in cash in connection with Permitted Bond Hedge Transactions and Permitted Warrant Transactions by set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination thereof, in each case, after using commercially reasonable efforts to satisfy such obligation (or the portion thereof remaining after giving effect to any netting or set-off against termination or similar payments under an applicable Permitted Bond Hedge Transaction or Permitted Warrant Transaction) by delivery of shares of PRA’s common stock shall be deemed to be a payment obligation required to be satisfied in cash, in an aggregate amount pursuant to this clause (iv) not to exceed $55,000,000; (v) PRA may receive shares of its own common stock and/or cash on account of settlements and/or terminations of any Permitted Bond Hedge Transactions or Permitted Warrant Transactions; and (vi) so long as no Default or Event of Default shall have occurred and be continuing, PRA may make other cash payments to satisfy obligations in respect of Permitted Bond Hedge Transactions and Permitted Warrant Transactions provided, that (y) immediately prior to any such payment PRA has Sufficient Liquidity, and (z) prior to any such payment PRA shall deliver to the Administrative Agent a Compliance Certificate demonstrating that after giving effect to any such payment on a Pro Forma Basis, the Loan Parties and their Subsidiaries would have been in compliance with the financial covenants set forth in Section 8.11;
(i)any Restricted Payment made in connection with Permitted Purchase Obligations;
(j)any Investment, to the extent it constitutes a Restricted Payment, permitted under Section 8.02 (other than clause (n) thereof); and
(k)other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to the provisions described in this clause (j), not to exceed the greater of (x) $100,000,000 and (y) two percent (2%) of Consolidated Total Assets so long as the Consolidated Total Leverage Ratio would not exceed 2.00 to 1.00 after giving pro forma effect to such Restricted Payments and all other Restricted Payments since the end of the fiscal quarter used in determining the Consolidated Total Leverage Ratio; provided, that no Default or Event of Default exists prior to or after giving effect to such Restricted Payments.
8.07Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by PRA or its Subsidiaries on the Restatement Date or any business reasonably related, ancillary, adjacent, incidental, similar or complementary to such business or are extensions or developments thereof.
8.08Transactions with Affiliates.
Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) compensation and reimbursement of expenses and benefit plans for current or former officers and directors in the ordinary course of business (including, without limitation, benefits, indemnification arrangements and separation arrangements), (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such

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Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate, (f) transactions between or among (i) Loan Parties, (ii) Subsidiaries that are not Loan Parties, and (iii) transactions between or among any Loan Party and its Subsidiaries that are not Loan Parties that are not otherwise prohibited by this Agreement.
8.09Burdensome Agreements.
Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for any such restriction on a Foreign Subsidiary that is not a Loan Party; (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vii) grant a Lien upon any of its property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) for the purpose of securing the Obligations, whether now owned or hereafter acquired, except (in respect of any of the matters referred to in clauses (i)-(vii) above) for (1) any encumbrances or restrictions imposed by law or regulations, under this Agreement or the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03; provided that, in the case of Section 8.03(e) and (k), any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (5) encumbrances or restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of PRA, (6) encumbrances or restrictions that are customary provisions in joint venture agreements, organizational documents and other similar agreements, (7) encumbrances or restrictions that are customary restrictions on leases, sublicenses, licenses or asset sale agreements otherwise permitted under this Agreement, (8) encumbrances or restrictions that are customary provisions restricting the assignment of any agreement entered into in the ordinary course of business, (9) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(m); (10) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(q); provided that, any such restriction contained therein relates only to the asset or assets of PRA Group Europe Holding S.à.r.l., or any direct or indirect parent holding company of such entity or any of its Subsidiaries, (11) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(r); provided that, any such restriction contained therein relates only to the asset or assets of direct or indirect Subsidiaries of PRA that are Foreign Subsidiaries (excluding Foreign Subsidiaries organized under the laws of Canada or any province or territory thereof), (12) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(p); provided that, any such restriction contained therein relates only to the asset or assets of PRA Group Europe Holding I S.à.r.l and PRA Group (UK) Limited, as well as on the equity interests in PRA Group (UK) Limited, or any direct or indirect parent holding company of such entity or any of its Subsidiaries, (13) any Protective Rights in any document or instrument, or (14) any Organization Documents or other document or instrument related thereto governing Foreign Subsidiaries that are not Loan Parties or other foreign interests and assets (including, but not limited to, market funds organized under the laws of Brazil) that are not required to be pledged under Section 7.14 hereunder or Section 2(a) of the Pledge Agreement.

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8.10Use of Proceeds.
Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
8.11Financial Covenants.
(a)Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of PRA to be greater than 3.50 to 1.00.
(b)Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of PRA ending after the Restatement Date to be greater than 2.50 to 1.00.
(c)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of PRA to be less than 2.00 to 1.00.
8.12Capital Expenditures.
Permit Consolidated Capital Expenditures during any fiscal year to exceed $50,000,000.
8.13Prepayment of Other Indebtedness, Etc.
(a)Amend or modify any of the terms of any Permitted Subordinated Debt or any Indebtedness permitted pursuant to Section 8.03(m) or (o) in a manner materially adverse to the Lenders without the consent of the Required Lenders.
(b)Make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than (i) Indebtedness arising under the Loan Documents, (ii) Indebtedness permitted under Sections 8.03(d), (n), (q), (r) and (t), (iii) intercompany Indebtedness, (iv) cash settlements of conversions of Permitted Convertible Notes permitted by Section 8.06(g), (v) Indebtedness that is permitted to be refinanced pursuant to Section 8.03, (vi) an exchange of any Permitted Convertible Notes and (vii) voluntary or optional redemptions of unsecured Indebtedness permitted under Section 8.03(o) so long as, in the case of this clause (b)(vii), (x) no Default or Event of Default has occurred or is continuing, or would result from the redemption of such Indebtedness and (y) the Consolidated Senior Secured Leverage Ratio immediately after giving effect to the redemption of such Indebtedness pursuant to this clause (b)(vii) on a Pro Forma Basis shall not be greater than 1.90 to 1.00).
8.14Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
(a)Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.
(b)Change its fiscal year.
(c)Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state or other jurisdiction of formation or form of organization.

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8.15Ownership of Subsidiaries.
Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Loan Party or any Subsidiary of any Loan Party to issue or have outstanding any shares of preferred Equity Interests that matures or is mandatorily redeemable on a date prior to the Maturity Date or (ii) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.
8.16Foreign Assets Control Regulations.
Neither of the advance of the Loans nor the use of the proceeds of any thereof nor any issuance of any Letter of Credit will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010 or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”), (b) the Patriot Act, (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, and including any regulations thereunder (the “Terrorist Financing Act (Canada)”, (d) the Criminal Code (Canada), as amended and including any regulations thereunder, (e) the Corruption of Foreign Public Officials Act (Canada), as amended and including any regulations thereunder and (f) other Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws in other jurisdictions applicable to the Loan Parties. Furthermore, none of PRA or any of its Subsidiaries (a) is or will become a Sanctioned Person, or a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Sanctioned Person or “blocked person” or in any manner violative of any such order.
8.17Sanctions.
Directly or, to the knowledge of the Loan Parties, after due inquiry, indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
8.18Anti-Corruption Laws.
Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), and other anti-corruption legislation in the applicable jurisdictions.
8.19Canadian Pension Plans
Register, establish, obtain or acquire, whether directly or indirectly (including through any Subsidiary or Affiliate), any obligations or liabilities in respect of any Canadian Defined Benefit Plan. For

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greater certainty, should any such obligations or liabilities be registered, established, obtained, or acquired, after the Closing Date upon obtaining the consents required under this Agreement, the Administrative Agent and the Lenders reserve the right, as a condition of any such consent, to require amendments to this Agreement to include additional representations, warranties, covenants and commercial terms with respect to such Canadian Defined Benefit Plan that the Administrative Agent and the Lenders may consider reasonably necessary or appropriate in the circumstances.
ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
9.01Events of Default.
Any of the following shall constitute an Event of Default:
(a)Non-Payment. A Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02 (a) through (c), 7.05(a), 7.10, 7.11, 7.12, 7.14 or Article VIII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the date on which a Responsible Officer of any Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to PRA by the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made by or on behalf of a Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due and beyond the applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including, without limitation, any Incremental Equivalent Debt and Permitted Purchase Obligations in excess of the Threshold Amount) having an outstanding principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails (beyond any applicable grace period) to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed prior to its stated maturity, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded unless, in the case of this clause (i), such event or condition is no longer continuing or has been waived in accordance with the terms of such Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled

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maturity; provided that this clause (i) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of an offer to repurchase that is required to be made or a conversion, repayment or redemption event, provided such repurchase, conversion, repayment or redemption is effectuated only in capital stock or is permitted to be repurchased, settled upon conversion in cash, repaid or redeemed pursuant to Section 8.06(g); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within forty-five days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of fifteen consecutive days during which such judgment or order remains undischarged, unvacated, unbonded or unstayed (except to the extent that the terms of such judgment or order specifically provide for a longer payment term and the applicable Loan Party or Subsidiary timely discharges or satisfies such obligations during such specified longer term), by reason of a pending appeal or otherwise; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) PRA or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement, Obligations under Treasury Management Agreements and Swap Contracts and L/C Obligations that have been Cash Collateralized), ceases to be in full force and effect; or any Loan Party or any other Person shall have commenced a proceeding contesting the validity or enforceability of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

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(k)Change of Control. There occurs any Change of Control.
9.02Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
9.03Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in their capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C

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Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;
Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Banks or Treasury Management Banks, as applicable) and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts, or L/C Obligations to the extent Cash Collateralized), to the Borrowers or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Treasury Management Agreements and Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. Each Treasury Management Bank or Swap Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
Notwithstanding anything to the contrary in this Agreement, in no event shall the operation of this Article IX result in any asset or property of a Foreign Subsidiary or an Excluded Domestic Subsidiary satisfying, or otherwise being paid to any Recipient on account of, any Obligation of a Loan Party that is a U.S. Person.

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ARTICLE X

AGENTS
10.01Appointment and Authority.
(a)Each of the Lenders and the L/C Issuers hereby irrevocably appoints Truist Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)For greater certainty, as part of its powers and duties as “collateral agent” under this Agreement, the Administrative Agent is hereby appointed and shall serve as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future holders of Obligations in order to hold any hypothec granted by any Loan Party on property pursuant to the laws of the Province of Quebec. The execution by the Administrative Agent, acting as hypothecary representative, prior to this Agreement of any deeds of hypothec or other documents is hereby ratified and confirmed. The appointment of the Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person which becomes a holder of Obligations in accordance with this Agreement.
10.02Rights as a Lender.
The Persons serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

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10.03Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by each Person serving as an Agent or any of its Affiliates in any capacity.
No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. No Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by PRA, a Lender or an L/C Issuer.
No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to an Agent.
10.04Reliance by Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such

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Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.06Resignation of an Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and PRA. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of PRA (so long as no Event of Default has occurred or is continuing) (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall, in the case of the Administrative Agent, be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and PRA) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders and PRA (so long as no Event of Default has occurred or is continuing) may, to the extent permitted by applicable Law by notice in writing to such Person remove such Person as the Agent and appoint a successor in accordance with clause (a) above. If no such successor shall have been so appointed by the Required Lenders and PRA, and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the

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retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
(d)Any resignation by or removal of Truist Bank as Administrative Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer and Swing Line Lender. If Truist Bank resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Truist Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by PRA of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Truist Bank to effectively assume the obligations of Truist Bank with respect to such Letters of Credit.
10.07Non-Reliance on Agent and Other Lenders.
Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08No Other Duties; Etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or an L/C Issuer hereunder.
10.09Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

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Administrative Agent shall have made any demand on PRA) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts or L/C Obligations to the extent Cash Collateralized) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or an L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10Collateral and Guaranty Matters.
Each of the Lenders and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations under the Loan Documents (other than unasserted contingent indemnification or expense reimbursement obligations, obligations owing under Treasury Management Agreements or Swap Contracts or L/C Obligations to the extent Cash Collateralized) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any sale, disposition or other transaction permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and
(c)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will promptly confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

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The Administrative shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.11Treasury Management Banks and Swap Banks.
No Treasury Management Bank or Swap Bank that obtains the benefits of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements and Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be.
10.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of each Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

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(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
10.13Recovery of Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.13 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the Overnight Rate. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

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(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.13(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.13(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this

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Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)    Subject to Section 11.06, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the

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replacement of, a Lender the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI

MISCELLANEOUS
11.01Amendments, Etc.
Subject to Section 3.02(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, the following amendments shall only be effective if in writing and signed by the Borrowers and other Loan Parties as follows:
(a)no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of PRA to pay interest or Letter of Credit Fees at the Default Rate;
(iv)change any provision of this Section 11.01(a), Section 1.06(a) or the definition of “Required Lenders”, “Super-Majority Lenders”, “Canadian Super-Majority Lenders” or “Required Designated Borrower Revolving Lenders” without the written consent of each Lender directly and adversely affected thereby;
(v)except in connection with a disposition not prohibited hereunder on the date hereof, release all or substantially all of the Collateral without the written consent of each Lender directly and adversely affected thereby;
(vi)release a Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, in each case, on the date hereof, all or substantially all of the Guarantors without the written consent of each Lender directly and adversely affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

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(vii)change Section 2.06, Section 2.12(a), Section 2.13 or Section 9.03 in a manner that would alter the ratable reduction of Commitments, the pro rata sharing of payments or the order of application of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(viii)change Section 2.02(f)(iii)(D) or Section 2.02(f)(iv)(H) without the written consent of each Lender directly and adversely affected thereby; or
(ix)subordinate, or have the effect of subordinating, (A) the Obligations to any other Indebtedness or (B) except as otherwise permitted under Section 10.10 (as in effect on the Restatement Date), the Liens securing the Obligations to Liens securing other Indebtedness, in each case, without the written consent of each Lender affected thereby;
(b)unless also signed by the L/C Issuers, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(c)unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement;
(d)unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and
(e)(i) any amendment to alter the definitions and provisions relating to Estimated Remaining Collections, Accounts, Domestic Borrowing Base, Eligible Accounts, Receivables, Asset Pool, Eligible Asset Pools, Asset Pool Report, Borrowing Base, Asset Pool Seller, Asset Pool Proceeds, Purchase Agreement and Super-Majority Lenders shall require only the consent of the Super-Majority Lenders and (ii) any amendment to alter the definitions and provisions relating to Canadian Estimated Remaining Collections, Canadian Borrowing Base, Canadian Eligible Accounts, Canadian Eligible Asset Pools and Canadian Super-Majority Lenders shall require only the consent of the Canadian Super-Majority Lenders; provided that, any amendment pursuant to this clause (e) shall not require an amendment fee to be payable by any Loan Party;
provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
(f)Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, PRA and the other Loan Parties (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term

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Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.13 or Section 9.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements enumerated in clause (g) and/or clause (h) below).
(g)Notwithstanding anything to the contrary contained herein, in order to implement any additional Commitments in accordance with Section 2.02(f), this Agreement may be amended for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(f)) by PRA, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such additional Commitments.
(h)In addition, notwithstanding the foregoing, PRA may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization of the Loans of the accepting Lenders to be extended and (B) increase the Applicable Rate and/or fees payable with respect to the Loans and Commitments of the accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the PRA. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. The Permitted Amendments shall not become effective unless consented to by PRA and those Accepting Lenders (as defined below), as applicable (the “Required Approval”). If the Required Approval is received, (i) such Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made and (ii) the Borrowers, each Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a loan modification agreement (the “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.
11.02Notices and Other Communications; Facsimile Copies.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to a Borrower or any other Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to PRA).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other

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communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or an L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each L/C Issuer or PRA may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to PRA, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of PRA’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to PRA, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to PRA, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on

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the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to PRA or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Agents, L/C Issuers and Lenders. The Administrative Agent, each L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with an Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, an L/C Issuer or an Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (b) an L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04Expenses; Indemnity; and Damage Waiver.
(a)Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent

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(limited to the legal fees of one primary outside counsel to the Administrative Agent and the Joint Lead Arrangers taken as a whole and other than the allocated costs of internal counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of one primary outside counsel to the Administrative Agent and the Lenders taken as a whole, and, in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict), and in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Indemnitees, taken as a whole, and, in the case of any actual or perceived conflict of interest, one additional counsel for each Lender subject to such conflict) and settlement costs incurred by any Indemnitee or asserted against any Indemnitee by any Person (including a Borrower or any other Loan Party) other than the Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses or settlement costs (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the applicable Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to an Agent (or any sub-agent thereof), an L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), each L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s

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pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for an Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, an L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to an Agent, an L/C Issuer or any Lender, or the Administrative Agent, an L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or

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otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of Revolving Loans and $1,000,000 in the case of an assignment of Term Loans and Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, PRA otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of PRA (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 9.01(a) or Section 9.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, PRA shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

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(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan Commitment, Incremental Term Loan Commitment, Domestic Revolving Commitment, Canadian Revolving Commitment or Designated Borrower Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan or Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)the consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment in respect of the Domestic Revolving Commitments.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to PRA or any of PRA’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) to a Competitor.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of PRA and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to an Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by an Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no

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assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by PRA and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, PRA or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, a Competitor or PRA or any of PRA’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at PRA’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of PRA, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans

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or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have any responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Truist Bank or another L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, Truist Bank or such L/C Issuer may, (i) upon thirty days’ notice to PRA and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to PRA, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, PRA shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (x) no failure by PRA to appoint any such successor shall affect the resignation of Truist Bank such other L/C Issuer as L/C Issuer or Swing Line Lender, as the case may be and (y) any successor L/C Issuer or Swing Line Lender must consent to such appointment by PRA. If Truist Bank or another L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Truist Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Truist Bank or such other retiring L/C Issuer to effectively assume the obligations of Truist Bank or such other L/C Issuer with respect to such Letters of Credit.
11.07Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights

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hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating PRA or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of PRA or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to an Agent, any Lender, an L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than PRA.
For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to an Agent, any Lender or an L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrowers or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08Set-off.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the applicable Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this

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Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify PRA and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10Counterparts; Integration; Effectiveness.
This Agreement the other Loan Documents, and any separate letter agreements with respect to fees payable to the Joint Lead Arrangers, the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.11Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by an Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to

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Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by an Agent, an L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13Replacement of Lenders.
If PRA is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then PRA may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)PRA shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or PRA (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling PRA to require such assignment and delegation cease to apply.
11.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR

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DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST AN AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15Waiver of Right to Trial by Jury.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16Electronic Execution of Assignments and Certain Other Documents.
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using

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Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuers, the Swing Line Lenders, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, nor any L/C Issuer or Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuers and Swing Line Lenders shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against either of the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

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11.17USA PATRIOT Act.
Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Terrorist Financing Act (Canada), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act and the Terrorist Financing Act (Canada). The Borrowers shall, promptly following a request by an Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws and regulations, including, without limitation, the Act and the Terrorist Financing Act (Canada).
11.18No Advisory or Fiduciary Relationship.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), PRA acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by Agents, Truist Securities and the Lenders, are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, Truist Securities and the Lenders, on the other hand, (ii) the Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrowers are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, Truist Securities and the Lenders each are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrowers or any of their Affiliates or any other Person and (ii) neither the Administrative Agent nor Truist Securities nor the Lenders have any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, Truist Securities and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor Truist Securities nor the Lenders have any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and releases, any claims that it may have against the Administrative Agent, Truist Securities or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.19Release of Collateral and Guarantee Obligations.
(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon any Disposition permitted by the Loan Documents or permitted by the Required Lenders, such assets will be Disposed of free and clear of the Liens created by the Collateral Documents, and upon request of PRA the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Swap Contract or Treasury Management Agreement) take such actions as shall be reasonably required to release its security interest in any Collateral being disposed of in connection with such Disposition, and to release any Guaranty hereunder or under any Loan Document of any Person being disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents. Any representation, warranty or covenant contained in any Loan Document relating to any such property so

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disposed of (other than property disposed of to PRA or any Loan Party) in accordance with the Loan Documents shall no longer be deemed to be repeated once such property is so disposed of.
(b)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than unasserted contingent indemnification or expense reimbursement obligations and obligations owing under Treasury Management Agreements or Swap Contracts) have been paid in full, no Letter of Credit shall remain outstanding (unless such Letters of Credit shall have been Cash Collateralized) and all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Swap Contract or Treasury Management Agreement) take such actions as shall be reasonably required to release its security interest in all Collateral, and to release all Guarantees hereunder or under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Swap Contracts, Treasury Management Agreements or contingent indemnification obligations not then due.
11.20Amendment and Restatement.
This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Restatement Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the lenders or the administrative agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. The parties hereto agree that, on the Restatement Date, the following shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) the Collateral Documents and the Liens created thereunder in favor of Bank of America, N.A., as administrative agent and Bank of America, National Association, acting through its Canada branch, as Canadian administrative agent, for the benefit of the holders of the Obligations (as defined in the Existing Credit Agreement) shall remain in full force and effect with respect to the Obligations (as defined in this Agreement) and are hereby reaffirmed; (c) all Loan Obligations under the Existing Credit Agreement outstanding on the Restatement Date shall in all respects be continuing and be deemed to Obligations outstanding hereunder; and (d) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made in accordance with Section 11.01 of the Existing Credit Agreement. All loans and other obligations, including liens and security interests, of the Loan Parties outstanding as of the Restatement Date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such loans, together with any extensions of credit made on the Restatement Date, reflect the Commitments of the Lenders hereunder.
11.21Limitation on Obligations of Canadian Borrower.
Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, the Canadian Borrower shall at no time be liable, directly or indirectly, for any portion of the Obligations other than the Canadian Borrower Obligations.
11.22Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could

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purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to an Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to promptly return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
11.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.24New Lenders.
From and after the Restatement Date, by execution of this Agreement, each Person identified as a “Lender” on each signature page that is not already a Lender under the Existing Credit Agreement hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Person will be deemed to be a party to this Agreement and a “Lender” for all purposes of this Agreement, and shall have all of the obligations of a Lender hereunder as if it had executed the Existing Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in this Agreement.

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11.25Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWERS:	PRA GROUP, INC. By: /s/ Rakesh Sehgal Name: Rakesh Sehgal Title: Executive Vice President, Chief Financial Officer and Treasurer
PRA GROUP CANADA INC. By: /s/ Dennis Hunter Name: Dennis Hunter Title: Vice President
GUARANTORS:	PORTFOLIO RECOVERY ASSOCIATES, LLC By: /s/ Craig Dewey Name: Craig Dewey Title: President, Secretary and Treasurer

PRA HOLDING I, LLC
PRA HOLDING II, LLC
PRA HOLDING III, LLC
PRA HOLDING IV, LLC
PRA HOLDING V, LLC
PRA HOLDING VI, LLC
PRA HOLDING VII, LLC

By: /s/ Rakesh Sehgal
Name: Rakesh Sehgal
Title: President and Treasurer

PRA FINANCIAL SERVICES, LLC By: /s/ Rakesh Sehgal Name: Rakesh Sehgal Title: Manager
PRA AUTO FUNDING, LLC By: /s/ LaTisha Tarrant Name: LaTisha Tarrant Title: Manager
[Signature Page to Second Amended and Restated Credit Agreement]
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GUARANTORS (cont.):	PRA RECEIVABLES MANAGEMENT, LLC By: /s/ Carol Elizabeth Hardy Name: Carol Elizabeth Hardy Title: Vice President
CLAIMS COMPENSATION BUREAU, LLC By: /s/ Robert J. Rey Name: Robert J. Rey Title: President

[Signature Page to Second Amended and Restated Credit Agreement]
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TRUIST BANK, as Administrative Agent, Swingline Lender, L/C Issuer and a Lender By: /s/ Madison Waterfield Name: Madison Waterfield Title: Director

[Signature Page to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender By: /s/ Holver Rivera Name: Holver Rivera Title: Senior Vice President
BANK OF AMERICA, N.A., acting through its Canada branch, as a Lender By: /s/ Medina Sales de Andrade Name: Medina Sales de Andrade Title: Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender By: /s/ George Stoecklein Name: George Stoecklein Title: Managing Director

[Signature Page to Second Amended and Restated Credit Agreement]

LENDERS:
FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Kelly Shield Name: Kelly Shield Title: SVP, Managing Director
FIFTH THIRD BANK, NATIONAL ASSOCIATION, acting through its Canada branch, as a Lender By: /s/ Michael Woo Name: Michael Woo Title: Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

CAPITAL ONE, N.A., as a Lender By: /s/ Eric Purzycki Name: Eric Purzycki Title: Duly Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

DNB CAPITAL LLC, as a Lender By: /s/ Dania Hinedi Name: Dania Hinedi Title: Senior Vice President By: /s/ Bret Douglas Name: Bret Douglas Title: Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Lender By: /s/ Douglas M. Kennedy Name: Douglas M. Kennedy Title: SVP

[Signature Page to Second Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender By: /s/ Jon McRae Name: Jon McRae Title: Director

[Signature Page to Second Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Ashley Braniecki Name: Ashley Braniecki Title: Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

FIRST HORIZON BANK, as a Lender By: /s/ Todd Warrick Name: Todd Warrick Title: Executive Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

ATLANTIC UNION BANK, as a Lender By: /s/ Matthew Sawyer Name: Matthew Sawyer Title: Managing Director

[Signature Page to Second Amended and Restated Credit Agreement]

UMPQUA BANK, as a Lender By: /s/ Evan M. Huckabay Name: Evan Huckabay Title: Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

RAYMOND JAMES BANK, as a Lender By: /s/ Douglas S. Marron Name: Douglas S. Marron Title: Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

SOUTHSTATE BANK, as a Lender By: /s/ Ben Ross Name: Ben Ross Title: Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

ING CAPITAL LLC, as a Lender By: /s/ Jonathan Banks Name: Jonathan Banks Title: Managing Director By: /s/ Alex Kreissman Name: Alex Kreissman Title: Director
[Signature Page to Second Amended and Restated Credit Agreement]

Schedule 2.01
Lenders and Commitments

Lender	Domestic Revolving Commitment	Canadian Revolving Commitment	Term Loan Commitment
Truist Bank	$105,500,000.00	$38,500,000.00	$56,000,000.00
Bank of America, N.A.	$105,500,000.00	$38,500,000.00	$56,000,000.00
MUFG Bank, Ltd. f/k/a The Bank of Tokyo- Mitsubishi UFJ, Ltd.	$108,000,000.00	$0.00	$42,000,000.00
Fifth Third Bank	$92,000,000.00	$30,000,000.00	$48,000,000.00
Capital One, N.A.	$122,000,000.00	$0.00	$48,000,000.00
DNB Capital LLC	$70,000,000.00	$0.00	$30,000,000.00
Citizens Bank, N.A.	$61,000,000.00	$9,000,000.00	$30,000,000.00
Regions Bank	$70,000,000.00	$0.00	$30,000,000.00
KeyBank National Association	$61,000,000.00	$9,000,000.00	$30,000,000.00
First Horizon Bank	$42,500,000.00	$0.00	$17,500,000.00
Atlantic Union Bank	$36,000,000.00	$0.00	$14,000,000.00
UMPQUA Bank	$28,500,000.00	$0.00	$11,500,000.00
Raymond James Bank	$0.00	$0.00	$40,000,000.00
SouthState Bank	$25,000,000.00	$0.00	$10,000,000.00
ING Capital LLC	$23,000,000.00	$0.00	$9,610,878.00
Total	$950,000,000.00	$125,000,000.00	$472,610,878.00

CHAR1\1522384v1
774297133

Schedule 6.10

Insurance

See Attached.

774297133

PRA Group, Inc. Schedule of Insurance
Policy Type	Carrier/Broker	Policy Number	Expiration Date	Amount of Coverage	Deductible
Umbrella	American Guarantee&Liab (Zurich)	AUC9829079-13	10/31/2024	$20,000,000 Occurrence /Aggregate	None

Commercial Package	Zurich American Insurance Company	CPO9829038-13	10/31/2024	Blanket Real & Personal Property - $81,632,450; Blanket Business Income & Extra Expense - $33,621,663; Commercial General Liability - $1,000,000 occurrence / $2,000,000 Agg	Property - $5,000; Business Income - 24 hour waiting period; Commercial General Liability - $0 (

Professional Liability ("E&O")	Evanston Insurance Co (Markel)	MKLV7PL0006133	10/31/2024	$5,000,000 limit	$1M Each claim
Automobile Liability	Zurich American Insurance Company	BAP9829021-13	10/31/2024	$1,000,000.00 Auto Liability, $5,000 Med. Pay., $1,000,000 Uninsured/Underinsured Motorist	$1,000 Auto liability;
Crime	XL Specialty Ins Co	ELU193675-23	10/31/2024	$5M per occurrence	$50k per occurrence
Workers' Compensation	Everest	SW5WC00272231	10/31/2024	$1M Bodily Injury-Accident/$1M Bodily Injury-Disease/$1M Bodily Injury by Disease each employee	$0

Fiduciary Liability	Federal Insurance Co.	J05963801	10/31/2024	$5,000,000 aggregate / $5,000,000 each policy period	$25,000
Privacy & Cyber Security Insurance	Indian Harbor Insurance Co.	MTP903594306	10/31/2024	$5,000,000.00	$1,000,000 & 12 hours waiting period
Privacy & Cyber Security Insurance 1st Excess	Crum & Forster	CYB-106668	10/31/2024	$5,000,000 x/s of $5,000,000	$0
Privacy & Cyber Security Insurance – 2nd Excess	AWAC (Allied World)	0313-1222	10/31/2024	$5,000,000 x/s of $10,000,000	$0
774297133

Privacy & Cyber Security Insurance – 3rd Excess	Endurance American Specialty Insurance Co	PVX30002106903	10/31/2024	$5,000,000 x/s of $15,000,000	$0

Employed Lawyers Liability	Natl Union Fire Ins Co of Pittsburgh PA	01-602-99-65	10/31/2024	$1,000,000 aggregate / $1,000,000 per claim period	$100,000

Employment Practices Liability	National Union Fire Ins Co (AIG)	01-602-99-72	10/31/2024	$5,000,000.00	$250,000 $1,000,000 class action

Directors & Officers Liability - Primary with Foreign Opt ($10,000,000 Limit)	National Union Fire Ins Co of Pittsburgh PA	01-660-05-72	11/08/2024	$10,000,000 Combined Policy Aggregate Limit	$1,500,000
Directors & Officers Liability – 1st Excess ($10,000,000 X $10,000,000)	XL Specialty Ins Co	ELU193849-23	11/08/2024	Excess ($10,000,000 X $10,000,000)	See primary limit
Directors & Officers Liability – 2nd Excess ($10,000,000 x $20,000,000)	RLI Insurance Co.	EPG0032452	11/08/2024	Excess ($10,000,000 x $20,000,000)	See primary limit
Directors & Officers Liability – 3rd Excess ($10,000,000 x $30,000,000)	ACE American Insurance Co	G28182594 008	11/08/2024	Excess ($10,000,000 x $30,000,000)	See primary limit
Directors & Officers Liability – 4th Excess ($10,000,000 x $40,000,000)	Swiss Re Corporate Solutions America Insurance Corporation	DOE 2001066-07	11/08/2024	Excess ($10,000,000 x $40,000,000)	See primary limit
Directors & Officers Liability – 5th Excess ($10,000,000 x $50,000,000)	RSUI Indemnity Company	NHS707837	11/08/2024	Excess ($10,000,000 x $50,000,000)	See primary limit
Directors & Officers Liability – 6th Excess ($10,000,000 x $60,000,000)	Endurance Risk Solutions Assurance Co	FIX10004335810	11/08/2024	Excess ($10,000,000 x $60,000,000)	See primary limit
Directors & Officers Liability – 7th Excess ($10,000,000 x $70,000,000)	Great American Insurance Group	DFX3912268	11/08/2024	Excess ($10,000,000 x $70,000,000)	See primary limit
774297133

Directors & Officers Liability – 8th Excess ($10,000,000 x $80,000,000)	Samsung Fire & Marine Insurance Company	SGC 0324-04	11/08/2024	Excess ($10,000,000 x $80,000,000)	See primary limit
Directors & Officers Liability – 9th Excess ($10,000,000 x $90,000,000)	Old Republic Insurance Company	ORPRO 12 104376	11/08/2024	Excess ($10,000,000 x $90,000,000)	See primary limit
Directors & Officers Liability – 10th Excess ($5,000,000 x $100,000,000) Lead Side A	Marsh Alpha	B0509FINMN2350511	11/08/2024	Excess ($5,000,000 x $100,000,000)	See primary limit

Directors & Officers Liability – 11th Excess Side A $5,000,000 x $105M	National Union Fire Insurance Company of Pittsburgh, PA	01-642-05-85	11/08/2024	Excess $5,000,000 x $100M	See primary limit
Foreign PKG/Liability – Annual Term		Zurich American Insurance Co	ZE2543608-03	10/31/2024
General Liability $2M; Products/Completed
Operations Aggregate Limit $2M; $1M each occurrence; Damage to Premises Rented to you $1M; Medical Expense $100,000; Personal and Advertising Injury $1M; Employee Benefit Liability $1M each claim and aggregate $1M; Auto Excess $1M per accident; Bodily Injury by Accident $1M; Bodily Injury by Disease $1M; Business Travel Accident $1.25M; Business Income/Gross Profits and Extra Expense $1M
Property $2,500 (various sub-deductibles); General Liability $0

774297133

PRA Group Canada, Inc.

Commercial Property & Casualty	Arthur J. Gallagher (Broker) - Chub Insurance Co.	35874453	3/9/2025
$400,000 – Newmarket, ON;
$1,500,000 – London, ON;
$500,000 – Montreal, QC;

Liability Coverage $1,000,000 per Occ
and $10,000,000 in the Agg.;
Non-Owned Auto; $1,000,000 Emp.
Liability $1,000,000. Includes EQ and
Flood Sub Limit
					$2,500 and under
Commercial Umbrella Liability	Arthur J. Gallagher (Broker) - Chub Insurance Co.	(24)79854313	3/9/2025	$4,000,000 per occ. & agg	$0

774297133

Schedule 6.13
Subsidiaries

Entity	Jurisdiction of Formation	Number and Percentage of Outstanding Shares Owned by any Loan Party or any Subsidiary	Number and Effect, if Exercised, of All Outstanding Options, Warrants, Rights of Conversion or Purchase and Similar Rights
Portfolio Recovery Associates, LLC	Delaware	100% owned by PRA Group, Inc.	N/A
PRA Holding I, LLC	Virginia	100% owned by Portfolio Recovery Associates, LLC	N/A
PRA Holding II, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Holding III, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Holding IV, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Holding V, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Holding VI, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Holding VII, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Receivables Management, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
Claims Compensation Bureau, LLC	Delaware	100% owned by PRA Group, Inc.	N/A
PRA Financial Services, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Auto Funding, LLC	Virginia	100% owned by PRA Group, Inc.	N/A
PRA Group Canada Inc.	Canada	12,396,819.27 Preference Shares 100 Common Shares 100% owned by PRA Group, Inc.	N/A

774297133

Entity	Jurisdiction of Formation	Number and Percentage of Outstanding Shares Owned by any Loan Party or any Subsidiary	Number and Effect, if Exercised of All Outstanding Options, Warrants, Rights of Conversion or Purchase and Similar Rights
PRA Australia Pty Ltd	Australia	100 shares 100% owned by PRA Group, Inc.	N/A
PRA Group RM Israel Ltd.	Israel	100% owned by PRA Receivables Management, LLC	N/A
AK NRM DE Mexico S.A. de C.V. Dormant Entity	Mexico	100% owned by PRA Group Canada Inc.	N/A
PRA Group Europe Holding III S.a r.l.	Luxembourg	100% owned by PRA Holding IV, LLC	N/A
PRA Group Europe Holding II S.a r.l.	Luxembourg	100% owned by PRA Group Europe Holding III S.a r.l.	N/A
PRA Group Europe Holding I S.a r.l.	Luxembourg	100% owned by PRA Group Europe Holding II S.a r.l.	N/A
PRA Group Europe Holding S.a r.l.	Luxembourg	100% owned by PRA Group Europe Holding I S.a r.l.	N/A
PRA Group Deutschland GmbH	Germany	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Suomi OY	Finland	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Italia S.r.l	Italy	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Europe AS	Norway	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Europe Holding S.a r.l., Luxembourg, Zug Branch	Switzerland	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Europe Finance S.a.r.l	Luxembourg	100% owned by PRA Group Europe Holding S.a.r.l.
PRA Group Sverige AB	Sweden	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Osterreich Inkasso GmbH	Austria	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Osterreich Portfolio GmbH	Austria	100% owned by PRA Group Osterreich Inkasso GmbH	N/A
PRA Group (UK) Limited	UK – England and Wales	100% owned by PRA Group Europe Holding S.a r.l.	N/A
AK Nordic Italy S.r.l. Inactive	Italy	100% owned by PRA Group Europe Holding S.a.r.l.	N/A
PRA Group UK Portfolios Ltd	UK – England and Wales	100% owned by PRA Group (UK) Limited	N/A
PRA Iberia, S.L.U.	Spain	100% owned by PRA Group Europe AS	N/A
PRA Group Norge AS	Norway	100% owned by PRA Group Europe AS	N/A
PRA Group Europe Portfolio AS	Norway	100% owned by PRA Group Europe AS	N/A
774297133

PRA Group Europe Portfolio AS, Oslo, Zug Branch	Switzerland	100% owned by PRA Group Europe Portfolio AS	N/A
PRA Group Switzerland Portfolio AG	Switzerland	100% owned by PRA Group Europe Portfolio AS	N/A
AK Nordic AB	Sweden	100% owned by PRA Group Europe Portfolio AS	N/A
AK Nordic NUF, Oslo Branch	Norway	100% owned by AK Nordic AB	N/A
AK Nordic AB Succursale Italiana, Italian Branch	Italy	100% owned by AK Nordic AB	N/A
Crystal Production AS	Norway	100% owned by PRA Group Europe Portfolio AS	N/A
BRL-USD Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	Brazil	100% owned by PRA Holding V, LLC	N/A
PRA Group Colombia Holding S.A.S.	Colombia	59.43% owned by PRA Holding V, LLC	N/A
BRL-BRL Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	Brazil	100% owned by BRL-USD Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	N/A
USA Fundo De Investimento emParticipacoes	Brazil	100% owned by BRL-BRL Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	N/A
Itapeva X Multicarteira Fundo De Investimento em Direitos Creditorios Responsabilidade Limitada	Brazil	93.2% owned by BRL-BRL Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	N/A
Itapeva XII Multicarteira Fundo De Investimento em Direitos Creditorios Responsabilidade Limitada	Brazil	55% owned by BRL-BRL Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	N/A
Itapeva XI Multicarteira Fundo De Investimento em Direitos Creditorios Responsabilidade Limitada	Brazil	55% owned by BRL-BRL Fundo De Investimento Multimercado – Credito Privado Investimento No Exterior	N/A
PRA Group Brasil Empreendimentos e Participacoes LTDA	Brazil	100% owned by Usa Fundo de Investimento em Participacoes	N/A
RCB Investimentos S.A.	Brazil	11.67% owned by Usa Fundo de Investimento em Participacoes	N/A
Itapeva Recuperacao de Creditos LTDA.	Brazil	100% owned by RCB Investimentos S.A.	N/A
RCB Portfolios LTDA.	Brazil	100% owned by RCB Investimentos S.A.	N/A
774297133

DivZero Recuperacao de Creditos LTDA	Brazil	100% owned by RCB Investimentos S.A.
PRA Group Polska Holding sp. Z o.o	Poland	100% owned by PRA Group Europe Holding S.a r.l.	N/A
PRA Group Polska Sub-Holding sp z.o.o.	Poland	100% owned by PRA Group Polska Holding sp z.o.o.	N/A
PRA Group Polska sp. z o.o.	Poland	100% owned by PRA Group Polaska Sub Holding sp. Z.o.o.	N/A
PRA Group TFI S.A.	Poland	100% owned by PRA Group Polska Sub-Holding sp z.o.o.	N/A
PRA Group Kancelaria Radcow Prawnych Wilamek i Wspolnicy S.K.A. w likwidacji	Poland	100% owned by PRA Group Polska sp. z o.o.	N/A

774297133

Schedule 6.17
IP Rights

U.S. Trademarks

PRA Group, Inc.

Registered U.S. Trademarks

Mark	Reg. No.	Reg. Date
PRA Gateway	6890894	11/1/2022
PRA GROUP	6741763	5/31/2022
PRA GROUP	6741764	5/31/2022
PRA Group Design	6268856	2/16/2021
PRA Group	6443382	8/10/2021
CCB CLAIMS COMPENSATION BUREAU	5982252	2/11/2020
PORTFOLIO RECOVERY ASSOCIATES, LLC and Design	5543943	8/21/2018
PORTFOLIO RECOVERY ASSOCIATES, LLC and Design	5543942	8/21/2018
PRA	4637330	11/11/14
PRA GROUP	4637293	11/11/14
PRA GROUP and Design	4636394	11/11/14
PORTFOLIO RECOVERY ASSOCIATES, LLC	4319755	04/16/13
PORTFOLIO RECOVERY	4293689	02/19/13
PRA	4142598	05/15/12
PORTFOLIO RECOVERY ASSOCIATES	4066512	12/06/11
PORTFOLIO RECOVERY ASSOC	4002563	07/26/11
[square design only]	6741753	05/31/22

Pending Applications

Mark	Appl. No.	Filing Date
PORTFOLIO RECOVERY ASSOCIATES, LLC	98606255	06/18/2024
DEBT HAPPENS SO CAN RECOVERY	88859458	04/01/2020
PRA RECEIVABLES MANAGEMENT, LLC	98180507	09/14/2023

774297133

U.S. Copyrights

PRA Group, Inc.

Registered U.S. Copyrights

Title	Reg. No.	Reg. Date
PRANet Global.	TXu001893589	12/03/13
CCB Client Portal (https://portal.claimscompensation.com)	TX7554189	06/20/12
Payment Posting System	TXu1796673	02/16/12
Payment Posting Module (PPM)	TXu1760212	06/16/11
PRANet	TX7349463	12/10/10
PRA Bankruptcy Management System	TXu1616410	02/15/08
Claims Compensation Bureau, LLC. (www.claimscompensation.com/)	TX7268436	06/22/10
PRA Location Services (www.prals.com)	TXu002002785	12/11/2015
PlateNet (https://www.platenet.net/)	TX0007561793	07/05/2012
DC input	Txu001743890	03/04/2011
Automatix	TX0006167408	05/03/2005
Swarm	TXu001969663	11/19/2015
PlateNet (https://www.platenet.net/)	TX0007561793	07/05/2012
IGSNet.	TXu001698736	06/11/2010

Portfolio Recovery Associates, LLC

Registered U.S. Copyrights

Title	Reg. No.	Reg. Date
Portfolio Recovery Associates, LLC	TX5575454	07/31/01
Bringing capital, expertise and integrity to the market	TX5422063	07/31/01

774297133

U.S. Patents

PRA Group, Inc.

Issued U.S. Patents

Title	Patent No.	Issue Date
SYSTEMS, METHODS AND COMPUTER PROGRAM PRODUCTS THAT FACILITATE MATCHING OF DEBTOR PAYMENTS TO COLLECTION AUTHORITY ACCOUNTS	8768797	07/01/14

774297133

Schedule 6.20(a)
Taxpayer and Organizational Identification Numbers

Entity	Taxpayer Identification Number	Organizational Identification Number
PRA Group, Inc.	75-3078675	3556815
Portfolio Recovery Associates, LLC	54-1794735	2604748
PRA Holding I, LLC	54-1973279	S044854-0
PRA Holding II, LLC	76-0839600	S201629-5
PRA Holding III, LLC	27-1090109	S305992-2
PRA Holding IV, LLC	46-4747555	S490667-5
PRA Holding V, LLC	47-1220835	S512965-7
PRA Holding VI, LLC	81-4190334	S644090-5
PRA Holding VII, LLC	81-4196503	S644096-2
PRA Receivables Management, LLC	54-1992501	S050322-9
Claims Compensation Bureau, LLC	27-2094860	4798094
PRA Financial Services, LLC	46-0666344	S416601-5
PRA Auto Funding, LLC	46-4682696	S488981-4
PRA Group Canada Inc.	86969 9371	923930-8

774297133

Schedule 6.20(b)
Changes in Legal Name, State of Formation and Structure
None.

774297133

Schedule 8.01
Liens Existing on the Restatement Date
1.The overdraft facility described on Schedule 8.03 is secured by Liens on the same assets that secure the European Multicurrency Revolving Credit Facility.

774297133

Schedule 8.02

Investments Existing on the Restatement Date

1.Portfolio owner of Itapeva XII Multicarteria Fundo de Investimento em Direitos Creditorios Responsabilidade Limitada.
2.USA Fundo de Investimento em Participacoes owns 11.67% of RCB Investimentos S.A., an operating entity in Brazil.
3.Investments with and by BRL-USD Fundo do Investimento Multimercado – Credito Privado Investimento no Exterior, a regulated investment vehicle in Brazil.
4.Investments with and by BRL-BRL Fundo do Investimento Multimercado – Credito Privado Investimento no Exterior, a regulated investment vehicle in Brazil
5.Investments with and by USA Fundo de Investimentos em Participacoes, a regulated investment vehicle in Brazil.

774297133

Schedule 8.03

Indebtedness Existing on the Restatement Date

1.Indebtedness incurred in connection with an up to $40 million overdraft facility with DNB pursuant to Section 2.2.2 of the European Multicurrency Revolving Credit Facility.
2.Indebtedness of AK Nordic AB consisting of interest bearing funds on deposit. As of June 30, 2024, $114,991,000 in interest bearing deposits was outstanding (such interest bearing deposits cannot exceed $2.2 billion SEK).

774297133

Schedule 11.02
CERTAIN ADDRESSES FOR NOTICES
LOAN PARTIES:

PRA Group, Inc.
120 Corporate Boulevard
Norfolk, Virginia 23502
Attention: LaTisha Owens Tarrant
Telephone:

Email:

With copies to:

PRA Group, Inc.
Office of General Counsel
P.O. Box 12942
Norfolk, VA 23451

and

Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Attention: Kimberly C. MacLeod
Telephone:
Facsimile:
Email:

ADMINISTRATIVE AGENT:

Notices to the Administrative Agent or the Swing Line Lender:

Truist Bank
303 Peachtree Street, 25th Floor
Mail Code 7662
Atlanta, Georgia 30308
Email:
Attn: Karen Weich
Telephone:

772966025

Notices to Truist Bank, in its capacity as an L/C Issuer:

Truist Bank
Attn: Standby Letter of Credit Dept.
245 Peachtree Center Ave., 17th FL
Atlanta, Georgia 30303
Email:
Telephone:

772966025

Exhibit A

FORM OF LOAN NOTICE

Date: __________, 20__

To:    Truist Bank, as Administrative Agent

Re:    Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

☐ A Borrowing of Domestic Revolving Loans

☐ A Borrowing of Canadian Revolving Loans

☐ A Borrowing of the Term Loan

☐ A Borrowing of Designated Borrower Revolving Loans

☐ A Borrowing of the Incremental Term Loan

☐ A conversion or continuation of Domestic Revolving Loans

☐ A conversion or continuation of Canadian Revolving Loans

☐ A conversion or continuation of the Term Loan

☐ A conversion or continuation of Designated Borrower Revolving Loans

☐ A conversion or continuation of the Incremental Term Loan

1.    On _______________, 20__ (which is a Business Day).

2.    In the amount of [$]__________.

772966025

3.    Comprised of ______________ (Type of Loan requested).

4.    For Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans: with an Interest Period of __________ months.

5.    For Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans: with an end date for the Interest Period of: _______________, 20__ (which is a Business Day).

[For Domestic Revolving Borrowings]

PRA hereby represents and warrants that after giving effect to any Borrowing of Domestic Revolving Loans, (i) the Total Domestic Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (ii) the sum of the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base, and (iii) the Domestic Revolving Exposure of any Domestic Revolving Lender shall not exceed such Lender’s Domestic Revolving Commitment.

[For Canadian Revolving Borrowings]

The Canadian Borrower hereby represents and warrants that after giving effect to any Borrowing of Canadian Revolving Loans, (i) the Total Canadian Revolving Outstandings shall not exceed the Aggregate Canadian Revolving Commitments, (ii) the Total Canadian Revolving Outstandings shall not exceed the Canadian Borrowing Base, and (iii) the Canadian Revolving Exposure of any Canadian Revolving Lender shall not exceed such Lender’s Canadian Revolving Commitment.

[For Designated Borrower Revolving Borrowings]

The Designated Borrower hereby represents and warrants that after giving effect to any Borrowing of Designated Borrower Revolving Loans, (i) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the Aggregate Designated Borrower Revolving Commitments, (ii) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the borrowing base set forth in the Designated Borrower Joinder Agreement, and (iii) the Designated Borrower Revolving Loans of any Lender shall not exceed such Lender’s Designated Borrower Revolving Commitment.

[For Incremental Term Loan Borrowings]

PRA hereby represents and warrants that after giving effect to the Borrowing of the Incremental Term Loan, (i) the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders and (ii) the sum of the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base.

[For all Borrowings]

772966025

The applicable Borrower hereby represents and warrants that each of the conditions set forth in Section 5.02(a), (b) [and (d)]1 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

1 Solely in the case of a Designated Borrower Revolving Loan.
772966025

[PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:]

[PRA GROUP CANADA INC.,
a Canadian corporation

By:
Name:
Title:]

[[ ],
a [ ]

By:
Name:
Title:]
772966025

Exhibit B

FORM OF SWING LINE LOAN NOTICE

Date: __________, 20__

To:    Truist Bank, as Swing Line Lender

Cc:    Truist Bank, as Administrative Agent

Re:    Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Swing Line Loan:

1.    On __________    , 20__ (a Business Day).

2.    In the amount of $__________.

With respect to such Borrowing of Swing Line Loans, PRA hereby represents and warrants that (a) after giving effect to such Borrowing of Swing Line Loans, (i) the Total Domestic Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (ii) the sum of the Total Domestic Revolving Outstandings plus the outstanding amount of the Term Loan plus the outstanding amount of the Incremental Term Loan plus the outstanding amount of all Incremental Equivalent Debt (only to the extent secured by all or a portion of the Collateral on a pari passu basis with the Obligations) shall not exceed the Domestic Borrowing Base and (iii) the Domestic Revolving Exposure of any Domestic Revolving Lender shall not exceed such Domestic Revolving Lender’s Domestic Revolving Commitment and (b) each of the conditions set forth in Section 5.02(a) and (b) of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

772966025

EXHIBIT C-1

FORM OF [[SECOND] AMENDED AND RESTATED] DOMESTIC REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the undersigned Borrower, PRA Group Canada Inc., a Canadian corporation, the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Domestic Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.

[This Domestic Revolving Note amends and restates, and is given in replacement of, that certain [Amended and Restated] Domestic Revolving Note given by the Borrower in favor of the Lender under the Existing Credit Agreement (the “Existing Note”). The parties hereto do not intend this Domestic Revolving Note to constitute a novation of the Existing Note or the indebtedness formerly evidenced by the Existing Note.]

THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

772966025

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

772966025

EXHIBIT C-2

[Reserved.]

772966025

EXHIBIT C-3

FORM OF [[SECOND] AMENDED AND RESTATED] CANADIAN REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Canadian Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Canadian Revolving Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation, the undersigned Canadian Borrower, the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Canadian Borrower promises to pay interest on the unpaid principal amount of each Canadian Revolving Loan from the date of such Canadian Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Canadian Dollars in Same Day Funds at the applicable Administrative Agent’s Office in each case as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Canadian Revolving Note is one of the Canadian Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Canadian Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Canadian Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Canadian Revolving Note and endorse thereon the date, amount and maturity of its Canadian Revolving Loans and payments with respect thereto.

The Canadian Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Canadian Revolving Note.

[This Canadian Revolving Note amends and restates, and is given in replacement of, that certain [Amended and Restated] Canadian Revolving Note given by the Canadian Borrower in favor of the Lender under the Existing Credit Agreement (the “Existing Note”). The parties hereto do not intend this Canadian Revolving Note to constitute a novation of the Existing Note or the indebtedness formerly evidenced by the Existing Note.]
772966025

THIS CANADIAN REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

PRA GROUP CANADA INC.,
a Canadian corporation

By:
Name:
Title:
772966025

EXHIBIT C-4

FORM OF DESIGNATED BORROWER REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Designated Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Designated Borrower Revolving Loan from time to time made by the Lender to the Designated Borrower under that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation, PRA Group Canada Inc., a Canadian corporation, the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Designated Borrower promises to pay interest on the unpaid principal amount of each Designated Borrower Revolving Loan from the date of such Designated Borrower Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars or Canadian Dollars in Same Day Funds at the applicable Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Designated Borrower Revolving Note is one of the Designated Borrower Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Designated Borrower Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Designated Borrower Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Designated Borrower Revolving Note and endorse thereon the date, amount and maturity of its Designated Borrower Revolving Loans and payments with respect thereto.

The Designated Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Designated Borrower Revolving Note.

THIS DESIGNATED BORROWER REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[ ],
a [ ]

By:
Name:
Title:
772966025

EXHIBIT D

FORM OF SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to TRUIST BANK or its registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, PRA Group Canada Inc., a Canadian corporation, the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made directly to the Swing Line Lender in Dollars in Same Day Funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Swing Line Note is the Swing Line Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Swing Line Note.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

772966025

EXHIBIT E-1

FORM OF [[SECOND] AMENDED AND RESTATED] TERM LOAN NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, PRA Group Canada Inc., a Canadian corporation, the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term Note.

[This Term Note amends and restates, and is given in replacement of, that certain [Amended and Restated] Term Note given by the Borrower in favor of the Lender under the Existing Credit Agreement (the “Existing Note”). The parties hereto do not intend this Term Note to constitute a novation of the Existing Note or the indebtedness formerly evidenced by the Existing Note.]

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:
772966025

EXHIBIT E-2

FORM OF INCREMENTAL TERM LOAN NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Incremental Term Loan made by the Lender to the Borrower under (i) that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, PRA Group Canada Inc., a Canadian corporation, the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer and (ii) the Incremental Term Loan Lender Joinder Agreement between the Borrower and the Incremental Term Loan Lenders party thereto. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Incremental Term Loan from the date of such Incremental Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Incremental Term Loan Lender Joinder Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Incremental Term Note is one of the Incremental Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Incremental Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Incremental Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Incremental Term Note and endorse thereon the date, amount and maturity of its Incremental Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Incremental Term Note.

THIS INCREMENTAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

772966025

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20__

To:    Truist Bank, as Administrative Agent

Re:    Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the _______________ of PRA, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of PRA, and that:

[Use following paragraph 1 for the fiscal year-end financial statements:]

[1.    Attached hereto as Schedule 1 are the year-end audited consolidated financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of PRA and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.    Attached hereto as Schedule 1 are the unaudited consolidated financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of PRA and its Subsidiaries ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of PRA and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and condition (financial or otherwise) of PRA during the accounting period covered by the attached financial statements.

3.    A review of the activities of PRA during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period PRA performed and observed all its obligations under the Loan Documents, and

[select one:]
772966025

[to the knowledge of the undersigned during such fiscal period, no condition or event existed or exists which constitutes a Default or Event of Default.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4.    The financial covenant analyses and calculation of the Consolidated Total Leverage Ratio, the Consolidated Senior Secured Leverage Ratio, Consolidated Fixed Charge Coverage Ratio and Capital Expenditures set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

[5.    Set forth on Schedule 3 hereto is a true and accurate list as required by Section 7.02(g) of the Credit Agreement on and as of the date of this Compliance Certificate of (a) all applications by any Loan Party for Copyrights, Patents or Trademarks, (b) all issuances of registrations or letters on existing applications made by any Loan Party for Copyrights, Patents and Trademarks and (c) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party, in each case since the [date of the prior Compliance Certificate][Restatement Date].]2

[or:]

[5 .    Since the [date of the prior Compliance Certificate][Restatement Date] (a) no Loan Party has made any applications for Copyrights, Patents or Trademarks, (b) there have been no issuances of registrations or letters on existing applications made by any Loan Party for Copyrights, Patents and Trademarks and (c) no Loan Party has entered into any Trademark Licenses, Copyright Licenses or Patent Licenses since the [date of the prior Compliance Certificate][Restatement Date].]

[6.    Attached hereto as Schedule 4 is the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or Subsidiary that was renewed, replaced or modified during the period covered by the attached financial statements.]3

[7.    Attached hereto as Schedule 5 is a list of all Indebtedness currently outstanding pursuant to Section 8.03(r) of the Credit Agreement, including the amount of such Indebtedness attributable to each country outside the United States.]4

8.    Set forth on Schedule 6 hereto is a list of any Collateral with a value in excess of $100,000 in the possession or control of a warehouseman, bailee, agent or processor and the name and address of such warehouseman, bailee, agent or processor. [If none, then state “None.”]

9.    Set forth on Schedule 7 hereto is a list each Commercial Tort Claim in excess of $500,000 that has been initiated before any Governmental Authority by or in favor of any Loan Party. [If none, then state “None.”]
2 To be delivered only with the fiscal year-end audited financial statements.
3 To be delivered only with the fiscal year-end audited financial statements.
4 To be delivered only with the fiscal year-end audited financial statements.
772966025

[Signatures follow]

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20__.

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

772966025

Schedule 2
to Compliance Certificate

1.    Consolidated Total Leverage Ratio

(a)    Consolidated Funded Indebtedness            $

(b)    Qualified Cash                        $

    (c)    Consolidated EBITDA

        (i)    Consolidated Net Income            $____________

(ii)    Consolidated Interest Charges            $____________

        (iii)    federal, state, local and foreign
            income taxes                    $____________

        (iv)    depreciation and amortization
expense
                        $____________

        (v)    Recoveries Applied to Negative Allowance,
net of changes in expected recoveries
                        $____________

        (vi)    fees, costs and expenses incurred in
respect of the Credit Agreement or in
connection with any disposition,
incurrence of Consolidated Funded
Indebtedness, Acquisition                         (including amounts paid in connection
with such Acquisition for retention of one
or more individuals comprising part of a
management team retained to manage the
acquired business; provided that such
payments are made in connection with
such Acquisition and are consistent with
the customary practice in the industry at
the time of such Acquisition), Investment
or offering of Equity Interests, in each
case as permitted under the Loan
Documents                    $____________

(vii)    all other non-cash charges, to the extent
such charges do not represent a cash
charge in such period or any future period    $____________

772966025

(viii)    indemnification payments received from a
Person which is not an Affiliate of any
Loan Party under any acquisition agreement
entered into by such Person which reimburse
expenses of a Loan Party, to the extent such
expenses were deducted in computing
Consolidated Net Income            $____________

        (ix)    Consolidated EBITDA
[(i) + (ii) +(iii) + (iv) + (v) + (vi) + (vii) + (viii)]

$

(d)    Consolidated Total Leverage Ratio
[((a) - (b))/(c)(ix)]                    __________:1.0

2.    Consolidated Senior Secured Leverage Ratio

    (a)    Consolidated Senior Secured Indebtedness        $

(b)    Qualified Cash    [1(b)]                    $

    (c)    Consolidated EBITDA [1(c)(ix)]            $____________

(d)    Consolidated Senior Secured Leverage Ratio
[((a) - (b))/(c)]                        __________:1.0

3.    Consolidated Fixed Charge Coverage Ratio

(a)    Consolidated EBITDA [1(c)(ix)]            $

(b)    scheduled principal payments made on
Consolidated Funded Indebtedness            $

    (c)    Consolidated Interest Charges                $____________

(d)    Consolidated Fixed Charge Coverage Ratio
[(a)/((b) + (c))]                        __________:1.0

4.    Consolidated Capital Expenditures5                $_____________

5 “Consolidated Capital Expenditures” means, for any period, for PRA and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition, (b) Permitted Acquisitions or (c) purchases of debt portfolios.

772966025

Exhibit G

FORM OF JOINDER AGREEMENT

    THIS JOINDER AGREEMENT (the “Agreement”) dated as of __________, 20__ is by and between __________, a __________ (the “New Subsidiary”), and Truist Bank, in its capacity as Administrative Agent under that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

    The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the holders of the Obligations:

1.    [Use the following paragraph for joinder of a Domestic Subsidiary]

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each holder of the Obligations and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

[Use the following paragraph for joinder of a Canadian Subsidiary]

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Canadian Guarantor” of the Canadian Borrower Obligations for all purposes of the Credit Agreement, and shall have all of the obligations of a Canadian Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Canadian Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors of the Canadian Borrower Obligations, guarantees to each holder of the Canadian Borrower Obligations and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Canadian Borrower Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

    2.    [Use the following paragraph for joinder of a Domestic Subsidiary]

772966025

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

[Use the following paragraph for joinder of a Canadian Subsidiary]

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will enter into a Canadian Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in such Canadian Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Canadian Borrower Obligations, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the applicable Canadian Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Canadian Security Agreement).

    3.    [Use the following paragraph for joinder of a Domestic Subsidiary]

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Equity Interests identified on Schedule 5 hereto and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

[Use the following paragraph for joinder of a Canadian Subsidiary]

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will, if applicable, enter into a Canadian Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in such Canadian Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the holders of the Canadian Borrower Obligations, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Equity Interests
772966025

identified on Schedule 5 hereto and all other Pledged Collateral (as defined in the Canadian Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Canadian Pledge Agreement).

4.    The New Subsidiary hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)    The New Subsidiary’s exact legal name and state or jurisdiction of formation are as set forth on the signature pages hereto.

(b)    The New Subsidiary’s taxpayer identification number, if applicable, and organization number are set forth on Schedule 1 hereto.

(c)    Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state or jurisdiction of formation, been party to a merger, amalgamation, consolidation or other change in structure in the five years preceding the date hereof.

(d)    Schedule 3 hereto includes all IP Rights as of the date hereof (I) not constituting Excluded Property, (II) registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office or the Canadian Intellectual Property Office and (III) owned by the New Subsidiary as of the date hereof. None of the IP Rights of the New Subsidiary set forth in Schedule 3 hereto is subject to any licensing agreement or similar arrangement, except as set forth on Schedule 3 hereto.

(e)    Schedule 4 hereto includes all Commercial Tort Claims asserted in any judicial action before any Governmental Authority by or in favor of the New Subsidiary as of the date hereof.

(f)    Schedule 5 hereto lists each Subsidiary of the New Subsidiary as of the date hereof, together with (i) jurisdiction of formation, (ii) the certificate number(s) of the certificates evidencing such Equity Interests, if any, and number and percentage of outstanding shares of each class owned by the New Subsidiary (directly or indirectly) of such Equity Interests and (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

    5.    The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

    6.    This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

    7.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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    IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the holders of the Obligations, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                            [NEW SUBSIDIARY]

                            By:
                            Name:
                            Title:

Acknowledged and accepted:

TRUIST BANK,
as Administrative Agent

By:
Name:
Title:

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Schedule 1

Taxpayer Identification Number; Organization Number

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Schedule 2

Changes in Legal Name or State of Formation;
Mergers, Consolidations and other Changes in Structure

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Schedule 3

IP Rights

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Schedule 4

Commercial Tort Claims

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Schedule 5

Equity Interests

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Exhibit H

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans and the Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:

2.    Assignee:                             [and is an
                    Affiliate/Approved Fund of [identify Lender]]

3.    Borrowers:    PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”) and a certain Subsidiary of PRA to be named as a borrower from time to time party thereto (the “Designated Borrower” and together with PRA and the Canadian Borrower, the “Borrowers”)

4.    Administrative Agent:    Truist Bank, as the administrative agent under the
    Credit Agreement

5.    Credit Agreement:    Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrowers, the Guarantors, the Lenders from time to time party
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thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer.

6.     Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*[2]	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

[7.    Trade Date:        ______________]4

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE APPLICABLE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:    [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:    [NAME OF ASSIGNEE]

By:
Name:
Title:

1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Domestic Revolving Commitment”, “Canadian Revolving Commitment”, “Term Loan”, “Designated Borrower Revolving Loan Commitment” or “Incremental Term Loan”).
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
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[Consented to and]5 Accepted:

TRUIST BANK,
as Administrative Agent

By:
Name:
Title:

[Consented to:]6

PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

[Consented to:]7

[TRUIST BANK, as an L/C Issuer][and Swing Line Lender]

By:________________________________
Name:
Title:

[[____________], as an L/C Issuer]

By:________________________________
Name:
Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of PRA is required by the terms of the Credit Agreement.
7 To be added only if the consent of the L/C Issuers and/or Swing Line Lender is required by the terms of the Credit Agreement.
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Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b) of the Credit Agreement (subject to the consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
772966025

Exhibit I

FORM OF BORROWING BASE CERTIFICATE

For the month ended _________________, 20___.

    Reference is made to that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

    The undersigned Responsible Officer hereby certifies that:

(a)    as of the date hereof the calculation of the Domestic Borrowing Base on Schedule 1 attached hereto is in conformance with the terms of the Credit Agreement and is true and correct in all material respects.

(b)    attached hereto as Exhibit A is a full accounts receivable aging report, and such information is true, correct and complete in all material respects as of the date hereof.

[(c)    attached hereto as Exhibit B is an Asset Pool Report, and such information is true, correct and complete as of the date hereof.]8

PRA GROUP, INC., a Delaware corporation

By:
Name:
Title:

8 To be included upon the request of the Administrative Agent.

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Schedule 1
TO BORROWING BASE CERTIFICATE

	DOMESTIC BORROWING BASE	ACTUAL
I.	ESTIMATED REMAINING COLLECTIONS
1.	aggregate gross remaining cash collections which PRA or Portfolio Recovery Associates anticipate to receive from an Asset Pool as reflected in its Portfolio ERC Model accounting process.

II.	ELIGIBLE ASSET POOLS
1.	those existing Asset Pools accepted by the Lenders on the Restatement Date and newly acquired Asset Pools of PRA and the Guarantors (which shall exclude, for purposes of this calculation, Canadian Guarantors) acquired from Asset Pool Sellers not affiliated with PRA or any Guarantor, that in each case, (i) are not Insolvency Eligible Asset Pools, and (ii) meet all of the following requirements:
(a)	the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)	all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Lenders in connection therewith are true and correct in all material respects;
(c)	PRA or a Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)	no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to PRA or any Guarantor or is PRA or any Guarantor;
(e)	to the knowledge of a Responsible Officer no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)	since the acquisition of the Asset Pool by PRA or the Guarantors, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties
(g)	Estimated Remaining Collections of all Eligible Asset Pools:	$________
III.	INSOLVENCY ELIGIBLE ASSET POOLS

1.	Asset Pools of PRA or any Guarantor (which shall exclude, for purposes of this calculation, Canadian Guarantors) in which the debtors are subject to a proceeding under an order from the Bankruptcy Code of the United States or to a proceeding under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up and Restructuring Act (Canada) that in each case meet all of the following requirements:
(a)	the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)	all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Lenders in connection therewith are true and correct in all material respects;
(c)	PRA or a Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)	no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to PRA or any Guarantor or is PRA or any Guarantor;
(e)	to the knowledge of a Responsible Officer no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)	since the acquisition of the Asset Pool by PRA or the Guarantors, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties.
(g)	Estimated Remaining Collections of all Insolvency Eligible Asset Pools:	$________

IV.	ELIGIBLE ACCOUNTS
1.	Accounts created by PRA or any Guarantor (other than a Canadian Guarantor) that in each case satisfy the criteria set forth below as reasonably determined in accordance with Administrative Agent’s customary practices. In general, Accounts shall be Eligible Accounts if:
(a)	such Accounts arise from the actual and bona fide sale and delivery of goods by PRA or such Guarantor or rendition of services by PRA or such Guarantor in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

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(b)
such Accounts are not unpaid more than (i) ninety (90) days after the date of the original invoice therefor or (ii) more than sixty (60) days after the date of the original due date therefor; provided, that the Administrative Agent may in its discretion deem Accounts for which PRA or such Guarantor has granted extended trade terms to be Eligible Accounts;

(c)	such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;
(d)	the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada;
(e)	such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon PRA’s or such Guarantor’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to the Administrative Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;
(f)	the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by PRA or such Guarantor to such account debtor or claimed owed by such account debtor shall be deemed Eligible Accounts);
(g)	there are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;
(h)	such Accounts are subject to the first priority, valid and perfected security interest of Administrative Agent;
(i)	neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of PRA or any Guarantor;
(j)	the account debtors with respect to such Accounts are not any foreign government, the United States of America, any department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any department, agency or instrumentality thereof, upon Administrative Agent’s request, the Federal Assignment of Claims Act of 1940, as amended has been complied with in a manner satisfactory to the Administrative Agent;
(k)	there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);
(l)	such Accounts are not owed by an account debtor who has Accounts unpaid more than the periods permitted in clause (b) of this definition which constitute more than fifty percent (50%) percent of the total Accounts of such account debtor; and
(m)	such Accounts are owed by account debtors deemed creditworthy at all times by the Administrative Agent in good faith in its commercially reasonable discretion.
(n)	Eligible Accounts:	$________
V.	DOMESTIC BORROWING BASE: [(35% of II.1(g)) + (55% of III.1(g)) + (75% of IV.1(n))]	$________

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Exhibit A
TO BORROWING BASE CERTIFICATE

[See attached full accounts receivable aging report.]

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[Exhibit B
TO BORROWING BASE CERTIFICATE

[See attached Asset Pool Report.]]9

9 To be included upon the request of the Administrative Agent.

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Exhibit I-2

FORM OF CANADIAN BORROWING BASE CERTIFICATE

For the month ended _________________, 20___.

    Reference is made to that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

    The undersigned Responsible Officer hereby certifies that:

(a)    as of the date hereof the calculation of the Canadian Borrowing Base on Schedule 1 attached hereto is in conformance with the terms of the Credit Agreement and is true and correct in all material respects.

(b)    attached hereto as Exhibit A is a full accounts receivable aging report, and such information is true, correct and complete in all material respects as of the date hereof.

[(c)    attached hereto as Exhibit B is an Asset Pool Report, and such information is true, correct and complete as of the date hereof.]10

PRA GROUP CANADA INC., a Canadian corporation

By:
Name:
Title:

10 To be included upon the request of the Administrative Agent.

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Schedule 1
TO CANADIAN BORROWING BASE CERTIFICATE

	CANADIAN BORROWING BASE	ACTUAL
I.	CANADIAN ESTIMATED REMAINING COLLECTIONS
1.	aggregate gross remaining cash collections which the Canadian Borrower or applicable Canadian Guarantor anticipates to receive from an Asset Pool reflected in its Portfolio ERC Model accounting process

II.	CANADIAN ELIGIBLE ASSET POOLS
1.	those existing Asset Pools of the Canadian Borrower and the Canadian Guarantors accepted by the Canadian Revolving Lenders on the Restatement Date and newly acquired Asset Pools of the Canadian Borrower and the Canadian Guarantors acquired from Asset Pool Sellers not affiliated with PRA, the Canadian Borrower or any Canadian Guarantor, that in each case, (i) are not Canadian Insolvency Eligible Asset Pools, and (ii) meet all of the following requirements:
(a)	the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)	all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Canadian Revolving Lenders in connection therewith are true and correct in all material respects;
(c)	the Canadian Borrower or the applicable Canadian Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)	no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to the Canadian Borrower or is the Canadian Borrower;
(e)	to the knowledge of a Responsible Officer, no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)	since the acquisition of the Asset Pool by the Canadian Borrower or applicable Canadian Guarantor, no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties
(g)	Canadian Estimated Remaining Collections of all Canadian Eligible Asset Pools:	$________

III.	CANADIAN INSOLVENCY ELIGIBLE ASSET POOLS
1.	Asset Pools of the Canadian Borrower or any Canadian Guarantor in which the debtors are subject to a proceeding under an order from the Bankruptcy Code of the United States or to a proceeding under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up and Restructuring Act (Canada), that in each case meet all of the following requirements:
(a)	the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations;
(b)	all amounts and information appearing on the applicable Asset Pool Report furnished to the Administrative Agent and the Canadian Revolving Lenders in connection therewith are true and correct in all material respects;
(c)	the Canadian Borrower or the applicable Canadian Guarantor has good and marketable title and has the right to pledge, assign and deliver the Assets of such Asset Pool, free from all liens, claims, encumbrances or security interests whatsoever; provided that such Assets may be subject to recall or putback rights;
(d)	no more than one percent (1%) of the number of Receivables in such Asset Pool constitute Receivables with respect to which the Account Debtor thereon or any guarantor thereof is employed by or related to the Canadian Borrower or is the Canadian Borrower;
(e)	to the knowledge of a Responsible Officer, no condition exists that materially and adversely affects the Estimated Remaining Collections of the Asset Pool; and
(f)	since the acquisition of the Asset Pool by the Canadian Borrower or applicable Canadian Guarantor , no sale of any Receivable within the Asset Pool has occurred except arms length sales to non-affiliated third parties
(g)	Canadian Estimated Remaining Collections of all Canadian Insolvency Eligible Asset Pools:	$_______

IV.	CANADIAN ELIGIBLE ACCOUNTS
1.	Accounts created by the Canadian Borrower or any Canadian Guarantor that in each case satisfy the criteria set forth below as reasonably determined in accordance with the Administrative Agent’s customary practices. In general, Accounts shall be Canadian Eligible Accounts if:

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(a)	such Accounts arise from the actual and bona fide sale and delivery of goods by the Canadian Borrower or such Canadian Guarantor or rendition of services by the Canadian Borrower or such Canadian Guarantor in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
(b)
such Accounts are not unpaid more than (i) ninety (90) days after the date of the original invoice therefor or (ii) more than sixty (60) days after the date of the original due date therefor; provided, that the Administrative Agent may in its discretion deem Accounts for which the Canadian Borrower has granted extended trade terms to be Canadian Eligible Accounts;

(c)	such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;
(d)	the chief executive office of the account debtor with respect to such Accounts is located in Canada;
(e)	such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon the Canadian Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to the Administrative Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;
(f)	the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by the Canadian Borrower or such Canadian Guarantor to such account debtor or claimed owed by such account debtor shall be deemed Canadian Eligible Accounts);
(g)	there are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;
(h)	such Accounts are subject to the first priority, valid and perfected security interest of the Administrative Agent;
(i)	neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of the Canadian Borrower;
(j)	the account debtors with respect to such Accounts is not a Governmental Authority, except to the extent the Accounts are assignable without consent or all necessary consents to assignment have been obtained;
(k)	there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);
(l)	such Accounts are not owed by an account debtor who has Accounts unpaid more than the periods permitted in clause (b) of this definition which constitute more than fifty percent (50%) percent of the total Accounts of such account debtor; and
(m)	such Accounts are owed by account debtors deemed creditworthy at all times by Administrative Agent in good faith in its commercially reasonable discretion.
(n)	Canadian Eligible Accounts:	$________

V.	CANADIAN BORROWING BASE: [(35% of II.1(g)) + (55% of III.1(g)) + (75% of IV.1(n))]	$________

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Exhibit A
TO CANADIAN BORROWING BASE CERTIFICATE

[See attached full accounts receivable aging report.]

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[Exhibit B
TO CANADIAN BORROWING BASE CERTIFICATE

[See attached Asset Pool Report.]]11
11 To be included upon the request of the Administrative Agent.

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EXHIBIT J-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and PRA with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform PRA and the Administrative Agent, and (2) the undersigned shall have at all times furnished PRA and the Administrative Agent with two copies of a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]
772966025

EXHIBIT J-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with two copies of a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]
772966025

EXHIBIT J-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with two copies of a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

772966025

EXHIBIT J-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and PRA with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform PRA and the Administrative Agent, and (2) the undersigned shall have at all times furnished PRA and the Administrative Agent with two copies of a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
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[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

772966025

EXHIBIT K

FORM OF INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT

THIS INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT dated as of __________, 20__ (this “Agreement”) is by and among each of the Persons identified as “Incremental Term Loan Lenders” on the signature pages hereto (each, an “Incremental Term Loan Lender”), PRA Group, Inc., a Delaware corporation (“PRA”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA, PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer, the Lenders have agreed to provide PRA with the credit facilities provided for therein;

WHEREAS, pursuant to Section 2.02(f)(iv) of the Credit Agreement, PRA has requested that each Incremental Term Loan Lender provide a portion of the Incremental Term Loan under the Credit Agreement; and

WHEREAS, each Incremental Term Loan Lender has agreed to provide a portion of the Incremental Term Loan on the terms and conditions set forth herein and to become an “Incremental Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan in a single advance to PRA on the date hereof in the amount of its respective Incremental Term Loan Commitment; provided that, after giving effect to such advances, the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders. The Incremental Term Loan Commitment and Applicable Percentage for each of the Incremental Term Loan Lenders shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

2.    The Applicable Rate with respect to the Incremental Term Loan shall be (a) [_______%], with respect to Term SOFR Loans, and (b) [_______%], with respect to Base Rate Loans.

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3.    The Incremental Term Loan Maturity Date shall be [            ].

4.    Subject to any adjustments as a result of prepayments after the date hereof made pursuant to Section 2.05, PRA shall repay to the Incremental Term Loan Lenders the principal amount of the Incremental Term Loan in quarterly installments on the dates set forth below:

Date	Principal Amortization Payment

Incremental Term Loan Maturity Date	Outstanding Amount

5.    The Incremental Term Loan shall constitute a “Loan” for the purposes of the Loan Documents and shall have the same terms as the Term Loan, except as set forth in this Agreement or on any schedule hereto.

6.    Each Incremental Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Incremental Term Loan Lender thereunder and shall have the obligations of an Incremental Term Loan Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Loan Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Term Loan Lender.

7.    Each of the Administrative Agent, PRA, and the Guarantors agrees that, as of the date hereof, each Incremental Term Loan Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be an “Incremental Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of an Incremental Term Loan Lender under the Credit Agreement and the other Loan Documents.

8.    The address of each Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Loan Lender to the Administrative Agent.

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9.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

INCREMENTAL TERM
LOAN LENDERS:

                By:
                Name:
                Title:

BORROWER:            PRA GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:    PORTFOLIO RECOVERY ASSOCIATES, LLC,
    a Delaware limited liability company

By:
Name:
Title:

PRA HOLDING I, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA HOLDING II, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA HOLDING III, LLC,
a Virginia limited liability company

By:
Name:
Title:

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PRA HOLDING IV, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA HOLDING V, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA HOLDING VI, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA HOLDING VII, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA FINANCIAL SERVICES, LLC,
a Virginia limited liability company

By:
Name:
Title:

PRA RECEIVABLES MANAGEMENT, LLC,
a Virginia limited liability company

By:
Name:
Title:

772966025

PRA AUTO FUNDING, LLC,
a Virginia limited liability company

By:
Name:
Title:

CLAIMS COMPENSATION BUREAU, LLC,
a Delaware limited liability company

By:
Name:
    Title:

Accepted and Agreed:

TRUIST BANK,
as Administrative Agent

By:
Name:
Title:

772966025

EXHIBIT L

FORM OF DESIGNATED BORROWER
JOINDER AGREEMENT

Date: ___________, _____

To:    Truist Bank, as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Joinder Agreement entered into pursuant to Section 2.02(f)(iii) of that certain Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), the Designated Borrower from time to time party thereto, the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Joinder Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 2.02(f)(iii) of the Credit Agreement, the Company has requested that ______________________ (the “Designated Borrower”) be added as Borrower under the Credit Agreement;

WHEREAS, PRA and the Designated Borrower have requested that each of the Lenders set forth on the signature pages hereto (the “Designated Borrower Revolving Lenders”) provide Designated Borrower Revolving Loans to the Designated Borrower under the Credit Agreement; and

WHEREAS, each Designated Borrower Revolving Lender has agreed to provide Designated Borrower Revolving Loans on the terms and conditions set forth herein and to become an “Designated Borrower Revolving Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Each Designated Borrower Revolving Lender severally agrees to make Designated Borrower Revolving Loans to the Designated Borrower from time to time in an amount not to exceed its respective Designated Borrower Revolving Commitment; provided that, after giving effect after giving effect to any Borrowing of Designated Borrower Revolving Loans, (i) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the Aggregate Designated Borrower Revolving Commitments, (ii) the Outstanding Amount of Designated Borrower Revolving Loans shall not exceed the borrowing base set forth on Schedule A hereto, and (iii) the Designated Borrower Revolving Loans of any Lender shall not exceed such Lender’s Designated Borrower Revolving Commitment. The Designated Borrower Revolving

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Commitment and Applicable Percentage for each of the Designated Borrower Revolving Lenders shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

2.    The Applicable Rate with respect to the Designated Borrower Revolving Loans shall be _________.

3.    The Maturity Date shall be as set forth in the Credit Agreement.

4.    The Designated Borrower Revolving Loans shall be subject to the additional terms set forth on Schedule B hereto.12

5.    The Designated Borrower Revolving Loans shall constitute “Loans” for the purposes of the Loan Documents and shall have the same terms as the Domestic Revolving Loans, except as set forth in this Agreement or on any schedule hereto.

6.    Each Designated Borrower Revolving Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Designated Borrower Revolving Lender thereunder and shall have the obligations of an Designated Borrower Revolving Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Designated Borrower Revolving Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Designated Borrower Revolving Lender.

7.    Each of the Administrative Agent, PRA, and the Guarantors agrees that, as of the date hereof, each Designated Borrower Revolving Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be an “Designated Borrower Revolving Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of an Designated Borrower Revolving Lender under the Credit Agreement and the other Loan Documents.
12 Schedule B to include specific tax gross-up provisions (if the Designated Borrower is domiciled in the United Kingdom) and Representations and Warranties of the Designated Borrower to be negotiated upon closing of the Designated Borrower Joinder Agreement and acceptable to the Designated Borrower, PRA and the Designated Borrower Revolving Lenders.

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8.    The address of each Designated Borrower Revolving Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Designated Borrower Revolving Lender to the Administrative Agent.

9.    Each of ______________________ (the “Designated Borrower”) and PRA hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of PRA.

10    The documents required to be delivered to the Administrative Agent under Section 2.02(f)(iii) of the Credit Agreement have been furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

11.    The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

12.    The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date hereof, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

13.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

14.    This Designated Borrower Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

PRA GROUP, INC., a Delaware corporation

By:
Name:
Title:

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DESIGNATED BORROWER
REVOLVING LENDERS:

                By:
                Name:
                Title:

Accepted and Agreed:

TRUIST BANK,
as Administrative Agent

By:
Name:
Title:

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Schedule 2.01

[To be provided.]

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Schedule A

Designated Borrower Borrowing Base

[To be provided.]

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Schedule B

Additional Terms for Designated Borrower Revolving Loans

[To be provided.]

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Exhibit M

FORM OF NOTICE OF LOAN PREPAYMENT

Date: __________, 20__

To:    Truist Bank, as Administrative Agent

Re:    Second Amended and Restated Credit Agreement dated as of October 28, 2024 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Borrower hereby notifies the Administrative Agent that on _____________13 pursuant to the terms of Section 2.05 (Prepayments) of the Credit Agreement, the undersigned Borrower intends to prepay/repay the following Loans as more specifically set forth below:
☐ Optional prepayment of [Domestic Revolving][Canadian Revolving][Designated Borrower Revolving][Term][Incremental Term] Loans in the following amount(s):

☐ [Term SOFR][Daily Compounded CORRA][Term CORRA] Loans: [$]    14
Applicable Interest Period:
☐ Base Rate Loans: $            15
☐ Canadian Prime Rate Loans:             16

☐ Daily Simple SOFR Loans:             17
13     Specify date of such prepayment, which date may be conditioned upon the happening or occurrence of a specified event, the proceeds of which are intended to be used to prepay such outstanding Loans as permitted by Section 2.05 of the Credit Agreement. Notice of prepayment must be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to the date of any prepayment of Term SOFR Loans denominated in Dollars, (2) three Business Days prior to the date of any prepayment of Daily Compounded CORRA Loans or Term CORRA Loans, and (3) on the date of any prepayment of Base Rate Loans, Daily Simple SOFR Loans or Canadian Prime Rate Loans.
14     Any prepayment of Term SOFR Loans, Daily Compounded CORRA Loans or Term CORRA Loans shall be in a minimum principal amount of $2,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
15     Any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
16     Any prepayment of Canadian Prime Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
17     Any prepayment of Daily Simple SOFR Loans shall be in a principal amount of $2,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

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☐ Optional prepayment of Swingline Loans in the following amount:
$            18
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
18     Any prepayment of Swingline Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

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[PRA GROUP, INC.
a Delaware corporation

By:
Name:
Title:]

[PRA GROUP CANADA INC.
a Canadian corporation

By:
Name:
Title:]

[[ ],
a [ ]

By:
Name:
Title:

770954218